Exhibit 99.4

Klépierre

A French public limited company (société anonyme) with a Management Board and a Supervisory Board, with share capital of €279,258,476

Registered office: 26, boulevard des Capucines – 75009 Paris

780 152 914 R.C.S. (Trade and Companies Register) Paris

SECURITIES NOTE

Made available to the general public in connection with:

- the capital increase without preferential subscription rights through the issue of a maximum number of 114,885,724 ordinary shares as consideration for the contribution of Corio N.V. shares to Klépierre under the public exchange offer on Corio N.V.’s capital subject to Dutch law

- the admission to trading on the regulated market of Euronext Paris, Compartment A of the thus issued shares, and the admission to listing and trading on Euronext Amsterdam of all of the shares in Klépierre’s capital including the thus issued shares

The completion of the aforementioned operations remains submitted to the approval of Klépierre shareholders’ general meeting due to be held on the 11 December 2014 on first call.

The issue of the new shares is conditioned to the public exchange offer being declared unconditional, which is itself submitted to a certain number of provisions described in section 5.1.

Approval by the Autorité des Marchés Financiers

Pursuant to Articles L. 412-1 and L. 621-8 of the French Monetary and Financial Code and its General Regulations, in particular its Articles 211-1 to 216-1, the Autorité des Marchés Financiers has granted approval n° 14-[•] dated 27 October 2014 on this prospectus. This prospectus was prepared by the issuer and its signatories are liable for its content.

The approval, in accordance with article L. 621-8-1-I of the French Monetary and Financial Code, was granted after the AMF has verified that “the document is complete and intelligible and that the information contained therein is consistent.” It does not imply approval of the advisability of the transaction or authentication of the accounting and financial documents presented.

The prospectus (the “Prospectus”) consists of:

•	the Registration Document of Klépierre (the “Company”) filed with the Autorité des Marchés Financiers (the “AMF”) on 10 March 2014 under number D.14-0130 (the “Registration Document”);

•	the update of the Registration Document filed with the AMF on 27 October 2014 under number D.14-0130-A01; and

•	this securities note (including a summary of the Prospectus) (the “Securities Note”).

Copies of the Prospectus may be obtained free of charge at the registered office of Klépierre, 26, boulevard des Capucines – 75009 Paris, France, on the Company’s website (www.klepierre.com) and on the website of the AMF (www.amf-france.org).

TABLE OF CONTENTS

SUMMARY OF THE PROSPECTUS (« RESUME DU PROSPECTUS »)

1. PERSONS RESPONSIBLE FOR THE PROSPECTUS	33

1.1. Person responsible for the Prospectus	33

1.2. Declaration by those responsible for the information contained in the Prospectus	33

1.3. Investor relations contact	33

1.4. Person responsible for the financial information	34

1.5. Independent auditors	34

2. RISK FACTORS	34

3. KEY INFORMATION	36

3.1. Net working capital statement	36

3.2. Shareholders’ equity and debt	36

3.3. Interest of natural and legal persons involved in the Offer	38

3.4. Reasons for the Offer and use of proceeds	38

4. INFORMATION CONCERNING THE SECURITIES TO BE OFFERED AND ADMITTED TO TRADING ON EURONEXT PARIS AND EURONEXT AMSTERDAM	38

4.1. Type, class and date of entitlement of the New Shares to be offered and admitted to trading	38

4.2. Governing law and legislation under which the New Shares have been created	39

4.3. Form and registration of shares	39

4.4. Currency of the New Shares	39

4.5. Rights attached to the New Shares	39

4.6. Resolutions, authorisations and approvals	42

4.7. Expected issue date of the New Shares	42

4.8. Restrictions on the free transferability of the New Shares	42

4.9. French regulations regarding public offers	43

4.9.1. Mandatory takeover bids	43

4.9.2. Public buy-back offers and squeeze-outs	43

4.10. Public tender offers launched by third parties on the capital of the issuer during the past financial year and the current financial year	43

4.11. Tax regime applicable to the New Shares	43

4.11.1. Dividends	43

4.11.2. Capital gains	45

5. TERMS AND CONDITIONS OF THE OFFER	45

5.1. Conditions of the Offer and expected timetable	45

5.1.1. Conditions of the Offer	45

5.1.2. Total number of the Company’s shares to be issued in relation to the Offer and the Merger	49

5.1.3. Indicative timetable of the Offer and the Merger	51

5.1.4. Revocation / Suspension of the offer of New Shares	52

5.1.5. Reduction of the subscription orders	52

5.1.6. Minimum and / or maximum amount of a subscription	52

5.1.7. Revocation of subscription orders	53

5.1.8. Payment of funds and terms of delivery of New Shares	53

5.1.9. Publication of the results of the offer of New Shares	53

5.1.10. Exercise of pre-emption rights, negotiability of subscription rights and treatment of subscription rights not exercised	53

5.2. Plan of distribution	53

5.3. Subscription price	55

5.4. Placement and underwriting	55

5.4.1. Name and address of the co-ordinators of the global offer and of single parts of the offer and of the placers in the various countries where the offer takes place	55

5.4.2. Name and address of any paying agents and depository agents in each country	55

5.4.3. Entities agreeing to underwrite the issue on a firm commitment and indication of the material features of the agreements	55

a) Tender undertakings	55

b) Lock-up / standstill commitments	59

c) Further provisions of the shareholders agreement	61

6. ADMISSION TO TRADING AND DEALING ARRANGEMENTS	62

6.1. Admission to trading	62

6.2. Place of listing	62

6.3. Simultaneous offers of shares of the Company	62

6.4. Liquidity agreement	62

6.5. Stabilization – Price stabilizing activities	62

7. HOLDERS OF SECURITIES WISHING TO SELL THEM	62

8. EXPENSE RELATED TO THE ISSUE	62

9. DILUTION	62

9.1. Amount and percentage of immediate dilution resulting from the issue of the New Shares	62

9.2. Impact of the issue on the situation of the existing equity holders	63

10. ADDITIONAL INFORMATION	64

10.1. Advisers associated with the offering	64

10.2. Persons responsible for auditing the accounts	64

10.3. Expert’s report	64

10.4. Information contained in the Prospectus and obtained from a third party	64

10.5. Non-audited pro forma financial statements	64

10.5.1. Consolidated Pro Forma Financial Statements of Klépierre	65

10.5.2. Notes to the Pro Forma Financial Information	68

10.5.3. Additional financial information regarding the Fair Value model	75

10.5.4. Consolidated Pro Forma Key Indicators as of June 30, 2014	72

10.6. Specific distribution obligations	76

10.6.1. SIIC status	77

10.6.2. FBI status	77

10.6.3. Obligations to fulfill to maintain the FBI status	79

10.6.4. Other tax considerations	80

10.7. Equivalence of information	80

11. RECENT EVENTS AND PERSPECTIVES	80

RÉSUMÉ DU PROSPECTUS

Visa n° 14-[•] en date du 27 octobre 2014 de l’AMF

Le résumé se compose d’une série d’informations clés, désignées sous le terme d’« Eléments », qui sont présentés en cinq sections A à E et numérotés de A.1 à E.7.

Ce résumé contient l’ensemble des Eléments devant figurer dans le résumé d’un prospectus relatif à cette catégorie de valeurs mobilières et à ce type d’émetteur. Tous les Eléments ne devant pas être renseignés, la numérotation des Eléments dans le présent résumé n’est pas continue.

Il est possible qu’aucune information pertinente ne puisse être fournie au sujet d’un Elément donné qui doit figurer dans le présent résumé du fait de la catégorie de valeurs mobilières et du type d’émetteur concernés. Dans ce cas, une description sommaire de l’Elément concerné figure dans le résumé avec la mention « sans objet ».

Section A – Introduction et avertissements

A.1	Avertissement au lecteur

Ce résumé doit être lu comme une introduction au Prospectus.

Toute décision d’investir dans les titres financiers qui font l’objet de l’offre au public ou dont l’admission aux négociations sur un marché réglementé est demandée doit être fondée sur un examen exhaustif du Prospectus.

Lorsqu’une action concernant l’information contenue dans le Prospectus est intentée devant un tribunal, l’investisseur plaignant peut, selon la législation nationale des États membres de la Communauté européenne ou parties à l’accord sur l’Espace économique européen, avoir à supporter les frais de traduction du Prospectus avant le début de la procédure judiciaire.

Les personnes qui ont présenté le résumé, y compris le cas échéant sa traduction et en ont demandé la notification au sens de l’article 212-41 du règlement général de l’AMF, n’engagent leur responsabilité civile que si le contenu du résumé est trompeur, inexact ou contradictoire par rapport aux autres parties du Prospectus ou s’il ne fournit pas, lu en combinaison avec les autres parties du présent document, les informations clés permettant d’aider les investisseurs lorsqu’ils envisagent d’investir dans ces valeurs mobilières.

A.2	Consentement de l’émetteur sur l’utilisation du Prospectus	Sans objet.

Section B – Emetteur

B.1	Raison sociale et nom commercial de l’émetteur	Klépierre (la « Société »), ensemble avec ses filiales consolidées le « Groupe ».

B.2	Siège social Forme juridique Droit applicable Pays d’origine de la société	26, boulevard des Capucines – 75009 Paris Société anonyme à directoire et conseil de surveillance Droit français France

B.3	Description des opérations effectuées par l’opérateur et de ses principales activités

Pure player de l’immobilier de centres commerciaux en Europe continentale, la Société procure aux enseignes leaders une plate-forme unique implantée dans 40 métropoles et 13 pays, offrant un accès privilégié à 80 millions de consommateurs. Elle mène d’ambitieux programmes de développement et de rénovation-extension en ciblant les régions européennes à fort potentiel, par le biais d’investissements massifs en région parisienne, en Scandinavie, dans le Sud de la France et le Nord de l’Italie.

Dans le cadre de la stratégie de recentrage de son portefeuille sur les centres commerciaux leaders dans leur zone de chalandise, la Société s’est entièrement désengagée de l’activité bureaux au cours du premier semestre 2014 et a cédé un portefeuille de 1,9 milliard d’euros de petites galeries. Elle poursuit également les cessions d’actifs de l’activité commerces.

Le chiffre d’affaires consolidé au titre de l’exercice 2013 était de 1 087,4 millions d’euros.

La répartition des loyers bruts par activité au 31 décembre 2013 (part totale) était la suivante :

•     Centres commerciaux : 94,5%

•     Commerces : 4,2%

•     Bureaux : 1,3%

La répartition des loyers bruts par zone géographique au 31 décembre 2013 était la suivante :

•     France-Belgique : 47,0%

•     Scandinavie : 23,4%

•     Italie : 12,4%

•     Ibérie : 8,9%

•     Europe centrale : 7,9%

•     Autres pays : 0,4%

B.4.a	Principales tendances récentes ayant des répercussions sur l’émetteur et ses secteurs d’activité

Faits marquants récents :

Tendances générales

Après une légère contraction en 2013 (- 0,4%), l’économie européenne a, conformément aux prévisions des conjoncturistes, commencé à amorcer une reprise à la fin de l’année 2013, soutenue par une consolidation budgétaire modérée, une reprise des investissements et une baisse de l’épargne de précaution des ménages. Au sein de la zone euro, la croissance du PIB devrait rester modérée (+ 1,2%) pour l’année 2014, les niveaux de demande intérieure, d’activité d’investissement et d’exportations restant mesurés.

Au 30 juin 2014, les prévisions de croissance sont positives dans tous les pays où la Société opère, y compris en Italie et en Espagne, ces derniers sortant de la récession. En Scandinavie, la croissance devrait atteindre 2,0 % en Norvège, 2,8 % en Suède et 1,4 % au Danemark. L’Europe centrale devrait également maintenir un certain dynamisme : Pologne (+ 3,0%), Hongrie (+ 2,0%) et République tchèque (+ 1,2%) alors que la croissance du PIB demeurera plus modérée en France (+ 0,9%) et en Belgique (+ 1,5%). Elle sera plus faible, mais positive, en Europe du Sud : Italie (+ 0,5%), Espagne (+ 1,0%) et Portugal (+ 1,1%). Dans l’ensemble, les dépenses des ménages continueront de résister, portées par une amélioration de l’emploi, avec des chiffres positifs dans la plupart des pays.

Prévisions de croissance du PIB pour 2014 et 2015

	France-Belgique		Scandinavie
	France	Belgique	Norvége	Suéde	Danemark	Italie
2014	0,9%	1,5%	2,0%	2,8%	1,4%	0,5%

2015	1,5%	1,9%	2,4%	3,1%	1,8%	1,1%

	Ibérie		Europe centrale
	Espagne	Portugal	Pologne	Hongrie	Rép. tchèque
2014	1,0%	1,1%	3,0%	2,0%	1,2%

2015	1,5%	1,4%	3,4%	1,6%	2,4%

(source : OCDE, mai 2014).

Finalisation d’opérations de restructuration du portefeuille d’actifs

Le 16 avril 2014, la Société a finalisé la cession d’un portefeuille de 126 galeries commerciales (56 en France, 63 en Espagne et 7 en Italie) attenantes à des hypermarchés Carrefour, pour un total de 1,9 milliard d’euros (part du groupe).

En outre, la Société a cédé un portefeuille d’actifs de commerces ainsi que les trois derniers immeubles de bureaux de son patrimoine pour un total de 149 millions d’euros.

Enfin, le 1 juillet 2014, la Société a annoncé que Steen & Strøm, filiale contrôlée à 56,1%, avait réalisé la vente de cinq centres commerciaux situés en Suède pour une contrepartie globale de 354 millions d’euros[1] (3.250 millions SEK). Cette vente de portefeuille entre dans le cadre de la stratégie de rotation des actifs de Klépierre pour renforcer le profil de son portefeuille. Cette transaction dégage également une capacité financière additionnelle permettant à Steen & Strøm de financer les futurs projets de développement prévus pour ces prochaines années en Norvège, Suède et au Danemark.

A la suite de cette cession, Klépierre a procédé à l’annulation de 900 millions de couronnes suédoises de swap payeurs de taux fixe et le Groupe a remboursé 2 783 millions de couronnes suédoises (soit 303 millions d’euros) d’emprunts bancaires au cours du troisième trimestre 2014.

Notation

A la suite de l’annonce de l’Opération, Standard & Poor’s, le 29 juillet 2014, a placé la notation de Klépierre (A-) sous surveillance avec perspectives négatives.

Information financière au 30 juin 2014:

Le chiffre d’affaires du Groupe ressort à 477,7 millions d’euros pour le premier semestre 2014, en baisse de 7,3% par rapport au premier semestre 2013 du fait des opérations de restructuration du portefeuille d’actifs.

A périmètre constant, les revenus locatifs nets des centres commerciaux affichent une hausse de 3,0%, s’élevant à 378,5 millions d’euros. L’activité locative est soutenue avec la signature de plus de 1.000 baux au cours du premier semestre 2014.

Les efforts continus de rationalisation des coûts opérationnels ont permis une diminution de 16,8 % des charges locatives et immobilières.

[1]	Taux de change au 30 juin 2014.

B.5	Description du Groupe et de la place de l’émetteur dans le Groupe	La Société est la société mère du Groupe, qui compte 248 filiales consolidées au 30 juin 2014 (dont 214 sociétés en intégration globale, et 34 sociétés mises en équivalence).

Activité foncière
Activité de services
Gestion locative et immobilière
Développement
Services fonctionnels
Multimédia
Marketing
Centres commerciaux
France
Belgique
Espagne
Italie
Portugal
Grèce
Pologne
Hongrie
République tchèque
Slovaquie
Norvège
Suède
Danemark
Commerces
France
83
100
100
100
83
100
100
100
100
83
100
100
95
100
54,2 45,8
50
100
100
100
100
100
100
100
100
100
100
90 10
100
56,1
100
100
98,5 1,5
49 51
100
100
100
100
100
100
100
100
15 85
100
Légende
%
100

Pour l'ensemble des filiales, le pourcentage de droits de vote est identique au pourcentage de capital détenu directement ou indirectement par Klépierre SA.

B.6	Principaux actionnaires et contrôle de l’émetteur	Au 30 juin 2014, et sur la base des informations portées à la connaissance de la Société, la répartition de l’actionnariat de la Société ressortait comme suit :

Actionnaires	Nombre d’actions	% du capital	% des droits de vote avec autocontrôle	% des droits de vote sans autocontrôle
Simon Property Group (« SPG »)	57.634.148	28,89	28,89	29,39
Groupe BNP Paribas (« BNPP »)	42.477.762	21,30	21,30	21,66
Groupe APG	7.192.816	3,61	3,61	3,67
Public hors autocontrôle	88.768.012	44,50	44,50	45,27
Actions autodétenues	3.397.602	1,70	1,70	/
Total	199.470.340	100	100	100

Le capital de la Société était majoritairement détenu par BNPP avant le 14 mars 2012, date à laquelle ledit groupe a cédé 28,7 % du capital de la Société à Simon Property Group. Depuis cette date, le Groupe n’a pas d’actionnaire majoritaire.

Un accord entre actionnaires, ayant fait l’objet de la décision n° 212C0417 de l’AMF, a été conclu le 20 mars 2012 entre Simon Property Group d’une part et le Groupe BNP Paribas d’autre part, agissant chacun directement ou au travers de filiales. Simon Property Group et le Groupe BNP Paribas n’agissent pas de concert vis-à-vis de la Société.

En application de l’article L.225-123 du Code de commerce, un droit de vote double par rapport à celui conféré aux autres actions, eu égard à la quotité de capital social qu’elles représentent, sera attribué à toutes les actions entièrement libérées pour lesquelles il sera justifié d’une inscription nominative, depuis deux ans au moins à compter du 1er avril 2014, au nom du même actionnaire . Cependant, le Pacte d’Actionnaires prévoit qu’au plus tard lors de l’assemblée générale appelée à statuer sur les comptes de l’exercice 2014, l’assemblé générale de la Société devra se prononcer sur une modifications des statuts visant à exclure l’application de l’article L. 225-123 du Code de commerce prévoyant l’attribution automatique de droits de vote double en cas de détention par un actionnaires de ses actions au nominatif pendant au moins deux ans. Cette modification des statuts sera proposée à l’assemblée générale de Klépierre du 11 décembre 2014.

A l’issue de la réalisation des opérations d’émission d’Actions Nouvelles (telles que définies ci-dessous en C.1) et en cas (i) d’apport de 100% des actions de Corio N.V. (« Corio ») à l’offre publique d’échange portant sur l’intégralité du capital de Corio (l’« Offre ») ou (ii) de fusion entre la Société et Corio, la répartition de l’actionnariat de la Société ressortirait tel que présenté dans le tableau ci-dessous1 :

Actionnaires	Nombre d’actions	% du capital	% des droits de vote avec autocontrôle	% des droits de vote sans autocontrôle
SPG	57.634.148	18,33	18,33	18,53
Groupe BNP Paribas	42.477.762	13,51	13,51	13,66
Groupe APG	42.361.555	13,48	13,48	13,62
Public hors autocontrôle	168.484.997	53,60	53,60	54,18
Actions autodétenues	3.397.602	1,08	1,08	/
Total	314.356.064	100	100	100

Un pacte d’actionnaires, ayant fait l’objet de la décision 214C2161 en date du 16 Octobre 2014, a été conclu le 29 juillet 2014 entre SPG, BNPP et APG (pour les besoins du Prospectus, APG signifie (i) Stichting Depositary APG Tactical Real Estate Pool pour le bénéfice de APG Tactical Real Estate Pool, (ii) Stichting Depositary APG Strategic Real Estate Pool pour le bénéfice de APG Strategic Real Estate Pool and (iii) Stichting Depositary APG Developed Markets Equity Pool pour

[1]	Sur la base des données au 30 juin 2014.

le bénéfice de APG Developed Markets Equity Pool), agissant chacun directement ou au travers de filiales, et entrera en vigueur à la plus proche de (i) la date de règlement-livraison de l’Offre et de (ii) la date de la Fusion, telle que définie en Section E.2a du présent résumé (dans le cas où celle-ci serait mise en œuvre). SPG, BNPP et APG n’agissent pas de concert vis-à-vis de la Société.

B.7	Informations financières historiques clés sélectionnées et changements significatifs depuis les dernières informations financières historiques	Compte de résultat consolidé au 31 décembre 2013 et 31 décembre 2012 :
		en milliers d’€	31 décembre 2013	31 décembre 2012
		Revenus locatifs	1 009 186	992 121
		Charges sur terrain (foncier)	-7 857	-7 159
		Charges locatives non récupérées	-42 655	-44 236
		Charges sur immeubles (propriétaire)	-65 912	-56 935
		Loyers nets	892 762	883 791

		Revenus de gestion, d’administration et d’autres activités	78 187	90 329
		Autres produits d’exploitation	19 323	14 108
		Frais d’études	-4 431	-2 413
		Frais de personnel	-122 424	-120 475
		Autres frais généraux	-44 362	-43 568
		Dotations aux amortissements et provisions des immeubles de placement	-392 791	-374 603
		Dotations aux amortissements et provisions des immobilisations incorporelles et corporelles	-11 348	-10 932
		Provisions	-1 071	307
		Produits sur cessions d’immeubles de placement et de titres de participation	492 282	609 847
		Valeur nette comptable des immeubles de placement et des titres de participation cédés	-318 905	-405 018
		Résultat de cessions d’immeubles de placement et titres de participation	173 377	204 829
		Dépréciation des écarts d’acquisition	0	0
		Résultat opérationnel	587 222	641 374
		Dividendes et provisions nettes sur titres non consolidés	15	-16
		Produits financiers	97 704	134 311
		Charges financières	-424 425	-452 021
		Coût de l’endettement net	-326 721	-317 709
		Variation de valeur des instruments financiers	-94 203	-41 589
		Effet des actualisations	0	0
		Quote-part résultat des sociétés mises en équivalence	1 705	1 499
		Résultat avant impots	168 018	283 559
		Impôts sur les sociétés	-30 998	-21 666
		Résultat net de l’ensemble consolidé	137 020	261 892
dont
		Part du groupe	53 601	166 587
		Participations ne donnant pas le contrôle	83 419	95 305
		Nombre moyen d’actions non dilué	195 400 982	191 271 591
		Résultat net non dilué par action en euro	0,3	0,9
		Nombre moyen d’actions dilué	195 400 982	191 271 591
		Résultat net dilué par action en euro	0,3	0,9
		en milliers d’€	31 décembre 2013	31 décembre 2012
		Résultat net de l’ensemble consolidé	137 020	261 892
		Autres éléments du résultat global comptabilisés directement en capitaux propres	137 974	10 753
		Partie efficace des profits et pertes sur instruments de couverture de flux de trésorerie (IAS 39)	249 744	-57 264
		Profits et pertes de conversion	-70 817	54 134
		Impôt sur les autres éléments du résultat global	-44 400	10 290
		Sous-total des autres éléments qui peuvent être reclassés ultérieurement en « Résultat net »	134 527	7160
		Résultat de cession d’actions propres	3 447	3593
		Ecarts actuariels	—	—
		Sous-total des autres éléments qui ne peuvent pas être reclassés ultérieurement en « Résultat net »	3 447	3593
		Quote-part des autres éléments du résultat global des entreprises associées	—	—
		Résultat global total	274 994	272 645
dont
		Part du groupe	198 850	170 699
		Participations ne donnant pas le contrôle	76 144	101 946
		Résultat global non dilué par action en euro	1,0	0,9
		Résultat global dilué par action en euro	1,0	0,9

Bilan consolidé au 31 décembre 2013 et 31 décembre 2012:

en milliers d’€	31 décembre 2013	31 décembre 2012
Ecarts d’acquisition	133 757	135 325
Immobilisations incorporelles	37 394	33 805
Immobilisations corporelles et en cours	15 339	31 482
Immeubles de placement	9 847 578	11 301 038
Immeubles de placement en cours de construction	317 002	446 270
Participations dans les entreprises associées	19 910	19 789
Autres actifs non courants	15 528	17 055
Instruments dérivés non courants	118 703	153 632
Impôts différés actifs	57 709	106 691
ACTIFS NON COURANTS	10 562 920	12 245 087

Immeubles de placement destinés à la vente	1 115 816	73 148
Titres destinés à la vente	7 957	0
Stocks	433	389
Clients et comptes rattachés	113 242	133 165
Autres créances	227 612	271 252
Créances fiscales	32 203	33 533
Autres débiteurs	195 409	237 719
Instruments dérivés courants	0	0
Trésorerie et équivalents trésorerie	142 368	206 014
ACTIFS COURANTS	1 607 428	683 968

TOTAL ACTIF	12 170 347	12 929 055
Capital	279 259	279 259
Primes	1 773 630	1 773 630
Réserve légale	27 926	26 551
Réserves consolidées	-45 027	-35 988
Actions propres	-93 500	-99 211
Réserve de couverture	-181 861	-371 065
Autres réserves consolidées	230 334	434 288
Résultat consolidé	53 601	166 587
Capitaux propres part du Groupe	2 089 390	2 210 040
Participations ne donnant pas le contrôle	1 308 065	1 410 684
CAPITAUX PROPRES	3 397 455	3 620 725

Passifs financiers non courants	5 343 915	6 699 826
Provisions long terme	13 937	13 417
Engagements de retraite	14 682	16 169
Instruments dérivés non courants	173 389	419 327
Dépôts et cautionnements	148 727	141 704
Impôts différés passifs	365 968	420 907
PASSIFS NON COURANTS	6 060 617	7 711 350

Passifs financiers courants	2 127 884	1 004 004
Concours bancaires	31 334	39 276
Dettes fournisseurs	110 890	122 080
Dettes sur immobilisations	44 943	49 805
Autres dettes	208 095	261 639
Instruments dérivés courants	103 868	40 740
Dettes fiscales et sociales	85 262	79 437
Provisions court terme	0	0
PASSIFS COURANTS	2 712 275	1 596 981
TOTAL PASSIF ET CAPITAUX PROPRES	12 170 347	12 929 055

Cash-flows net courant consolidé au 31 décembre 2013 et 31 décembre 2012:
			2013 /
En millions d’euros	2013	2012	2012
			%
Revenus locatifs	1009,2	992,1	1,7%
Charges sur immeubles	-116,4	-108,3	7,5%
LOYERS NETS	892,8	883,8	1,0%
Revenus de gestion et autres produits	97,5	104,4
Autres frais d’exploitation	-171,2	-166,5
Retraitement frais de personnel / charges étalées	8,7	6,3
Coût de l’endettement net	-326,7	-317,7
Retraitement amortissements financiers	54,7	21,4
Quote-part de SME	1,7	1,5
Impôt courant	-23,9	-24,4
CASH FLOW NET COURANT (PART TOTALE)	533,5	508,9	4,8%
CASH FLOW NET COURANT (PART GROUPE)	403,8	380,8	6,1%
Retraitement frais de personnel / charges étalées	-7,6	-5,9
Retraitements amortissements d’exploitation et provisions risques et charges	-10,4	-8,8
Autres retraitements liés à l’impôt	-1,0	-0,8
EPRA EARNINGS (PART GROUPE)	384,9	365,2	5,4%
Par action
CASH FLOW NET COURANT PAR ACTION (€)	2,07	1,99	3,8%
EPRA EARNINGS PAR ACTION (€)	1,97	1,91	3,2%
Nombre moyen d’actions	195 400 982	191 271 591

Compte de résultat consolidé au 30 juin 2014 et au 30 juin 2013 :

en milliers d’€	30 juin 2014	30 juin 2013 retraité(1)	Impacts IFRS 11	30 juin 2013 publié
Revenus locatifs	443 296	472 406	-31 874	504 280
Charges sur terrain (foncier)	-3 621	-3 919	94	-4 013
Charges locatives non récupérées	-18 018	-20 302	1 901	-22 203
Charges sur immeubles (propriétaire)	-22 993	-29 448	2 548	-31 996
Revenus locatifs nets	398 664	418 736	-27 332	446 068
Revenus de gestion, d’administration et d’autres activités	34 425	42 818	1 517	41 301
Autres produits d’exploitation	6 638	7 351	-240	7 591
Frais d’études	-2 452	-1 174	0	-1 174
Frais de personnel	-55 261	-61 102	4	-61 106
Autres frais généraux	-22 558	-21 349	-52	-21 297
Dotations aux amortissements et provisions des immeubles de placement	-172 138	-210 269	11 434	-221 703
Dotations aux amortissements et provisions des immobilisations incorporelles et corporelles	-5 663	-5 873	213	-6 086
Provisions	-791	-766	45	-811
Produits sur cessions d’immeubles de placement et de titres de participation	1 952 395	121 142	0	121 142
Valeur nette comptable des immeubles de placement et des titres de participation cédés	-1 102 937	-69 361	0	-69 361
Résultat de cessions d’immeubles de placement et titres de participation	849 458	51 781	0	51 781
Résultat opérationnel	1 030 323	220 153	-14 413	234 566
Dividendes et provisions nettes sur titres non consolidés	6	8	0	8
Produits financiers	56 633	55 223	4 504	50 719
Charges financières	-187 820	-211 502	565	-212 067
Coût de l’endettement net	-131 187	-156 280	5 068	-161 348
Variation de valeur des instruments financiers	-11 894	5 308	0	5 308
Effet des actualisations		0	0	0
Quote-part résultat des sociétés mises en équivalence	3 223	9 097	8 220	877
Résultat avant impots	890 471	78 286	-1 125	79 411
Impôts sur les sociétés	-21 985	-10 322	1 125	-11 447
Résultat net de l’ensemble consolidé	868 486	67 964	0	67 964
dont
Part du groupe	702 757	38 985	0	38 985
Participations ne donnant pas le contrôle	165 729	28 979	0	28 979
Nombre moyen d’actions non dilué	195 732 258	195 288 035		195 288 035
Résultat net non dilué par action en euro	3,6	0,2		0,2
Nombre moyen d’actions dilué	195 732 258	195 288 035		195 288 035
Résultat net dilué par action en euro	3,6	0,2		0,2

(1) Suite à l’application des nouvelles normes IFRS 10 et 11 à compter du 1er janvier 2014, les comptes au 30 juin 2013 ont été retraités en conséquence

Bilan consolidé au 30 juin 2014 et au 30 juin 2013 :

en milliers d’€	30 juin 2014	31 décembre 2013 retraité(1)	Impacts IFRS 11	31 décembre 2013
Ecarts d’acquisition	130 705	130 767	-2 990	133 757
Immobilisations incorporelles	37 913	36 648	-746	37 394
Immobilisations corporelles et en cours	14 377	15 017	-322	15 339
Immeubles de placement	8 710 212	9 207 798	-639 780	9 847 578
Immeubles de placement en cours de construction	325 814	300 741	-16 261	317 002
Participations dans les entreprises associées	465 128	470 549	450 639	19 910
Autres actifs non courants	177 381	209 226	193 698	15 528
Instruments dérivés non courants	110 755	118 703	0	118 703
Impôts différés actifs	51 240	53 744	-3 965	57 709
ACTIFS NON COURANTS	10 023 525	10 543 191	-19 728	10 562 920
Immeubles de placement destinés à la vente	321 789	1 079 391	-36 425	1 115 816
Titres destinés à la vente	7 913	7 958	0	7 957
Stocks	437	433	0	433
Clients et comptes rattachés	92 562	109 386	-3 856	113 242
Autres créances	237 485	204 093	-23 519	227 612
Créances fiscales	49 135	31 583	-620	32 203
Autres débiteurs	188 350	172 510	-22 899	195 409
Instruments dérivés courants	10 415	0	0	0
Trésorerie et équivalents trésorerie	167 691	127 496	-14 872	142 368
ACTIFS COURANTS	838 292	1 528 757	-78 671	1 607 428
TOTAL ACTIF	10 861 817	12 071 948	-98 399	12 170 347
Capital	279 259	279 259	0	279 259
Primes	1 773 630	1 773 630	0	1 773 630
Réserve légale	27 926	27 926	0	27 926
Réserves consolidées	-300 838	-45 027	0	-45 027
Actions propres	-81 462	-93 500	0	-93 500
Réserve de couverture	-187 615	-181 861	0	-181 861
Autres réserves consolidées	-31 761	230 334	0	230 334
Résultat consolidé	702 757	53 601	0	53 601
Capitaux propres part du Groupe	2 482 735	2 089 390	0	2 089 390
Participations ne donnant pas le contrôle	1 156 132	1 308 065	0	1 308 065
CAPITAUX PROPRES	3 638 867	3 397 455	0	3 397 455
Passifs financiers non courants	5 164 355	5 284 123	-59 792	5 343 915
Provisions long terme	14 798	13 744	-193	13 937
Engagements de retraite	14 871	14 666	-16	14 682
Instruments dérivés non courants	157 688	172 771	-618	173 389
Dépôts et cautionnements	111 232	143 939	-4 788	148 727
Impôts différés passifs	314 757	352 995	-12 973	365 968
PASSIFS NON COURANTS	5 777 701	5 982 238	-78 379	6 060 617
Passifs financiers courants	903 289	2 122 431	-5 453	2 127 884
Concours bancaires	15 415	31 152	-182	31 334
Dettes fournisseurs	129 315	102 719	-8 171	110 890
Dettes sur immobilisations	17 324	44 340	-603	44 943
Autres dettes	195 617	204 186	-3 909	208 095
Instruments dérivés courants	47 518	103 868	0	103 868
Dettes fiscales et sociales	136 771	83 559	-1 703	85 262
Provisions court terme	0	0	0	0
PASSIFS COURANTS	1 445 248	2 692 256	-20 019	2 712 275
TOTAL PASSIF ET CAPITAUX PROPRES	10 861 817	12 071 948	-98 399	12 170 347

(1) Suite à l’application des nouvelles normes IFRS 10 et 11 à compter du 1er janvier 2014, les comptes au 31 décembre 2013 ont été retraités en conséquence

Cash-flows net courant consolidé au 30 juin 2014 et 30 juin 2013:

En millions d’euros	30/06/2014	30/06/2013 (retraité1)	Variation %
Revenus locatifs	443,3	472,4
Charges locatives et immobiliéres	-44,6	-53,7
Loyers nets	398,7	418,7	-4,8%
Revenus de gestion et d’administration	34,4	42,8
Frais de personnel et frais généraux	-73,6	-76,3
Retraitement frais de personnel / charges étalées	4,3	5,0
Coût de I’endettement net	-131,2	-156,3
Retraitement amortissements financiers	26,2	25,0
Quote-part de SME	17,1	21,2
Impôt courant	-11,5	-14,4
Cash-flow net courant (part totale)	264,4	265,8	-0,5%
Cash-flow net courant (part groupe)	206,2	200,2	3,0%
Retraitements frais de personnel (engagements sociaux stock-options)	-4,3	-5,0
Retraitements amortissements d’exploitation et provisions risques et charges	-5,9	-5,6
Autres retraitements liés à I’impôt	0,0	0,0
EPRA Earnings	196,0	189,6	3,4%
Par action
Cash-flow net courant par action (en euro)	1,05	1,02	2,8%
EPRA Earnings par action (en euro)	1,00	0,97	3,2%
	195 732 258	195 288 035

(1)    Suite à l’application des nouvelles normes IFRS 10 et 11 à compter du 1er janvier 2014, les données 2013 ont été retraitées en conséquence

Changements significatifs

A l’exception des informations décrites ci-dessus à l’Elément B.4a et des informations relatives à l’Opération, il n’y a pas eu de changement significatif dans la situation financière ou commerciale ou dans le résultat d’exploitation de la Société ou du Groupe ou dans ses perspectives ou ses activités depuis le 30 juin 2014.

B.8	Informations financières pro forma

L’Information Financière Pro Forma est destinée à illustrer les effets du rapprochement de Klépierre et Corio sur les comptes historiques et sur l’information financière de Klépierre pour la période du 1er janvier au 30 juin 2014. Elle n’est pas nécessairement représentative de la situation financière et de la performance qui auraient été observées si le regroupement avait été réalisé au 1er janvier 2014. L’Information Financière Pro Forma n’intègre aucune conséquence des synergies attendues, ni aucun coût engagé pour la mise en œuvre de ces synergies.

L’Information Financière Pro Forma a été préparée comme si le rapprochement avait pris effet au 1er janvier 2014.

L’Information Financière Pro Forma repose sur l’hypothèse que Klépierre achète l’intégralité des actions Corio. La valeur de l’action Klépierre retenue pour la préparation de l’Information Financière Pro Forma est estimée à 36,36 euros, correspondant au cours de clôture du 28 juillet 2014, date du dernier jour de négociation précédent l’annonce de l’Offre le 29 juillet 2014.

Les commissaires aux comptes de Klépierre ont émis le 24 octobre 2014 un rapport sur les comptes pro-forma qui ne contient pas d’observations. Ce rapport figure en Annexe 1.

Bilan Consolidé pro forma au 30 juin 2014 (Modèle au Coût)

		KLEPIERRE			CORIO					TOTAL
		KLEPIERRE PUBLIE	RETRAITEMENTS KLEPIERRE	KLEPIERRE RETRAITE	CORIO PUBLIE	RETRAITEMENTS CORIO	CORIO RETRAITE	RETRAITEMENTS PRO FORMA		PRO FORMA KLEPIERRE & CORIO
en millions d’euros	Notes	30 juin 2014		30 juin 2014	30 juin 2014		30 juin 2014			30 juin 2014
Ecarts d’acquisition et immobilisations incorporelles	10.5.2 c	169		169	78		78	0	551	798
Immobilisations corporelles et en cours		14		14	21		21			35
Immeubles de placement	10.5.2 b	8 710		8 710	5 790	-68	5 722			14 432
Immeubles de placement en cours de construction		326		326	631		631			956
Participations dans les entreprises associées	10.5.2 b	465		465	373	-5	368			833
Autres actifs non courants		177		177	139		139			316
Instruments dérivés non courants		111		111	1		1			112
Impôts différés actifs		51		51	30		30			82
ACTIFS NON COURANTS		10 024	0	10 024	7 063	-73	6 990	0	551	17 564

Immeubles destinés a la vente		322		322	0		0			322
Titres destinés à la vente		8		8	0		0			8
Stocks		0		0	0		0			0
Clients et autres créances		330		330	183		183			513
Instruments dérivés courants		10		10	0		0			11
Trésorerie et équivalent trésorerie		168		168	22		22			190
ACTIFS COURANTS		838	0	838	205	0	205	0	0	1 043

TOTAL ACTIF		10 862	0	10 862	7 268	-73	7 195	0	551	18 608

Capital		279		279	1 008		1 008	-1 008	161	440
Primes		1 774		1 774	1 469		1 469	-1 469	4 016	5 789
Réserve légale et consolidées	10.5.2 a,b	-273	25	-248	1 042	-65	977	-1 042		-313
Résultat consolidé	10.5.2 a,b	703	-25	678	56	-1	54			732
Résultat consolidé aquis								-56		-56
Participations ne donnant pas le contrôle		1 156	0	1 156	51		51	-51		1 156
CAPITAUX PROPRES		3 639	0	3 639	3 626	-66	3 560	-3 626	4 177	7 749

Passifs financiers non courants		5 164		5 164	2 589		2 589			7 754
Provisions long terme		15		15	34		34			49
Engagements de retraite, dépôts et autres passifs non courants		126		126	37		37			163
Impôts différés passifs	10.5.2 b	315		315	346	-7	339			654
Instruments dérivés non courants		158		158	26		26			184
PASSIFS NON COURANTS		5 778	0	5 778	3 032	-7	3 025	0	0	8 803

Passifs financiers courants		903		903	329	45	374			1 278
Concours bancaires		15		15	14		14			29
Dettes fournisseurs et autres dettes		479		479	267	-45	222			701
Instruments dérivés courants		48		48	0		0			48
PASSIFS COURANTS		1 445	0	1 445	610	0	610	0	0	2 056

TOTAL PASSIF ET CAPITAUX PROPRES		10 862	0	10 862	7 268	-73	7 195	-3 626	4 177	18 608

Compte de résultat consolidés pro forma au 30 juin 2014 (Modèle au Coût)

		KLEPIERRE			CORIO				TOTAL
		KLEPIERRE PUBLIE	RETRAITEMENTS KLEPIERRE	KLEPIERRE RETRAITE	CORIO PUBLIE	RETRAITEMENTS CORIO	CORIO RETRAITE	RETRAITEMENTS PRO FORMA	PRO FORMA KLEPIERRE & CORIO
en millions d’euros	Notes	30 juin 2014		30 juin 2014	30 juin 2014		30 juin 2014		30 juin 2014
Revenus locatifs		443	-42	402	215	0	215		616

Charges sur terrain (foncier)		-4	0	-4	0	-5	-5		-9
Charges locatives non récupérées		-18	2	-17	-12		-12		-28
Charges sur immeubles (propriétaire)		-23	1	-22	-26	16	-10		-32
LOYERS NETS	10.5.2 a	399	-39	360	177	11	188	0	547

Revenus de gestion, administration et d’autres activités		34	-2	32	0	14	14		47
Autres produits d’exploitation		7	-1	5	0		0		5
Variation de la juste valeur des immeubles de placement	10.5.2 b	0		0	-80	80	0		0
Frais d’études		-2		-2	0		0		-2
Frais de personnel		-55	1	-54	-27		-27		-81
Autres frais généraux		-23		-23	-19	1	-18		-40
Charges parties liées		0		0	8	-8	0		0
Charges opérationnelles		0		0	11	-11	0		0
Charges capitalisées		0		0	6	-6	0		0
Dotations aux amortissements et provisions des immeubles de placement	10.5.2 b	-172		-172	0	-68	-68		-240
Dotations aux amortissements et provisions des immobilisations incorporelles et corporelles		-6		-6	0		0		-6
Provisions		-1		-1	0		0		-1
Produits sur cessions d’immeubles de placement et de titres de participation		1 952		1 952	395		395		2 348
Valeur nette comptable des immeubles de placement et des titres de participation cédés		-1 103		-1 103	-401	-1	-402		-1 505
Résultat de cession d’immeubles de placement et titres de participations		849		849	-6	-1	-7		842
Dépréciation écarts d’acquisition		0		0	-1		-1		-1
RESULTAT OPERATIONNEL		1 030	-41	989	69	12	81	0	1 070

Dividendes et provisions nettes sur titres non consolidés		0		0	0		0		0
Produits financiers		57	0	57	5		5		61
Charges financières		-188	10	-178	-50		-50		-228
Coût de l’endettement net	10.5.2 a	-131	10	-122	-45		-45		-167
Variation de valeur des instruments financiers		-12	-1	-13	15		15		2
Effet des actualisations		0		0	0		0		0
Quote-part de résultat des sociétés mises en équivalence	10.5.2 b	3		3	32	-20	12		16
RESULTAT AVANT IMPOT		890	-33	858	71	-8	63	0	921

Impôt sur les sociétés	10.5.2 a, b	-22	1	-21	-16	7	-10		-30

RESULTAT NET DE L’ENSEMBLE CONSOLIDE		868	-32	837	55	-1	54	0	891

dont
Part du groupe		703	-25	678	56	-1	54	0	732
Participations ne donnant pas le contrôle		166	-7	159	-1	0	-1		158

Etat Consolidé de la situation financière pro forma au 30 juin 2014 (modèle de la Juste Valeur)
		KLEPIERRE			CORIO					TOTAL
		KLEPIERRE PUBLIE JV	RETRAITEMENTS KLEPIERRE	KLEPIERRE RETRAITE JV	CORIO PUBLIE JV	RETRAITEMENTS CORIO	CORIO RETRAITE JV	RETRAITEMENTS PRO FORMA		PRO FORMA KLEPIERRE & CORIO JV
en millions d’euros	Notes	30 juin 2014		30 juin 2014	30 juin 2014		30 juin 2014			30 juin 2014
Ecarts d’acquisition et immobilisations incorporelles	10.5.2 c	165		165	78		78		551	794
Immobilisations corporelles et en cours		14		14	21		21			35
Immeubles de placement évalués à la juste valeur		12 159		12 159	5 790		5 790			17 949
Immeubles de placement évalués au coût		334		334	631		631			964
Participations dans les entreprises associées		664		664	373		373			1 037
Autres actifs non courants		177		177	139		139			316
Instruments dérivés non courants		111		111	1		1			112
Impôts différés actifs		56		56	30		30			87
ACTIFS NON COURANTS		13 681	0	13 681	7 063	0	7 063		551	21 294

Immeubles destinés a la vente		340		340	0		0			340
Titres destinés à la vente		8		8	0		0			8
Stocks		0		0	0		0			0
Clients et autres créances		305		305	183		183			488
Instruments dérivés courants		10		10	0		0			11
Trésorerie et équivalent trésorerie		168		168	22		22			190
ACTIFS COURANTS		832	0	832	205	0	205	0	0	1 037

TOTAL ACTIF		14 512	0	14 512	7 268	0	7 268		551	22 331

Capital		279		279	1 008		1 008	-1 008	161	440
Primes		1 774		1 774	1 469		1 469	-1 469	4 016	5 789
Réserve légale et consolidées	10.5.2 a	3 039	25	3 064	1 042		1 042	-1 042		3 064
Résultat consolidé	10.5.2 a	119	-25	94	56		56			150
Résultat consolidé aquis								-56		-56
Participations ne donnant pas le contrôle		1 836	0	1 836	51		51	-51		1 836
CAPITAUX PROPRES		7 047	0	7 047	3 626	0	3 626	-3 626	4 177	11 224

Passifs financiers non courants		5 164		5 164	2 589		2 589			7 754
Provisions long terme		15		15	34		34			49
Engagements de retraite, dépôts et autres passifs non courants		126		126	37		37			163
Impôts différés passifs		557		557	346		346			903
Instruments dérivés non courants		158		158	26		26			184
PASSIFS NON COURANTS		6 020	0	6 020	3 032	0	3 032	0	0	9 052

Passifs financiers courants		903		903	329	45	374			1 278
Concours bancaires		15		15	14		14			29
Dettes fournisseurs et autres dettes		479		479	267	-45	222			701
Instruments dérivés courants		48		48	0		0			48
PASSIFS COURANTS		1 445	0	1 445	610	0	610	0	0	2 056

TOTAL PASSIF ET CAPITAUX PROPRES		14 512	0	14 512	7 268	0	7 268	-3 626	4 177	22 331

		KLEPIERRE			CORIO				TOTAL
		KLEPIERRE PUBLIE JV	RETRAITEMENTS KLEPIERRE	KLEPIERRE RETRAITE JV	CORIO PUBLIE JV	RETRAITEMENTS CORIO	CORIO RETRAITE JV	RETRAITEMENTS PRO FORMA	PRO FORMA KLEPIERRE & CORIO JV
en millions d’euros	Notes	30 juin 2014		30 juin 2014	30 juin 2014		30 juin 2014		30 juin 2014
Revenus locatifs		443	-42	402	215	0	215		616

Charges sur terrain (foncier)		-3	0	-3	0	-5	-5		-8
Charges locatives non récupérées		-18	2	-17	-12		-12		-28
Charges sur immeubles (propriétaire)		-23	1	-22	-26	16	-10		-31
LOYERS NETS	10.5.2 a	399	-39	360	177	11	188	0	548

Revenus de gestion, administration et d’autres activités		34	-2	32	0	14	14		47
Autres produits d’exploitation		7	-1	5	0		0		5
Variation de la juste valeur des immeubles de placement		37		37	-80		-80		-44
Frais d’études		-2		-2	0		0		-2
Frais de personnel		-55	1	-54	-27		-27		-81
Autres frais généraux		-24		-24	-19	1	-18		-42
Charges parties liées		0		0	8	-8	0		0
Charges opérationnelles		0		0	11	-11	0		0
Charges capitalisées		0		0	6	-6	0		0
Dotations aux amortissements et provisions des immeubles de placement		0		0	0		0		0
Dotations aux amortissements et provisions des immobilisations incorporelles et corporelles		-6		-6	0		0		-6
Provisions		-1		-1	0		0		-1
Produits sur cessions d’immeubles de placement et de titres de participation		1 952		1 952	395		395		2 348
Valeur nette comptable des immeubles de placement et des titres de participation cédés		-2 007		-2 007	-401	-1	-402		-2 409
Résultat de cession d’immeubles de placement et titres de participations		-54		-54	-6	-1	-7		-62
Dépréciation écarts d’acquisition		0		0	-1		-1		-1
RESULTAT OPERATIONNEL		334	-41	293	69	0	69	0	362

Dividendes et provisions nettes sur titres non consolidés		0		0	0		0		0
Produits financiers		57	0	57	5		5		61
Charges financières		-188	10	-178	-50		-50		-228
Coût de l’endettement	10.5.2 a	-131	10	-122	-45		-45		-167
Variation de valeur des instruments financiers		-12	-1	-13	15		15		2
Effet des actualisations		0		0			0		0
Quote-part de résultat des sociétés mises en
équivalence		5		5	32		32		38
RESULTAT AVANT IMPOT		197	-33	164	71	0	71	0	235

Impôt sur les sociétés	10.5.2 a	-14	1	-13	-16		-16		-29
RESULTAT NET DE L’ENSEMBLE CONSOLIDE		183	-32	151	55	0	55	0	206

dont
Part du groupe		119	-25	94	56	0	56	0	150
Participations ne donnant pas le contrôle		64	-7	57	-1	0	-1		56

Cash-flow net courant par action (part groupe) pro forma au 30 juin 2014

	KLEPIERRE	CORIO	PRO FORMA KLEPIERRE & CORIO
Cash flow net courant (M€)(1)	186,2	122,6	308,8
Nombre moyen d’actions(2)	195 732 258	112 494 378	308 226 636

Cash flow net courant par action (en euros)	0,95	1,09	1,00

(1)	Y compris retraitement de la transaction avec Carrefour
(2)	Nombre moyen d’actions Corio calculé sur la base de la parité d’échange de 1,14 action Klépierre contre 1 action Corio

B.9	Prévision ou estimation du bénéfice	Sans objet.

B.10	Réserves sur les informations financières historiques	Sans objet.

B.11	Fonds de roulement net	La Société atteste que, de son point de vue, le fonds de roulement net du Groupe est suffisant au regard de ses obligations au cours des 12 prochains mois à compter de la date de visa sur le Prospectus, avant et après l’Opération.

Section C – Valeurs mobilières

C.1	Nature, catégorie et numéro d’identification

114.885.724 actions ordinaires (les « Actions Nouvelles ») de même catégorie que les actions existantes de la Société à émettre en rémunération de l’Offre soumise au droit néerlandais portant sur les actions de Corio.

Elles porteront jouissance courante et donneront droit, à compter de leur émission, à toutes les distributions décidées par la Société à compter de cette date et seront admises sur la même ligne de cotation que les actions existantes. Les Actions Nouvelles ne donneront pas droit au paiement de l’acompte sur dividende au titre de l’exercice 2014 qui sera distribué par Klépierre conformément à ce qui est indiqué au paragraphe C.7 ci-dessous.

Cotation Euronext :

•   Code ISIN : FR0000121964 (sur Euronext Paris)

•   Mnémonique : LI

•   Classification sectorielle : sociétés financières – SCPI (biens immobiliers destinés à la vente au détail)

•   Bourse : Paris, Amsterdam

C.2	Monnaie de l’émission	Euro

C.3	Nombre d’actions émises et valeur nominale des actions

Au 30 septembre 2014, le capital social de Klépierre s’élève à 279.258.476 euros entièrement libéré, divisé en 199.470.340 actions ordinaires de 1,40 euro de nominal chacune.

Après émission de la totalité des Actions Nouvelles dont l’admission est demandée, le nombre d’actions composant le capital de la Société sera porté à 314.356.064 actions de 1,40 euro de nominal.

C.4	Droits attachés aux Actions Nouvelles

Droits attachés aux actions

En l’état actuel de la législation française et des statuts de la Société, les principaux droits attachés aux Actions Nouvelles émises sont les suivants :

•   droit à tout dividende mis en paiement à compter de leur date d’émission ;

•   droit préférentiel de souscription de titres de même catégorie ; et

•   droit dans la propriété de l’actif social, dans le partage des bénéfices et dans le boni de liquidation à une part égale à la quotité du capital social qu’elles représentent, compte tenu, s’il y a lieu, du capital amorti et non amorti ou libéré et non libéré, du montant nominal des actions et du droit des actions de catégories différentes.

En application de l’article L.225-123 du Code de Commerce, un droit de vote double par rapport à celui conféré aux autres actions, eu égard à la quotité de capital social qu’elles représentent, est attribué à toutes les actions entièrement libérées pour lesquelles il sera justifié d’une inscription nominative, depuis deux ans au moins, au nom du même actionnaire à compter du 1er avril 2014. Cependant, le Pacte d’Actionnaires prévoit qu’au plus tard lors de l’assemblée générale appelée à statuer sur les comptes de l’exercice 2014, l’assemblé générale de la Société devra se prononcer sur une modifications des statuts visant à exclure l’application de l’article L. 225-123 du Code de commerce prévoyant l’attribution automatique de droits de vote double en cas de détention par un actionnaires de ses actions au nominatif pendant au moins deux ans. Cette modification des statuts sera proposée à l’assemblée générale de Klépierre du 11 décembre 2014.

Forme : les Actions Nouvelles pourront revêtir la forme nominative ou au porteur, au choix des souscripteurs.

Jouissance et cotation des Actions Nouvelles : les Actions Nouvelles porteront jouissance courante à compter de leur émission. Chaque Action Nouvelle sera intégralement libérée lors de son émission et sera assimilée aux actions ordinaires existantes de la Société. En particulier, les Actions Nouvelles ne donneront pas droit au paiement de l’acompte sur dividende au titre de l’exercice 2014 qui sera distribué par Klépierre conformément à ce qui est indiqué au paragraphe C.7 ci-dessous.

Les Actions Nouvelles seront admises aux négociations sur le marché réglementé d’Euronext à Paris (« Euronext Paris ») et à Amsterdam (« Euronext Amsterdam ») à compter du 20 janvier 2015 pour les actions émises à l’issue de la période d’offre initiale ou le 9 février 2015 pour les actions émises à l’issue de la période d’extension de l’Offre, le cas échéant.

C.5	Restrictions à la libre négociabilité	Sans objet : aucune clause statutaire ne limite la libre négociabilité des Actions Nouvelles.

C.6	Demande d’admission à la négociation des Actions Nouvelles	Les Actions Nouvelles feront l’objet d’une demande d’admission sur le marché réglementé d’Euronext Paris et d’Euronext Amsterdam dès leur émission prévue le 20 janvier 2015 pour les actions émises à l’issue de la période d’offre initiale ou le 9 février 2015 pour les actions émises à l’issue de la période d’extension de l’Offre sur la même ligne de cotation que les actions existantes de la Société (code ISIN FR0000121964 s’agissant d’Euronext Paris).

C.7	Politique en matière de dividendes

La Société a distribué un dividende d’un montant de 1,45 euro par action au titre de l’exercice 2011, de 1,50 euro par action au titre de l’exercice 2012 et de 1,55 euro par action au titre de l’exercice 2013. La Société est soumise à des obligations réglementaires en matière de distribution en vertu du régime fiscal des Sociétés d’Investissement Immobilier Cotées (« SIIC »).

La politique de distribution de dividendes de la Société est actuellement basée, entre autres, sur les flux de trésorerie nette (part du Groupe), sa structure financière, sa politique d’investissements ainsi que ses obligations réglementaires de distribution. La politique actuelle de dividendes de la Société est basée sur un taux de distribution d’environ 80% de son cash flow net courant (part du Groupe).

Entre la date du présent Prospectus et la date de la Fusion, conformément à ses obligations sous le régime FBI, Corio entend distribuer, avant la Date de Règlement de l’Offre, un dividende à ses actionnaires afin de demeurer éligible au régime FBI pour l’exercice 2014 et pour la période allant du 1er janvier 2015 à la date de la Fusion.

A ce jour, le montant de dividende estimé devant être distribué par Corio est de 1,03 euro par action Corio. Ce montant sera ré-estimé et si nécessaire ajusté, avant distribution.

Afin de conserver la Parité d’Echange de la Fusion de 1,14 Action Nouvelle Klépierre par Action Corio, Klépierre distribuera concomitamment à ses actionnaires, avant la Date de Règlement de l’Offre, un acompte sur dividende par action pour l’exercice 2014 égal au montant du dividende par action effectivement distribué par Corio divisé par 1,14 (soit, sur la base du montant estimé précité de 1,03 euro par action Corio, un acompte sur dividendes de 0,91 euro par action Klépierre).

Section D – Risques

D.1	Principaux risques propres à la Société ou à son secteur d’activité

Les facteurs de risques liés à la Société et à son activité incluent notamment :

•   les risques relatifs à l’activité et à la stratégie de la Société (y compris les risques liés à l’environnement économique, au marché de l’immobilier, au départ ou à la fermeture d’enseignes phares, au développement de nouveaux actifs immobiliers, aux renouvellement de baux et à la location d’actifs immobiliers, à la commercialisation des sites, à l’environnement concurrentiel, à l’estimation de la valeur des actifs, à la dimension internationale de l’activité de la Société, aux pactes d’associés et aux acquisitions);

•   les risques associés à la politique de financement de la Société et à ses activités financières (y compris les risques de liquidité, de taux, de change et de contrepartie) ;

•   les risques juridique, fiscal et réglementaire (y compris les risques liés aux dispositions légales et réglementaires relatives aux baux et au régime fiscal des SIIC);

•   les risques liés aux filiales de la Société (y compris les risques liés à la structure actionnariale de Steen & Strøm);

•   les risques environnementaux : dans chaque pays où elle opère, la Société doit respecter les lois sur la protection de l’environnement. Les familles de risques identifiées (risques sanitaires, sinistre environnemental, existence d’une contamination) pourraient avoir des conséquences diverses pour la Société telles qu’une perte de loyers, une atteinte à l’image du Groupe et de son management, un effet défavorable sur sa capacité à vendre, louer ou réaménager les actifs ;

•   les risques assurantiels : outre les couvertures d’assurance en matière de responsabilité civile, la Société a souscrit des polices d’assurance spécifiques pour couvrir les actifs comportant des installations classées soumises à autorisation. En matière de sécurité des personnes, les couvertures d’assurance responsabilité civile du Groupe permettent d’indemniser les tiers des sinistres qui peuvent leur être causés. Les assurances dommage aux biens permettent également de faire face au risque climatique en garantissant les atteintes aux actifs. La gestion des risques est assurée au moyen des mesures de contrôle permanent qui permettent de s’assurer de la bonne couverture des actifs et de l’évolution de la sinistralité et des mesures de contrôle périodique qui permettent de s’assurer du respect de l’application de la réglementation. La Société et ses filiales sont couvertes par des programmes groupe d’assurances internationaux souscrits auprès des majors du marché. Le montant de la couverture a été déterminé au regard de la sinistralité réelle du Groupe et le cas échéant des obligations légales. Il n’existe toutefois pas d’assurance couvrant à 100% tous les risques et notamment ceux trouvant leur origine dans un acte délibéré de l’assuré. Le Groupe est tributaire de la capacité financière des assureurs selon le type de risques et pourrait être confronté aux limites du marché de l’assurance, et ainsi ne plus être couvert intégralement, voire totalement pour certains risques. La survenance de sinistre exceptionnel et/ou une sinistralité de très grande fréquence pourraient impacter le montant des couvertures d’assurances disponible pour le Groupe. Dans le cadre d’investissements, la Société pourrait se trouver en situation de couvertures d’assurances souscrites par des tiers, insuffisantes en cas de sinistres, voire inexistantes pour certains cas. Afin d’apprécier l’existence de tels risques, et dans la mesure du possible d’en limiter la portée, la Société procède habituellement à des audits préalablement à la réalisation d’investissements ou d’acquisitions.

D.3	Principaux risques propres aux valeurs mobilières offertes

Les principaux facteurs de risque liés aux Actions Nouvelles figurent ci-après.

Risques liés à l’émission des Actions Nouvelles

•   les actionnaires de la Société subiront une dilution en capital et en droits de vote du fait de l’émission des Actions Nouvelles ;

•   la volatilité et la liquidité des actions de la Société pourraient fluctuer significativement ;

•   le prix de marché de l’action de la Société pourrait être négativement impacté par les échanges d’actions durant l’Offre ou après sa clôture ; et

•   la mise en œuvre de l’Offre est soumise à la réalisation d’un ensemble de conditions.

Risques liés à l’Opération (telle que définie ci-dessous)

•   la mise en œuvre de l’Opération est soumise à la réalisation d’un ensemble de conditions ;

•   une baisse de la notation du groupe issu de l’Offre ou de l’entité combinée issue de la Fusion (telle que définie ci-dessous) pourrait impacter, dans le futur, les conditions de financement du groupe. Notamment, une dégradation de la note de Klépierre par Standard & Poor’s pourrait obliger Klépierre à se financer à des conditions de financement moins favorables. Les covenants bancaires de Klépierre ne contiennent en revanche pas de clause d’accélération de crédit en cas de baisse de la notation de Klépierre. De plus, à la date du Prospectus, Klépierre n’utilise pas ses lignes de crédit existantes. Par conséquent, Klépierre estime qu’une baisse de sa notation aurait un impact limité sur son risque de liquidité ;

•   la valeur des actions Klépierre émises en rémunération de l’Opération est susceptible de varier ;

•   les actionnaires minoritaires pourraient vouloir céder les actions Klépierre (en ce compris les Actions Nouvelles) émises dans le cadre de l’Offre ou de la Fusion (si celle-ci était mise en œuvre) ce qui pourrait impacter le cours de l’actions Klépierre;

•   le seuil nécessaire à la mise en œuvre d’une procédure de retrait obligatoire pourrait ne pas être atteint ;

•   l’intégration de Klépierre et Corio pourrait s’avérer onéreuse et ne pas aboutir aux synergies et bénéfices attendus de l’Opération ;

•   tout retard dans la réalisation de l’Opération pourrait réduire les avantages escomptés de l’Opération ;

•   les incertitudes liées à l’Opération pourraient avoir un effet défavorable significatif sur les relations de Klépierre et Corio avec certains de leurs clients ou partenaires stratégiques ;

•   les résultats et la situation financière de Klépierre pourraient différer significativement de ceux présentés dans les états financiers combinés résumés pro forma non audités relatifs au rapprochement avec Corio ;

•   certaines conventions contenant des clauses susceptibles d’être déclenchées dans le cadre de l’Opération pourraient être résiliées dans le cadre de l’Opération ;et

•   risque relatif au statut FBI

Section E – Offre

E.1	Montant total du produit de l’émission et estimation des dépenses totales liées à l’émission

Les Actions Nouvelles étant remises en échange d’actions Corio dans le cadre de l’Offre, Klépierre ne recevra pas de sommes en numéraire au titre de l’émission.

Estimation des dépenses liées à l’Offre : 30 millions d’euros.

Aucune dépense ne sera facturée aux actionnaires de la Société.

E.2a	Raisons de l’offre/utilisation prévue du produit et montant net estimé du produit d’émission des Actions Nouvelles

Raisons de l’Offre

La Société et Corio ont conclu un accord de rapprochement stratégique, sous certaines conditions, de leurs activités en signant un accord en date du 29 juillet 2014 (l’ « Accord de Rapprochement »). Il est prévu que cette opération intervienne par voie d`offre publique d’échange faite par la Société pour toutes les actions de Corio.

Selon les termes de l’Offre, les actionnaires Corio se verront offrir 1,14 action ordinaire de la Société pour chaque action Corio qu`ils détiennent (la « Parité d’Echange »). La Parité d`Echange fait ressortir un prix implicite de 41,44 euros par action Corio sur la base du cours de clôture de la Société de 36,36 euros le 28 juillet 2014, date du dernier jour de négociation précédant l’annonce de l’Offre le 29 juillet 2014, soit une valeur d’entreprise de 7,2 milliards d’euros. La Parité d`Echange représente une prime de 15,6% sur le cours de clôture de 35,84 euros de Corio du 28 juillet 2014, dernier jour de bourse avant le communiqué de presse du 29 juillet 2014 annonçant l’Offre. La Parité d’Echange s’entend dividende attaché. Dès lors, la Parité d’Echange sera ajustée dans l’hypothèse où Klépierre ou Corio procèderaient à une distribution, en numéraire ou en nature, à une réduction de capital, à une distribution de primes ou de réserves ou à toute autre distribution, avant prise en compte d’une éventuelle retenue à la source. Entre la date du présent Prospectus et la date de la Fusion, conformément à ses obligations sous le régime FBI, Corio entend distribuer, avant la Date de Règlement de l’Offre, un dividende à ses actionnaires afin de demeurer éligible au régime FBI pour l’exercice 2014 et pour la période allant du 1er janvier 2015 à la date de la Fusion. A ce jour, le montant de dividende estimé devant être distribué par Corio est de 1,03 euros par action Corio. Ce montant sera ré-estimé et si nécessaire ajusté, avant distribution. Afin de conserver la Parité d’Echange de la Fusion de 1,14 Action Nouvelle Klépierre par Action Corio, Klépierre distribuera concomitamment à ses actionnaires, avant la Date de Règlement de l’Offre, un acompte sur dividende par action pour l’exercice 2014 égal au montant du dividende par action effectivement distribué par Corio divisé par 1,14 (soit sur la base du montant estimé précité de 1,03 euros par action Corio, soit un acompte sur dividendes de 0,91 euro par action Klépierre).

En supposant que 100% des actions Corio seront présentées à l’échange, SPG, BNPP et APG détiendront respectivement 18,5%, 13,7% et 13,6% des actions de la Société postérieurement à l’Offre (sur la base du nombre d`actions existantes de Corio et de la Société en excluant les actions autodétenues). (Voir également section B.6. du présent résumé).

Il est prévu que les actions de la Société, existantes et nouvellement émises, soient cotées à la fois sur Euronext Paris et Euronext Amsterdam dès finalisation de l’Offre.

La Société et Corio pourraient, sous réserve de la satisfaction de certaines conditions, achever l`intégration de leurs activités après la finalisation de l’Offre en mettant en œuvre une fusion transfrontalière soumise au régime de la Directive 2005/56/EC du 26 Octobre 2005, la Société étant l’entité absorbante et Corio l’entité absorbée (la « Fusion » et, conjointement avec l’Offre, l’« Opération »). Cette fusion serait faite selon la même parité que la Parité d’Echange. Ainsi, en cas de mise en œuvre de la Fusion, il sera émis, au titre de la Fusion des actions Klépierre destinées à rémunérer tous les actionnaires de Corio qui n’auront pas apporté leurs actions à l’Offre et qui n’auront pas exercé leur droit de retrait. Le nombre total maximum d’actions Klépierre susceptibles d’être émises que ce soit au titre de l’Offre et/ou de la Fusion serait ainsi égal à 114.885.724 actions.

Intérêt de l’Opération

L’acquisition de Corio présente les intérêts suivants :

•   elle permet un fort élargissement du portefeuille d’actifs : l’entité combinée gèrera 182 centres dans 16 pays d’Europe, pour un patrimoine de plus de 21 milliards d’euros. Ce portefeuille combiné constituera la plate-forme idéale pour étendre le savoir-faire et la franchise de la Société auprès des enseignes et des grandes marques, avec l’objectif pour la Société d’être reconnue comme la plate-forme de centres commerciaux la plus attractive d’Europe.

•   elle permet de renforcer les positions de la Société en France, en Italie et dans la péninsule Ibérique et de s’implanter dans trois nouveaux pays (les Pays-Bas, l’Allemagne et la Turquie).

La Société estime par conséquent que cette opération sera fortement bénéfique et évalue à environ 60 millions d’euros par an les synergies potentielles, qui pourraient être atteintes en 3 à 5 ans. Ces synergies proviendront pour moitié de l’augmentation des revenus locatifs attendue en regard de la mise en œuvre des actions de gestion locative, de relocation, de marketing et de speciality leasing, et pour l’autre moitié des améliorations opérationnelles et du partage du savoir-faire des équipes de la Société et de Corio, ainsi que des économies de charges financières associées au refinancement progressif de la dette de Corio.

Montant de l’Opération

Nombre maximal d’Actions Nouvelles à émettre, dans le cadre de l’Offre et de la Fusion : 114.885.724 actions ordinaires de la Société.

E.3	Modalités et conditions de l’Offre

Prix d’émission des Actions Nouvelles

Le prix d’émission d’une Action Nouvelle sera égal au cours de clôture de l’action de la Société sur le marché Eurolist d’Euronext Paris à la date de clôture de l’Offre.

Calendrier indicatif de l’Offre et de la Fusion[1]

Le présent calendrier indicatif repose sur l’hypothèse que la Société déclare l’Offre inconditionnelle le 13 janvier 2015. Une extension de la période d’offre pour une période minimum de deux semaines et une période maximum de dix semaines pourra ainsi être demandée par Klépierre dans le cas où l’une des conditions à l’Offre ne serait pas satisfaite ou levée avant la fin de la période initiale de l’Offre. De plus, l’Offre pourra être réouverte pendant une période maximum de deux semaines (période de post-acceptation) dans le cas où Klépierre annoncerait le caractère inconditionnel de l’Offre sans annoncer de décision de procéder à la Fusion. La Fusion ne sera mise en œuvre que si Klépierre le décide après règlement livraison de l’Offre et sous réserve que les conditions suspensives relatives à la Fusion aient été satisfaites ou qu’il y ait été renoncé. Dans l’hypothèse où la Société annoncerait une extension de la période d’Offre initiale, le public sera informé des modifications au calendrier indicatif ci-dessous par le biais d’un communiqué de presse diffusé par la Société sur son site internet (www.klepierre.com).

[1]	Les dates figurant dans le présent calendrier, et notamment les dates d’ouverture et de clôture de la période d’offre, sont susceptibles d’être modifiées.

27 Octobre 2014	Approbation de l’Offre par l’AFM

27 Octobre 2014	Visa de l’AMF sur le Prospectus Visa de l’AMF sur le Document E

29 Octobre 2014	Avis de réunion de l’assemblée générale mixte des actionnaires de Klépierre

31 Octobre 2014	Début de la période d’Offre initiale

8 Décembre 2014	Assemblée générale extraordinaire des actionnaires de Corio

9 Décembre 2014	Début de la période de retrait des actionnaires de Corio

11 Décembre 2014	Assemblée générale mixte des actionnaires de Klépierre

8 Janvier 2015	Fin de la période d’Offre initiale

12 Janvier 2015	Fin de la période de retrait des actionnaires de Corio

13 Janvier 2015	Annonce par Klépierre des résultats de l’Offre et du caractère inconditionnel de l’Offre • Extension de la période d’Offre : Klépierre annonce si la période d’Offre est étendue ou non

16 Janvier 2015

Période de post-acceptation

•   Klépierre pourrait annoncer une période de post-acceptation de deux semaines

•   Durant la période de post-acceptation, les actionnaires qui n’auront pas apporté leurs actions à l’Offre pourront le faire selon les mêmes conditions

17 Janvier 2015	Réouverture de l’Offre

20 Janvier 2015	Règlement-livraison concernant la période d’Offre initiale

Après le 12 Janvier 2015	Décision de Klépierre sur la réalisation de la Fusion • Klépierre annonce si la Fusion sera mise en œuvre ou non

Après le 20 Janvier 2015	Début du processus de vente par le trustee et détermination du montant en numéraire devant être remis aux actionnaires de Corio ayant exercé leur droit de retrait dans la Fusion

2 février 2015	Fin de la période de réouverture de l’Offre[1] (sauf en cas de mise en œuvre de la Fusion)

5 février 2015	Annonce des résultats de la période de réouverture de l’Offre (sauf en cas de mise en œuvre de la Fusion)

9 Février 2015	Second règlement-livraison concernant la période de réouverture de l’Offre (sauf en cas de mise en œuvre de la Fusion)

Premier trimestre 2015

Réalisation de la Fusion dans l’hypothèse où celle-ci a été mise en œuvre et notamment :

•   déclaration de conformité par un notaire néerlandais,

•   déclaration de conformité par le greffe du Tribunal de commerce de Paris

•   contrôle de légalité par le greffe du Tribunal de commerce de Paris ou par un notaire français attestant que la Fusion a été réalisée conformément au droit applicable, en application de l’article L.236-30 du Code de commerce

Droit de retrait des actionnaires Corio

Si l’assemblée générale de Corio adopte la résolution relative à la Fusion, tout actionnaire de Corio ayant vote contre une telle proposition peut demander à ne pas devenir un actionnaire de Klépierre et demander à Corio, dans les trente jours suivant la date de l’assemblée générale ayant approuvé la Fusion, du numéraire à la place d’actions Klépierre, conformément à l’article 2 :333h paragraphe 1 du Code civil néerlandais (Burgerlijk Wetboek). A la date d’effet de la Fusion, lesdits actionnaires de Corio recevront du numéraire pour les actions Corio pour lesquelles ils ont exercé leur droit de retrait (les « Actions Sortantes Corio »).

Le montant à recevoir par les actionnaires retrayants pour chaque Action Sortante Corio sera égal au montant total (i) des produits de la vente des actions Klépierre auxquelles les actionnaires retrayants auraient eu droit (les « Actions Sortantes Klépierre »), par un tiers indépendant (le « Trustee ») pendant la période courant de l’expiration de la période de retrait des actionnaires Corio à la date de la Fusion et (ii) tous autres bénéfices économiques réalisés ou perçus par le Trustee, en ce compris, tous dividendes ou autres produits perçus par le Trustee au titre des Actions Sortantes Klépierre détenues, divisé par le nombre total d’Actions Sortantes Corio (étant précisé que le (i) et le (ii) ci-dessus s’entendent après déduction, le cas échéant, de toute retenue à la source et autres taxes applicables de par la loi).

E.4	Intérêts pouvant influer sensiblement sur l’Offre	Sans objet.

E.5	Personne ou entité offrant de vendre des valeurs mobilières / Convention de blocage

Engagement de conservation de titres par BNPP et SPG

Par engagement séparé en date du 29 juillet 2014, SPG s’est engagé, pour une période expirant à la plus lointaine de (i) la date de règlement-livraison de l’Offre et (ii) la date à laquelle la Fusion est effective, à ne pas transférer, directement ou indirectement, la propriété de ses actions de la Société ou des droits qui leurs sont attachés, ou conclure un quelconque accord qui affecterait l’exercice des droits de vote attachés à ses actions de la Société (notamment par le biais d’une délégation de vote à une tierce partie, une fiducie ou un trust).

Par engagement séparé en date du 29 juillet 2014, BNPP s’est engagé, pour une période expirant le 30 avril 2015, à ne pas transférer, directement ou indirectement, la propriété de ses actions de la Société ou des droits qui leurs sont attachés, ou conclure un quelconque accord qui affecterait l’exercice des droits de vote attachés à ses actions de la Société (notamment par le biais d’une délégation de vote à une tierce partie, une fiducie ou un trust).

Engagement de conservation de titres par le Groupe SPG et le Groupe APG

Au titre du pacte d’actionnaires conclu le 29 juillet 2014, SPG et ses affiliés (le « Groupe SPG ») et APG et ses affiliés (le « Groupe APG ») se sont engagés à ne pas transférer directement ou indirectement de titres ou de droits de vote de la Société sans le consentement préalable de l’autre pendant une période de six (6) mois à compter de la date de règlement-livraison de l’Offre (la « Période de Conservation »).

Cet engagement de conservation ne s’applique pas aux transferts entre SPG, BNPP et APG (ensemble, les « Parties »), aux transferts intra-groupes entre le Groupe SPG et le Groupe APG, aux transferts d’actions de la Société reçues par une des Parties ou un de ses affiliés dans le cadre du paiement d’un dividende en actions ou d’une souscription à une augmentation de capital, aux prêts d’actions à des membres du conseil de surveillance dans la limite du nombre d’actions devant être détenues par eux au titre des statuts, aux nantissements de titres consentis en contrepartie de financements reçus, pour autant que le bénéficiaire du nantissement souscrive lui-même un engagement de conservation pour la durée restante de la Période de Conservation, et aux apports de titres à une offre publique d’acquisition concurrente initiée par SPG (ou une personne agissant de concert avec SPG) visant la Société dans le cas où une première offre serait initiée par un tiers sur la Société.

Concernant le Groupe APG, l’engagement de conservation décrit ci-dessus s’applique aux actions de la Société reçues par le Groupe APG en contrepartie de l’apport des 28.497.577 actions Corio qu’elle détient dans son portefeuille stratégique.

E.6	Montant et pourcentage de la dilution

•   Incidence de l’émission sur la quote-part des capitaux propres

A titre indicatif, l’incidence de l’émission des 114.885.724 Actions Nouvelles, émises dans le cadre de l’Offre ou de la Fusion, sur la quote-part des capitaux propres consolidés du Groupe par action serait la suivante (calculs effectués sur la base des capitaux propres consolidés part du Groupe au 30 juin 2014 publiés au modèle de la juste valeur, non-audités, et d’un nombre de 199.470.340 actions composant le capital social de la Société et excluant les actions autodétenues) :

[1]	En prenant pour hypothèse une période de réouverture de 2 semaines.

	Quote-part des capitaux propres par action au 30/06/2014
	Base non diluée	Base diluée[1]
Avant émission des 114.885.724 Actions Nouvelles	26,58	26,68
Après émission des 114.885.724 Actions Nouvelles dans l’hypothèse où toutes les actions Corio objet de l’Offre seraient apportées à l’Offre	30,19	30,23

•   Incidence des augmentations de capital sur la situation de l’actionnaire

A titre indicatif, l’incidence de l’émission des 114.885.724 Actions Nouvelles, (qu’elles soient émises dans le cadre de l’Offre ou de la Fusion), sur la participation dans le capital d’un actionnaire détenant 1% du capital social de la Société préalablement à l’émission et ne souscrivant pas à celle-ci serait la suivante (calculs effectués sur la base de 199.470.340 actions composant le capital social de la Société et excluant les actions autodétenues) :

	Participation de l’actionnaire (en %)
	Base non diluée	Base diluée[1]
Avant émission des 114.885.724 Actions Nouvelles	1,00%	0,99%
Après émission des 114.885.724 Actions Nouvelles dans l’hypothèse où toutes les actions Corio objet de l’Offre seraient apportées à l’Offre	0,63%	0,63%

E.7	Estimation des dépenses facturées à l’investisseur par l’émetteur	Sans objet.

Contact Investisseurs

Contact Relations Investisseurs

Email : investorrelations@klepierre.com

Vanessa FRICANO

Tel : 01 40 67 52 24

Email : vanessa.fricano@klepierre.com

Julien ROUCH

Tel : 01 40 67 53 08

Email : julien.rouch@klepierre.com

Mise à disposition du Prospectus

Le Prospectus est disponible sans frais au siège social de la Société, 26, boulevard des Capucines – 75009 Paris, sur le site Internet de la Société (www.klepierre.com) ainsi que sur le site Internet de l’AMF (www.amf-france.org).

[1]	Sur la base du nombre total de valeurs mobilières en circulation au 30 juin 2014 (plans d’options d’achat d’actions existants et plans d’attribution gratuite d’actions existantes consentis aux dirigeants et aux membres du personnel de Klépierre, couverts par des actions autodétenues), valorisés au cours de clôture de la Société de 36,36 euros le 28 juillet 2014, date du dernier jour de négociation précédant l’annonce de l’Offre le 29 juillet 2014.
[1]	Sur la base du nombre total de valeurs mobilières en circulation au 30 juin 2014 (plans d’options d’achat d’actions existants et plans d’attribution gratuite d’actions existantes consentis aux dirigeants et aux membres du personnel de Klépierre, couverts par des actions autodétenues).

1.	PERSONS RESPONSIBLE FOR THE PROSPECTUS

1.1.	Person responsible for the Prospectus

Monsieur Laurent Morel

Chairman of the Management Board

Klépierre

1.2.	Declaration by those responsible for the information contained in the Prospectus

« I declare, having taken all reasonable care to ensure that such is the case, that the information contained in this Prospectus is, to my knowledge, in accordance with the facts and contains no omission likely to affect its import.

I have obtained an audit completion letter from the statutory auditors, in which they state that they have verified the information concerning the financial position and the accounts presented in the Prospectus, and have read the entire Prospectus.

The statutory auditors have issued reports on the historical financial data and on the pro forma financial information presented in the Prospectus.

A statutory auditor’s report was made on the consolidated financial statements for the fiscal year ended 31 December 2013: it appears on page 246 of the registration document filed with the AMF on 10 March 2014 under number D.14-0130.

A statutory auditor’s report was made on the consolidated financial statements for the fiscal year ended 31 December 2012: it appears on page 206 of the registration document filed with the AMF on 18 March 2013 under number D.13-0167.

A statutory auditor’s report was made on the consolidated financial statements for the fiscal year ended 31 December 2011: it appears on page 224 of the registration document filed with the AMF on 28 March 2012 under number D.12-0230.

A statutory auditor’s report was made on the consolidated financial statements as at 30 June 2014, which contains a comment relating to the note 2.2.3 to the condensed half-yearly consolidated financial statements, which sets out the consequences of the initial application as of January 1, 2014 of IFRS 10 “Consolidated Financial Statements”, IFRS 11 “Joint Arrangements” and IFRS 12 “Disclosure of interests in other entities”: it appears on page 75 of the 2014 half-year report.

A statutory auditors’ report was made on the pro forma financial information as at 30 June 2014; it is attached in Annex 1 of the present document. »

Laurent MOREL

Chairman of the Management Board

1.3.	Investor relations contact

Investor relations contact:

Email: investorrelations@klepierre.com

Vanessa FRICANO

Tel: +33 1 40 67 52 24

Email: vanessa.fricano@klepierre.com

Julien ROUCH

Tel: +33 1 40 67 53 08

Email: julien.rouch@klepierre.com

1.4.	Person responsible for the financial information

Jean-Michel GAULT

Member of the Management Board – Deputy Chief Executive Officer

Tel: +33 1 40 67 55 05

1.5.	Independent auditors

•	Statutory Auditors

•	Deloitte & Associés – 185 avenue Charles de Gaulle, Neuilly-sur-Seine (92200)

•	Mazars – 61 rue Henri Régnault, Courbevoie (92400)

•	Alternate statutory auditors

•	Société BEAS – 7-9 villa Houssay, Neuilly-sur-Seine (92 200)

•	Patrick DE CAMBOURG – 61 rue Henri Régnault, Courbevoie (92400)

2.	RISK FACTORS

The risk factors that pertain to the Company and its industry are described in Chapter 3 (pages 109 to 116) of the Registration Document included in the Prospectus and the risk factors that pertain to the Operation are described in Section 4 (pages 20 to 23) of the Update of the Registration Document). The shareholders’ attention is drawn to the fact that the list of risks appearing in the Registration Document and in the Update of the Registration Document is not exhaustive and that there may exist other risks not presently identified or deemed immaterial by the Company at the time the Prospectus was approved. In addition to these risk factors, the investors are invited to refer to the following risk factors pertaining to the issue of 114,885,724 new shares contemplated under this Prospectus (the “New Shares”) before making their investment decision.

Risks related to the Company’s securities of which the admission to trading is requested

Dilution of the existing shareholders of the Company as a consequence of the issue of the New Shares

The issue of the New Shares implies the issue of 114,885,724 shares, which represent 36.5% of the share capital and 36.5% of the theoretical voting rights (including treasury shares) of Klépierre following completion of the contemplated Merger, on the basis of the share capital and the voting rights on 30 September 2014.

The volatility and liquidity of the Company’s shares may fluctuate significantly

In recent years, stock markets have experienced significant fluctuations, often bearing no relation to the results of the companies whose shares were traded. Market fluctuations and general economic conditions may increase the volatility of the Company’s shares. The market price of the Company’s share may fluctuate significantly in response to various factors and events, including the risk factors described in the Registration Document forming part of this Prospectus, as well as the liquidity of the market for the Company’s shares.

The securities that may be exchanged during the Offer or after its closing may have a negative impact on the stock price of the Company’s shares

The sale of a number of the Company’s securities on the market, or the impression that such sales may occur during the public exchange offer governed by Dutch laws on Corio (the “Offer”) or after its closing, notably from new shareholders that would come to hold a significant number of shares in the context of the Offer, may have a negative impact on the stock price of the Company’s shares. The Company cannot predict the potential impact of sales from those shareholders on the stock price of its shares.

3.	KEY INFORMATION

3.1.	Net working capital statement

The Company declares that it believes that the Group’s net working capital is sufficient to fulfill the Group’s obligations for the next 12 months, before and after the Operation.

3.2.	Shareholders’ equity and debt

The consolidated shareholders’ equity and the consolidated net debt as of 30 September 2014 are as described below:

Summary table of consolidated shareholders’ equity and debt

In accordance with the recommendations of ESMA (European Securities and Markets Authority) (ESMA/2013/319/paragraph 127), the following table shows the unaudited consolidated shareholders’ equity (which does not include the results of the current financial year) and the consolidated net financial debt of the Company as derived from the non-audited consolidated financial statements as at 30 September 2014. There has not been any material change in the shareholders’ equity and the consolidated net financial debt since 30 September 2014.

In millions of euros (IFRS)	30 September 2014 (unaudited)
1. Shareholders’ equity and debt
Total current debt	787
Guaranteed	20
Secured	5
Unguaranteed / Unsecured	762
Total non-current debt	4 833
Guaranteed	1 361
Secured	42
Unguaranteed / Unsecured	3 431
Total equity group share (excluding interim results)	1 803
Share capital	279
Treasury shares	1 774
Statutory reserves	28
Other consolidation reserves – attributable to the Group	-278
2. Net Financial debt
A – Cash	132
B – Cash equivalents	9
C – Trading securities	0
D – Liquidities (A+B+C)	141
E – Current financial receivable	0
F – Current bank debt	30
G – Current portion of non current debt	35
H – Other current financial debt	722
I – Current financial debt (F+G+H)	787

J – Net current financial indebtedness (I-E-D)	646
K – Non current bank loans	1 276
L – Bonds issued	3 482
M – Other non current loans	75
N – Non current financial indebtedness (K+L+M)	4 833
O – Net financial debt (J+N)	5 479

3.3.	Interest of natural and legal persons involved in the Offer

Not applicable.

3.4.	Reasons for the Offer and use of proceeds

This capital increase without preferential subscription rights within the limit of 114,885,724 shares aims to remunerate the Offer.

This maximum number of shares is determined using an exchange ratio of 1.14 (one and fourteen hundredths) shares of the Company for each Corio share (the “Exchange Ratio”).

The terms and conditions of the Offer are specified in Section 5 of this Securities Note.

4.	INFORMATION CONCERNING THE SECURITIES TO BE OFFERED AND ADMITTED TO TRADING ON EURONEXT PARIS AND EURONEXT AMSTERDAM

4.1.	Type, class and date of entitlement of the New Shares to be offered and admitted to trading

The New Shares to be issued shall be ordinary shares of the Company, of the same type and class as the Company’s existing shares. Holders of the New Shares will be entitled to receive dividends and all other distributions the Company may declare as from the date of their issuance. In particular, holders of the New Shares will not be entitled to the interim dividend that will be distributed by Klépierre as further described in paragraph 4.5 below and will only be entitled to the remainder of the dividend to be paid by Klépierre for the fiscal year 2014 at the annual shareholders’ meeting to be held in 2015.

The New Shares will be admitted to trading on the regulated market Euronext Paris and Euronext Amsterdam on 20 January 2015 or on 9 February 2015 for the New Shares issued at the end of the Post-Acceptance Period (as defined below) as the case may be (the “Settlement Date”),.

The New Shares will be immediately fungible with the Company’s existing shares already traded on Euronext Paris and on Euronext Amsterdam and, with effect from that date, will be quoted under the same ISIN code (FR0000121964 for Euronext Paris) as the existing shares.

4.2.	Governing law and legislation under which the New Shares have been created

The New Shares shall be issued in accordance with French law and the competent courts in the event of litigation will be those where the Company’s registered office is located whenever the Company is the defendant party. Such court shall be designated according to the nature of the dispute, unless otherwise provided in the French Code of Civil Procedure (Code de Procédure Civile).

4.3.	Form and registration of shares

The New Shares will be in registered form or bearer form, at the holders’ discretion.

In compliance with Article L. 211-3 of the French Monetary and Financial Code (Code Monétaire et Financier), they will necessarily be registered in a securities account held, as the case may be, by the Company or an authorised intermediary.

As a result, the rights of holders will be evidenced by an entry in a securities account opened in their name on the books of:

•	BNP Paribas Securities Services (BPSS), whose head office is 3 rue d’Antin 75002 Paris, appointed by the Company, for shares held in registered form administered by the Company (titres au nominatif pur);

•	BNP Paribas Securities Services (BPSS), whose head office is 3 rue d’Antin 75002 Paris, appointed by the Company, for shares held in registered form administered by a financial intermediary (titres inscrits au nominatif administré); or

•	an authorised intermediary of their choice for shares held in bearer form (titres au porteur).

In accordance with Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, shares may be transferred from one account to another, and transfer of ownership of the New Shares will occur upon their registration in the securities account of the purchaser.

Application will be made for the New Shares to be admitted to Euroclear France, which will ensure the clearing of the shares between account holders-custodians. The New Shares will also be the subject of an application for admission to Euroclear Bank S.A./N.V and Clearstream Banking S.A (Luxembourg).

4.4.	Currency of the New Shares

The New Shares shall be issued in euros.

4.5.	Rights attached to the New Shares

The New Shares shall, upon their creation, abide by all the provisions of the Company’s Articles of Association. As of today’s state of French legislation and the Company’s Articles of Association, the main rights attached to the New Shares are described hereinafter:

Rights to dividends - Rights to share in the issuer’s profits

The New Shares issued will carry rights to dividends, it being specified that the New Shares shall not bear any right to the interim dividend which will be distributed by Klépierre before the issue of the New Shares (see below).

The Company’s shareholders will be entitled to a share in the Company’s profits under the conditions set out in Articles L. 232-10 et seq. of the French commercial code (“Code de commerce”).

The shareholders’ general meeting approving the financial statements for the preceding fiscal year may decide to pay a dividend to all shareholders (Article L. 232-12 of the French commercial code).

In addition, interim dividends may be paid prior to the approval of the financial statements for the relevant fiscal year (Article L. 232-12 of the French commercial code).

The shareholders’ general meeting may grant shareholders the option of receiving all or part of their dividends or interim dividends either in cash or in shares issued by the Company (Articles L. 232-18 et seq. of the French commercial code).

The payment of dividends must take place within nine months of the end of the relevant fiscal year. This deadline may be extended by a court order (Article L. 232-13 of the French commercial code).

Any action brought against the Company for the payment of dividends owed with respect to the shares will become time-barred upon the expiry of a period of five years from their due date. Furthermore, dividends will also be forfeited to the benefit of the French State upon the expiry of a period of five years from their due date.

Dividends paid to non-residents are generally subject to withholding taxes in France.

The Company’s dividend policy is described in detail in chapters 1.6 and 9.8 of the Registration Document.

The dividend distribution policy of the Company is currently based, among other things, on the annual net current cash flow (group share), its financial structure, its investment policy as well as the distribution requirements of the tax regimes applicable to the Company. The Company’s current dividend policy is based on approximately 80% pay-out ratio of group share net current cash flow.

The proposed dividend target for the Company, with distributions made on an annual basis, will be also appreciated in consideration of Corio’s current dividend policy to distribute 80%-90% of its net current cash flow. Klépierre intends to ensure that shareholders benefit from a recurring and growing income over the long term.

In addition, the Company abides by particular distribution obligations in accordance with the SIIC, and, where appropriate, the particular distribution obligations if it would qualify as a fiscale beleggingsinstelling (“FBI”) for Dutch corporate income tax purposes.

Between the date of the Prospectus and the Merger Date, in order to comply with its obligations under the FBI regime, Corio intends to distribute, before the Settlement Date of the Offer, dividends to its shareholders in order to comply with the FBI regime for the 2014 financial year and the period going from 1 January 2015 until the Merger Date. As of this date, the amount of the estimated dividend to be distributed by Corio is 1.03 euro per Corio Share. This amount will be re-estimated and, if need be, adjusted, before distribution. In order to maintain an Exchange Ratio of 1.14 New Klépierre Shares for each Share, Klépierre will concurrently distribute to its shareholders, before the Settlement Date of the Offer, an interim per share dividend with regards to the 2014 fiscal year corresponding to the per share dividend distributed by Corio divided by 1.14 (i.e. on the basis of the above estimated amount of 1.03 euro per Corio share, an interim dividend of 0.91 euro per Klépierre share).

Voting rights

According to article L.225-123 of the French commercial code, a voting right equivalent to twice that attributed to other shares, in view of the proportion of the share capital they represent, is attached to all fully paid shares which can be proved to have been registered in the name of the same shareholder for at least two years as of April 1st, 2014. However, the Company has the intention to amend its Articles of Association upon completion of the Offer in order to opt out from compulsory application of article L. 225-123 of the French commercial code relating to double voting right.

Without prejudice to the duties to notify the Company and the AMF in the event that the ownership thresholds set out by law and the AMF’s General Regulations are crossed, the Company’s Articles of Association provide that any individual or legal entity, acting alone or in concert, who should possess directly or indirectly and in any manner whatever within the meaning of Articles L. 233-7 et seq. of the French commercial code a number of shares representing a fraction equal to or greater than 2% of the share capital of the Company or any multiple thereof must so inform the Company in writing, within five trading days of crossing this threshold, indicating the total number of shares in his, her or its possession at the date of that declaration.

Should a shareholder fail to perform the aforementioned duty to inform provided in the Articles of Association, that defaulting shareholder will be deprived of voting rights for those shares that exceed the fraction that ought to have been declared, if at the time of a general meeting, the failure to declare having been noted, one or more shareholders holding together at least 2% of the share capital so request and place that request in the minutes of that meeting. The loss of voting rights will continue for any shareholders’ meeting held until a period of two years has passed from the time a proper declaration has been made.

Preferential subscription rights of same class securities

The shares carry a preferential subscription right in case of a capital increase of shares of the same class. Shareholders will have, pro rata to their existing interest in the Company’s share capital, a preferential right to subscribe in cash for shares issued as part of an immediate or future increase in share capital. During the subscription period, preferential subscription rights may be traded when detached from the underlying shares, which themselves are also tradable. Preferential subscription rights may be transferred on the same basis as the shares themselves. The shareholders may individually waive their preferential subscription rights (Articles L. 225-132 and L. 228-91 to L. 228-93 of the French commercial code).

The general meeting that decides or authorises an immediate or future capital increase may cancel the preferential subscription rights for the entire capital increase or for one or more tranches thereof and may provide for or authorise a priority subscription period for the benefit of shareholders (Article L. 225-135 of the French commercial code).

Shares may be issued without preferential subscription rights, either by way of a public offering or, in an amount not to exceed 20% of the share capital per year, by way of an offering contemplated in Article L. 411-2 of the French Monetary and Financial Code (an offering to qualified investors or a restricted number of investors acting on their own behalf) and the issue price is at least equal to the weighted average share price of the latest three trading sessions preceding the pricing, to which a maximum discount of 5% may apply (Articles L. 225-136 1° paragraph 1 and 3° and R. 225-119 of the French commercial code). However, the general meeting may authorise the Management Board to set the issue price based on such conditions as the general meeting may determine, up to a maximum amount of 10% of the share capital per year (Article L. 225-136 1° paragraph 2 of the French commercial code).

The general meeting may also cancel the preferential subscription rights when the Company conducts a capital increase that is:

•	reserved for one or several designated persons or categories of persons satisfying certain criteria that the general meeting may determine. The issue price or the conditions governing the setting of such price will be determined by the extraordinary general meeting on the basis of a report of the Management Board and a special report of the Statutory Auditors (Article L. 225-138 of the French commercial code);

•	for the purpose of allocating newly issued shares as consideration for the securities contributed to a public exchange offer for the securities of a company whose shares are admitted to trading on a regulated market of a State that is a party to the Agreement on the European Economic Area or a member of the Organisation for Economic Cooperation and Development. In that event, the Statutory Auditors must give an opinion on the conditions and consequences of the issue (Article L. 225-148 of the French commercial code).

In addition, the general meeting may decide to carry out a capital increase:

•	in order to pay for contributions in kind. The value of such contributions will be assessed by one or more special auditors. The general meeting may delegate to the Management Board the necessary powers to carry out a capital increase, up to a maximum of 10% of the authorised share capital, in order to pay for contributions in kind comprising equity securities or securities giving access to the share capital (Article L. 225-147 of the French commercial code);

•	reserved for the members (employees of the Company or of its associated companies within the meaning of Article L. 225-180 of the French commercial code) of a company savings scheme (Article L. 225-138-1 of the French commercial code). The subscription price cannot be more than 20% lower than the average listed price during the 20 trading days preceding the date of the decision setting the opening date of the subscription (Article L. 3332-19 of the French Employment Code);

•	by means of the allocation of performance shares to salaried staff of the Company or group companies, to certain categories of such persons or to directors and officers, up to a maximum of 10% of the Company’s share capital (Articles L. 225-197-1 et seq. of the French commercial code).

Finally, French law allows the Company to allocate stock options to salaried staff of the Company or group companies, to certain categories of such persons or to their directors and officers, up to a maximum of one third of the Company’s authorised share capital (Articles L. 225-177 et seq. of the French commercial code).

Please refer to chapter 8.2.2 of the Registration Document for more details on the delegations and authorizations granted by the shareholders’ meeting to the Company’s Executive Board with respect to the issuance of new Company’s shares.

Right to share in any surplus in the event of liquidation

Any shareholders’ equity remaining after repayment of the nominal value of the shares will be shared between shareholders in the same proportion as their ownership interest in the Company’s authorised share capital (Article L. 237-29 of the French commercial code).

Buyback clauses and conversion clauses

The Company’s Articles of Association do not contain any special share buyback or conversion clauses.

Identification of shareholders

Pursuant to its Articles of Association, the Company is entitled at any time, upon payment of any relevant fee, to ask the central depository holding the Company’s securities accounts in respect of its equity securities to provide, as the case may be, the name or company name, nationality, year of birth or year of incorporation and address of the holders of securities granting an immediate or future voting right at the Company’s general meetings, as well as the number of equity securities held by each of such persons or entities and, if applicable, any restrictions applicable to such securities.

Based on the list provided by the central depository, the Company has the power, whether through the central depository or directly, and under the same conditions and subject to the same penalties, to ask persons or entities appearing on that list, and whom the Company considers may be registered on behalf of third parties, to provide the identity of the owners of the shares and the number of shares owned by each of them.

As long as the Company believes that certain identified shareholders are acting on behalf of third party owners of the shares, the Company will be entitled to request that such shareholders disclose the identity of the owners of the shares, and the number of shares owned by each of them (Articles L. 228-2 et seq. of the French commercial code).

4.6.	Resolutions, authorisations and approvals

Authorisations granted by Klépierre Shareholders Meeting

The Klépierre general meeting of the 11 December, 2014 (the “Klépierre EGM”) is convened to approve the following resolution:

First resolution – Delegation of authority to the Executive Board, for a term of nine months, to issue ordinary shares without pre-emptive rights to shareholders of Corio N.V. up a maximum aggregate par value of €160,840,013.60 (one hundred and sixty million eight hundred and forty thousand and thirteen euros and sixty euro cents) in the event of a public exchange offer by the Company for Corio shares

Pursuant to the quorum and majority requirements applicable to Extraordinary General Meetings, and having considered (i) the report of the Executive Board and (ii) the special report of the Statutory Auditors, and in accordance with the provisions of the French Commercial Code, in particular articles L.225-127 to L.225-129-6, L.225-138 and L.225-148, the General Meeting hereby resolves as follows:

1.	To delegate authority to the Executive Board, which may be sub-delegated on the terms and conditions stipulated by law and the Company’s bylaws, to issue, at its discretion and in the proportions and at the times it deems appropriate, ordinary shares of the Company in consideration for shares tendered to the public exchange offer made by the Company for the shares of Corio, a Dutch registered company (naamloze vennootschap) with a share capital of €2,000,000,000, registered office at Stationsplein 97 Duvenborch, 3511ED Utrecht, Netherlands (“Corio”), which shares are admitted to trading on the Euronext Amsterdam regulated market (the “Offer”);

2.	That the share capital may be increased by a maximum aggregate par value of €160,840,013.60 by issuing a maximum number of 114,885,724 shares each with a par value of €1.40, corresponding to an exchange basis of 1.14 Klépierre shares for 1 Corio share tendered, which amount shall be deducted from the amount of the capital increase referred to in paragraph 2 of the third resolution;

3.	That the new €1.40 par value shares shall be issued at a price per share equal to the closing price of Klépierre shares on the Euronext market in Paris (i) on the closing date of the initial Offer period for Corio shares tendered during the initial Offer period, or (ii) if the Offer period is extended, on the closing date of the extended Offer period for Corio shares tendered during the extended Offer period;

4.	To waive the shareholders’ pre-emptive rights and to reserve the entire capital increase for Corio shareholders;

5.	To confer full powers on the Executive Board, which may be sub-delegated on the terms and conditions stipulated by law and the Company’s bylaws, to implement this delegation of authority, and in particular to:

a)	Duly place on record the fulfilment of the conditions precedent to the Offer as described in paragraph 5.1.1 of the securities note, and the fact that the Offer has become unconditional;

b)	Duly place on record the number of shares tendered to the Offer;

c)	Determine, within the limits stipulated above, the characteristics, terms and conditions of the issue and, in particular, the dividend entitlement date, which may be retroactive, and the terms of payment for the shares;

d)	Decide that the new shares of the Company shall be admitted to trading on the Euronext Paris regulated market and that the existing and new ordinary shares shall also be admitted to trading on the Euronext Amsterdam regulated market;

e)	Deduct any expenses, duties, fees and taxes incurred in connection with the Offer from the amount of the share premium, as well as any sums required to be transferred to the statutory reserve;

f)	Duly place on record subscriptions to the new shares and completion of the capital increase, and amend the Company’s bylaws accordingly;

g)	More generally, enter into all and any agreements, take all and any measures and fulfil all and any formalities required for the issuance, admission to trading and financial servicing of the shares issued pursuant to this resolution, and to exercise all and any rights attached thereto.

This delegation of authority is given for a period of nine months as of the date of this General Meeting.

4.7.	Expected issue date of the New Shares

The Company will issue or allocate the New Shares at the Settlement Date, which shall be, based on the indicative timetable in section 5.1.3, on 20 January 2015, unless the Offer Period is extended. For Corio shareholders having tendered their Corio shares to the Offer during the Post-Acceptance Period of the Offer, the corresponding New Shares shall be issued and allocated on 9 February 2015.

The Offer Period means the period starting on the third Business Day following the date on which the Offer is made and ending ten weeks from this starting point.

The Post-Acceptance Period means a post-acceptance period of the Offer of two weeks which will be announced by the Company at the same time as the Company declares the Offer unconditional. If, however, the Company announces the Merger, it will not be obliged but will still have the right to announce a Post Acceptance Period.

4.8.	Restrictions on the free transferability of the New Shares

No statutory clause restrains the free trade and transferability of the shares constituting the equity of the Company, including the New Shares.

4.9.	French regulations regarding public offers

The Company is subject to the legislative and regulatory provisions in force in France with regard to mandatory takeover bids, buy-back offers and squeeze-outs.

4.9.1. Mandatory takeover bids

In compliance with Article L. 433-3 of the French Monetary and Financial Code and Articles 234-1 et seq. of the General Regulations of the AMF set forth the circumstances in which a mandatory takeover bid must be made, on terms such that it can be approved by the AMF, for all the equity securities and securities conferring access to share capital or voting rights of a company whose shares are admitted to trading on a regulated market.

4.9.2. Public buy-back offers and squeeze-outs

Article L. 433-4 of the French Monetary and Financial Code and Articles 236-1 et seq. (buy-back offers), 237-1 et seq. (squeeze-out following a buy-back offer) and 237-14 et seq. (squeeze-out following any takeover bid) of the General Regulations of the AMF set forth the circumstances in which a buy-back offer must be made, and the circumstances in which proceedings to squeeze-out minority shareholders must be implemented, in the case of a company whose shares are admitted to trading on a regulated market.

4.10.	Public tender offers launched by third parties on the capital of the issuer during the past financial year and the current financial year

No public takeover bid was initiated by any third party in respect of the Company’s share capital during the current or previous fiscal year.

4.11.	Tax regime applicable to the New Shares

The following is a general summary of the principal French tax consequences of (i) receiving dividends as a result of holding shares of the Company and (ii) disposing of such shares. This summary, which takes into account the fact that the Company elected for the SIIC status (see description of such regime in section 10.6.1), is only addressed to shareholders of the Company who are not French residents for French tax purposes, and who do not hold their shares in connection with a business or profession conducted in France, or a permanent establishment or fixed base situated in France (hereafter “Non French Resident Shareholders”). It does not address the French tax treatment applicable to any other shareholder of the Company, including but not limited to, shareholders qualifying as French residents for French tax purposes (who will for instance need to assess with their own tax adviser the application to the dividends paid to them by the Company of the advanced 21% withholding tax provided for by article 117 quarter of the French tax code, as well as of the French social contributions applicable to dividend payments to French tax residents).

This discussion is intended only as a descriptive summary of certain provisions of French tax law and regulations which, due to its summary character, does not cover all details and tax exemptions which may apply in specific individual cases, and may even require a deviation therefrom, including as a result of the application of the provisions of any relevant tax treaty. It assumes that dividends paid by the Company with respect to the shares will qualify as dividends pursuant to French tax law.

Furthermore, it does not deal with any tax other than French withholding taxes as described below and is based on French tax and practices in force as of the date hereof, all of which are subject to change, possibly with retroactive effect, or to different interpretations.

All shareholders should consult their usual tax advisers about the tax consequences of acquiring, owning and disposing of the shares of the Company, including the relevance to their particular situation of considerations discussed below.

4.11.1. Dividends

In principle, dividends paid by a French company to a Non French Resident Shareholder are subject to a 30% French withholding tax.

(i)	The French withholding tax applicable to dividend paid outside of France may firstly be reduced, and even eliminated, pursuant to specific provisions of French tax law.

(ii)	Dividends paid outside of France to Non French Resident Shareholders qualifying as individual shareholders whose tax residency is located in another Member State of the European Union or in a State that is a party to the European Economic Area agreement and with which France has concluded a convention on administrative assistance to combat tax evasion and avoidance will in principle be subject to a French withholding tax at a rate of 21%, provided that the dividends are eligible for the 40% tax allowance provided for in 2° of 3 of Article 158 of the French Tax Code. Such reduced rate will however not apply to the dividends distributed out of the tax-exempt profits of the Company.

(iii)	Dividends paid outside of France to Non French Resident Shareholders qualifying as corporate shareholders whose place of effective management is located in another Member State of the European Union and which hold at least 10% of the share capital of the Company may be exempt, under certain circumstances, from French withholding tax, in accordance with the provisions of article 119 ter of the French Tax Code. Similarly, dividends paid outside of France to corporate shareholders fulfilling the conditions set forth in the guidelines of the French tax authorities (Bulletin officiel des Finances Publiques-Impôts) under the reference BOI-RPPM-RCM-30-30-20-40 of 25 July 2014, may also be exempt from French withholding tax. Such exemptions will however not apply to the dividends distributed out of the tax-exempt profits of the Company.

(iv)	Dividends paid outside of France to a Non French Resident Shareholder (i) taking the form of a legal entity having its registered office in another Member State of the European Union or in a State that is a party to the European Economic Area agreement and with which France has concluded a convention on administrative assistance to combat tax evasion and avoidance, (ii) which would have been taxable in France pursuant to paragraph 5 of Article 206 of the French Tax Code (which is aimed at organizations generally referred to as “not-for-profit organizations”) had such legal entity have its registered office in France, and (iii) which fulfills the conditions set forth in the guidelines of the French tax authorities (Bulletin officiel des Finances Publiques-Impôts) under the reference BOI-IS-CHAMP-10-50-10-40 of 25 March 2013, will in principle be subject to a 15% withholding tax.

(v)	Dividends paid by the Company to Non French Resident Shareholders qualifying as foreign pooled investment vehicles comparable to French undertakings for collective investment in transferable securities (OPCVM, OPCI or Sicaf property funds) and established under foreign law and located in another Member State of the European Union or in another State or territory with which France has concluded a convention on administrative assistance to combat tax evasion and avoidance will in principle, in accordance with paragraph 2 of Article 119 bis of the French Tax Code and subject to fulfilling the conditions set forth in this article, be exempt from withholding tax. Dividends distributed out of the tax-exempt profits of the Company to such entities will however be subject, in principle, to a 15% withholding tax.

However, dividends paid outside of France to a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French Tax Code will be subject, irrespective of the tax residence of the shareholder, to a 75% French withholding tax. The list of non-cooperative States and territories is published by a ministerial executive order, which is updated on a yearly basis.

Notwithstanding the above, applicable French withholding taxes pursuant to the abovementioned French tax laws, may be reduced, or even eliminated, pursuant to applicable international tax treaties, if any.

Shareholders shall be solely responsible for consulting with their tax adviser in order to determine, among other things, if they might be (i) subject to the legislation concerning non-cooperative States or territories within the meaning of Article 238-0 A of the French Tax Code or (ii) able to receive a reduction in or exemption from French withholding taxes, and in order to determine the practical means of application of the applicable international tax treaties, if any, including (but not limited to) those referred to in the French guidelines (Bulletin officiel de Finances Publiques-Impôts) under the reference BOI-INT-DG-20-20-20-20 of 12 September 2012 concerning the so-called “normal” or “simplified” procedures for reducing or being exempt from withholding tax under the applicable international tax treaties.

Please note finally that dividends distributed by the Company may be subject to a specific French 20% levy in relation with the SIIC status of the Company (see section 10.6.1 below).

Non French Resident Shareholders will also have to comply with the tax legislation in force in their country of residence with respect to dividends paid by the Company, as it may be amended by the international tax treaties concluded between France and such country.

4.11.2. Capital gains

Pursuant to French tax law, capital gains derived from the sale of shares of the Company will not be taxable in France provided that the selling Non French Resident Shareholder does not hold, directly or indirectly, at least 10% of the share capital of the Company.

Non French Resident Shareholders holding more than 10% of the Company, if any, shall consult with their tax advisers in order to determine the tax regime applicable to them, pursuant to French tax law and any applicable tax treaty applicable to them.

5.	TERMS AND CONDITIONS OF THE OFFER

5.1.	Conditions of the Offer and expected timetable

5.1.1. Conditions of the Offer

The Company’s share capital increase will be carried out without preferential subscription right through issuance of a maximum number of 114,885,724 New Shares, the New Shares being issued in the context of the Offer.

This maximum number of shares is determined on the basis of a number of 100,776,951 ordinary Corio shares (with a total nominal value of 1,007,769,510 euros) and an exchange ratio of 1.14 (one and fourteen hundred) shares of the Company for each Corio share (the “Exchange Ratio”), as exposed in the joint press release by the Company and Corio dated 29 July, 2014, in connection with the Offer. The Exchange Ratio is based on the hypothesis that, between 29 July, 2014 and the Settlement Date of the Offer, Klépierre or Corio will not (i) declare or pay any (interim) dividend or distribution, whether in cash, in shares or otherwise, (ii) reduce its capital in this period, (iii) distribute other amounts relating amongst others to reserves or premiums or (iv) makes any other distribution (each a “Distribution”). In case of a Distribution, the Exchange Ratio shall be adjusted accordingly to reflect the amount of such Distributions (before any applicable withholding tax), it being specified that, between the date of the Prospectus and the Merger Date, in order to comply with its obligations under the FBI regime, Corio intends to distribute, before the Settlement Date of the Offer, dividends to its shareholders in order to comply with the FBI regime for the 2014 financial year and the period going from 1 January 2015 until the Merger Date. As of this date, the amount of the estimated dividend to be distributed by Corio is 1.03 euro per Corio Share. This amount will be re-estimated and, if need be, adjusted, before distribution. In order to maintain an Exchange Ratio of 1.14 New Klépierre Shares for each Share, Klépierre will concurrently distribute to its shareholders, before the Settlement Date of the Offer, an interim per share dividend with regards to the 2014 fiscal year corresponding to the per share dividend distributed by Corio divided by 1.14 (i.e. on the basis of the above estimated amount of 1.03 euro per Corio share, an interim dividend of 0.91 euro per Klépierre share).

Corio is a Dutch leading pan-European retail property company, specialising in the selection, development, redevelopment and management of shopping centers. Its equity consists of 100,776,951 ordinary shares, listed on Euronext Amsterdam, with a total nominal value of 1,007,769,510 euros.

The Offer is part of the proposed combination of the Company’s and Corio’s activities as announced on the 29th of July, 2014, which aims to create a leading pan-European pure player retail property company.

The Offer shall be based on an offer memorandum (the “Offer Memorandum”) approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten – the “AFM”).

The issuance of the New Shares is conditioned to the Offer being declared unconditional.

It is specified that subject to the Offer having been declared unconditional and settlement having taken place, and certain other conditions, the Company shall be entitled to effect or cause to effect a statutory cross-border merger between the Company and Corio in accordance with the EU Directive 2005/56/EC of 26 October 2005 on cross-border mergers of limited liability companies, implemented for Dutch law purposes under Title 2.7 of the DCC and for French law purposes by articles L. 236-25 et seq. of the French commercial code, with Corio being the disappearing entity and the Company being the surviving entity (the “Merger”). The exchange ratio for the Merger will be equal to the Exchange Ratio. Thus, in case of implementation of the Merger, the number of Klépierre shares to be issued and allotted to the Corio shareholders will only cover those Corio shareholders who did not tender their shares to the Offer and who did not exercise their Withdrawal Right. Thus, the maximum number of Klépierre shares issued in the context of the Offer and the Merger shall in any case be equal to 114,885,724 shares.

The Merger will only be implemented if the Offer is declared unconditional, settlement of the Offer has taken place, and all merger conditions have been satisfied or waived, and Klépierre has decided to implement the Merger. Klépierre furthermore has the right to pursue any other post-closing restructuring measure, such as a squeeze out.

Offer Conditions

The obligation of Klépierre to declare the Offer unconditional (gestanddoening) is subject to the following customary conditions precedent (opschortende voorwaarden) (the “Offer Conditions”) being satisfied or waived, as the case may be, on the Last Day of Acceptance Period:

Acceptance Threshold

(a)	the aggregate number of Tendered Shares under the Offer, together with the Shares that are directly or indirectly held by Klépierre and the Shares that are committed to Klépierre or its Subsidiaries in writing shall represent at least either (i) 95% (ninety five per cent) of the issued share capital of Corio at the Last Day of Acceptance Period; or (ii), if the Corio EGM has adopted the Combined Corio Merger Resolutions with at least a 66.67% (sixty-six point sixty-seven per cent) majority of the votes cast at the Corio EGM, 80% (eighty per cent) of the issued share capital of Corio at the Last Day of Acceptance Period (the “Acceptance Threshold”);

Competition Clearances

(b)	all mandatory competition approvals or, as applicable, statements of no objections, of domestic and/or international authorities required in connection with the Offer and the intended change of control have been obtained and/or any applicable waiting period (and any extension thereof) in connection with the Offer has terminated or expired, in any event allowing Klépierre to acquire and vote the Shares tendered under the Offer as per the Settlement Date;

Corio EGM

(c)	the Corio EGM having adopted the Combined Corio Merger Resolutions with at least a 66.67% (sixty-six point sixty-seven per cent) majority of the votes cast at the Corio EGM;

(d)	the Corio EGM having adopted the Appointment Resolutions;

Klépierre EGM

(e)	the Klépierre EGM having approved the resolutions relating to the Offer and the Merger;

(f)	the Klépierre EGM having adopted the resolutions relating to the appointment of Jeroen Drost and John Carrafiell as a new member to the Klépierre Supervisory Board; subject to the fulfilment of either the condition of the Merger being executed or the Offer being declared unconditional (gestanddoening) and in any event effective immediately after the Completion Date;

No breach

(g)	Corio not having breached the terms of the Merger Protocol to the extent that any such breach (i) has or could reasonably be expected to have material adverse consequences for Corio, Klépierre or the Offer; and (ii) is incapable of being remedied within ten (10) Business Days after receipt by Corio of a written notice from Klépierre (or, if earlier, before the Last Day of Acceptance Period) or has not been remedied by Corio within ten (10) Business Days after receipt by Corio of a written notice from Klépierre (or, if earlier, before the Last Day of Acceptance Period);

(h)	Klépierre not having breached the terms of this Merger Protocol to the extent that any such breach (i) has or could reasonably be expected to have material adverse consequences for Corio, Klépierre, or the Offer; and (ii) is incapable of being remedied within ten (10) Business Days after receipt by Klépierre of a written notice from Corio (or, if earlier, before the Last Day of Acceptance Period) or has not been remedied by Klépierre within ten (10) Business Days after receipt by Klépierre of a written notice from Corio (or, if earlier, before the Last Day of Acceptance Period);

(i)	the irrevocable undertaking as referred to in Section 5.4.3 not having been materially breached by APG;

(j)	the irrevocable undertakings as referred to in Section 5.4.3 not having been materially breached by SPG or BNP Group;

No Material Adverse Effect

(k)	no Material Adverse Effect relating to Corio having occurred;

No Potential Competing Offer or mandatory offer

(l)	no public announcement having been made of (i) a mandatory offer pursuant to Article 5:70 Wft, by an offeror other than Klépierre in accordance with the Applicable Rules and (ii) a Potential Competing Offer, in each case unless Corio has indicated within eight (8) Business Days after the public announcement thereof that such announcement will not result in either of the Corio Boards revoking, modifying, amending or qualifying the Corio Recommendation;

Recommendation

(m)	no member of the Corio Boards (nor for the avoidance of doubt the Corio Boards) having revoked, modified, amended or qualified the Corio Recommendation;

(n)	neither of the Klépierre Boards having revoked, modified, amended or qualified the Klépierre Recommendation or having failed to publicly reaffirm their recommendation in case one or more members of the Klépierre Boards revokes, modifies or qualifies the Klépierre Recommendation;

Securities

(o)	the additional note to the Prospectus, if any, having been approved by the AMF and the AFM and ESMA having been notified by the AMF in accordance with Article 5:11 Wft that the AMF has approved the additional note to the Prospectus (if any);

(p)	Euronext Amsterdam having granted, and not having revoked, its approval of the request for listing of Klépierre Shares including the New Klépierre Shares on Euronext Amsterdam as per the Settlement Date;

(q)	Euronext Paris having granted, and not having revoked, its approval of the request for listing of the New Klépierre Shares on Euronext Paris as per the Settlement Date;

(r)	on or prior to the Unconditional Date, trading in the Klépierre Shares on Euronext Paris not having been suspended or ended as a result of a listing measure taken by Euronext Paris in accordance with Article 6901/2 or any other relevant provision of the Euronext Rulebook I (Harmonised Rules);

(s)	on or prior to the Unconditional Date, trading in the Shares on Euronext Amsterdam not having been suspended or ended as a result of a listing measure (noteringsmaatregel) taken by Euronext Amsterdam in accordance with Article 6901/2 or any other relevant provision of the Euronext Rulebook I (Harmonised Rules);

Restraint orders

(t)	on or prior to the Unconditional Date, no notification having been received from the AFM stating that pursuant to Article 5:80 Paragraph 2 of the Wft, investment firms are not allowed to cooperate with the Offer;

(u)	no order, stay, judgment or decree having been issued by any court, arbitral tribunal, government, governmental authority or other regulatory or administrative authority that remains in force and effect, and no statute, rule, regulation, governmental order or injunction having been enacted, which in any such case prohibits the making and/or consummation of the Offer in accordance with this Merger Protocol in any material respect;

AIFM

(v)	if the AFM has taken the position that Klépierre is required to hold an AIFM Licence as a result of the Offer, Klépierre having obtained such AIFM Licence; and

(w)	if the AFM has taken the position that Corio is required to hold an AIFM Licence as a result of the Offer, the AFM not having objected to Klépierre’s proposed qualified holding (gekwalificeerde deelneming) in Corio following the Offer.

The Offer Conditions set out above, may be waived either by Klépierre, by Corio, by Klépierre and Corio jointly, or may not be waived, as indicated in the matrix below.

If the number of Shares having been tendered for acceptance during the Acceptance Period, together with (x) any Shares directly or indirectly held by Klépierre or any of its Subsidiaries and (y) any Shares committed to Klépierre or any of its Subsidiaries in writing, represents less than 66.67% (sixty-six point sixty-seven per cent) of Corio’s issued share capital (geplaatst kapitaal), Klépierre may only waive the Offer Condition set out in paragraph (a) (Acceptance threshold) with the prior written consent of Corio.

Klépierre shall waive the Offer Condition set out in paragraph (c) above if the aggregate number of Corio Shares that are tendered under the Offer, together with the Corio Shares that are directly or indirectly held by Klépierre and the Corio Shares that are committed to Klépierre or its subsidiaries in writing represents at least 95% of the issued share capital of Corio of the last day of the Offer Period.

If on the Initial Last Day of Acceptance Period all Offer Conditions except for the Offer Condition described in paragraph (c) have been satisfied or waived, Klépierre shall either waive the Offer Condition set forth in paragraph (c) or extend the Acceptance Period with a maximum of seven (7) weeks.

Offer Condition	Right to waive
	Klépierre	Corio	Jointly	None
(a) (Acceptance Threshold)	X
(b) (Competition clearances)				X
(c) (Adoption Combined Corio Merger Resolutions)	X
(d) (Adoption Appointment Resolution)	X
(e) (Adoption issuance Klépierre Shares resolution)				X
(f) (Adoption appointment Klépierre supervisory board members resolution)		X
(g) (No breach Corio)	X
(h) (No breach Klépierre)		X
(i) (No breach APG irrevocable)	X
(j) (No breach SPG or BNP Group irrevocables)		X
(k) (No Material Adverse Effect)	X
(l) (No Potential Competing Offer or mandatory offer)	X
(m) (No revocation Corio Recommendation)	X

Offer Condition	Right to waive
	Klépierre	Corio	Jointly	None
(n) (No changes to Klépierre Recommendation)		X
(o) (Approval supplement to Prospectus)				X
(p) (Listing Euronext Amsterdam)		X
(q) (Listing Euronext Paris)				X
(r) (Listing measure Klépierre Shares)			X
(s) (Listing measure Shares)			X
(t) (No 5:80 Paragraph 2 of the Wft notification)				X
(u) (No order, stay, judgment or decree)				X
(v) (AIFM Licence)				X
(w) (No AFM objection to Klépierre’s proposed qualified holding)				X

The implementation of the Merger will be subject to a certain number of conditions which will be precisely described in the Document E.

5.1.2. Total number of the Company’s shares to be issued in relation to the Offer and the Merger

In order to implement the Offer, the Company shall procure that the tendering Corio shareholders receive within five (5) Business Days after the Offer has been declared unconditional such number of fully paid-up shares of the Company as corresponds to the aggregate number of Corio shares tendered under the Offer multiplied by the Exchange Ratio.

On the basis of a number of 100,776,951 ordinary Corio shares and an exchange ratio of 1.14 (one and fourteen hundredths) shares of the Company for each Corio share, the maximum number of New Shares to be issued in connection with the Offer is 114,885,724 New Shares.

In case of implementation of the Merger, the number of Klépierre shares issued will be allocated to the Corio shareholders who had not tendered their shares into the Offer or had not exercised their Withdrawal Right. The exchange ratio for the Merger being equal to the Exchange Ratio, the maximum number of Klépierre shares to be issued shall be equal to 114,885,724 shares.

If the Corio general meeting adopts the proposal to enter into the Merger, any Corio shareholder that voted against such proposal has the right to elect not to become a shareholder of Klépierre (the “Withdrawal Right”) and file a request for compensation with Corio (the “Withdrawal Application”) in accordance with Article 2:333h Paragraph 1 of the DCC (such shareholder being a “Withdrawing Shareholder”) within one month after Corio’s general meeting in which the proposal to enter into the Merger has been adopted. Upon the Merger taking effect, the Withdrawing Shareholder will not receive New Shares. Instead, such Withdrawing Shareholder will receive compensation in cash (the “Cash Compensation”) for the Shares for which it duly exercised his Withdrawal Right (the “Exit Shares”) and such Shares shall cease to exist as a consequence of the Merger taking effect.

Pursuant to Article 2:333h of the DCC, Withdrawing Shareholders are entitled to receive Cash Compensation for their Exit Shares. The Cash Compensation per Exit Share to be received by a Withdrawing Shareholder will be equal to the aggregate amount of (i) the gross proceeds realised by a bona fide third party trustee appointed by Klépierre and Corio (the “Trustee”) as a result of the sale of the Klépierre Exit Shares (as defined below) during the period between the expiry of the Withdrawal Period and the Merger Date, and (ii) any other economic benefits realised or received by the Trustee as a result of the Trustee holding the Klépierre Exit Shares, including, but not limited to, any dividends or any other distributions received by the Trustee in respect of any Klépierre Exit Shares held by it (such activities by the Trustee, the “Trustee Sale Procedure”), divided by the total number of Exit Shares. All costs and expenses relating to the realization and determination of the Cash Compensation will be borne by Klépierre and such costs and expenses will not be deducted in any manner from the Cash Compensation.

After the expiry of the Withdrawal Period, Klépierre and Corio will jointly determine the number of Withdrawing Shareholders and the aggregate number of Exit Shares on the basis of the received Withdrawal Applications. In order to determine the Cash Compensation for the Withdrawing Shareholders, the Trustee will acquire within ten (10) Business Days after the expiry of the Withdrawal Period such number of fully paid-up New Klépierre Shares as corresponds to the aggregate number of Exit Shares multiplied by the Merger Exchange Ratio, rounded up to a whole number (the “Klépierre Exit Shares”). The Trustee will sell the Klépierre Exit Shares during the period between the end of the Withdrawal Period and the Merger Date. Following the sale of the Klépierre Exit Shares by the Trustee, and prior to the effectuation of the Merger, the Cash Compensation per Exit Share will be determined by the Klépierre Boards and Corio Boards in accordance with the provisions of the Merger Proposal by dividing the proceeds realised by the Trustee as a result of the Trustee Sale Procedure by the total number of Exit Shares as described in more detail in the preceding paragraph (the “Final Cash Compensation”).

As a result of the procedure described above, prior to the implementation of the Merger it shall be clear to each Withdrawing Shareholder what the exact Cash Compensation per Exit Share shall be. Klépierre will assume Corio’s obligation to pay the Cash Compensation to the Withdrawing Shareholders and will pay such Cash Compensation to the Withdrawing Shareholders within ten (10) Business Days following the Merger Date.

The Trustee

Klépierre and Corio have appointed Oddo Corporate Finance to act as the Trustee in connection with the determination of the Cash Compensation payable to the Withdrawing Shareholders and the procedure described above under “Cash Compensation”. The Trustee is independent in the performance of its professional services as the Trustee and will operate independently from Klépierre and Corio.

Klépierre and Corio have entered into an agreement with the Trustee setting out in detail the tasks and activities to be undertaken by the Trustee. Such agreement is further described in the Document E. All costs and expenses of the Trustee will be borne by Klépierre; the Trustee will not charge any costs or expenses to Shareholders.

The main task of the Trustee will be to sell the Klépierre Exit Shares on Euronext Paris during a period between the end of the Withdrawal Period and the Merger Date. The Trustee will use reasonable best efforts to realise the highest price for the Klépierre Exit Shares reasonably possible, whilst duly observing an orderly sale procedure.

The orderly sale procedure for the Klépierre Exit Shares and the other procedures to be followed by the Trustee will be further described in the Document E. After the Trustee has sold the Klépierre Exit Shares on Euronext Paris, it will make available for inspection by the Withdrawing Shareholders all the trades the Trustee entered into to realize the sale of the Klépierre Exit Shares.

5.1.3.	Indicative timetable of the Offer and the Merger

The present indicative timetable is based on the hypothesis that the Company declares the Offer unconditional on 13 January 2015. If any Offer Condition is not satisfied or waived on the Initial Last Day of Acceptance Period, Klépierre has the right, in accordance with Article 15 of the Decree, to extend the Acceptance Period once for a minimum period of two weeks and a maximum period of ten weeks. If Klépierre declares the Offer unconditional (gestanddoening) and does not announce the Merger, Klépierre will within three (3) business days after the Unconditional Date publicly announce a post-acceptance period (na-aanmeldingstermijn) of a maximum of two weeks. The Merger will only be implemented if the Offer is declared unconditional, settlement of the Offer has taken place, and all merger conditions have been satisfied or waived, and Klépierre has decided to implement the Merger. Under the hypothesis that the Company announces an extension of the initial Offer period, the public shall be informed of the changes to the hereunder indicative timetable by means of a press release by the Company on its website (www.klepierre.com).

27 October 2014	AFM approval on the Offer Memorandum

27 October 2014	AMF approval on the Prospectus

AMF approval on the Document E

31 October 2014	Legal notice of the holding of the general meeting of Klépierre shareholders

31 October 2014	Opening of the initial Offer period

8 December 2014	Extraordinary general meeting of Corio shareholders

9 December 2014	Start of the Withdrawal Period for Withdrawing Shareholders

11 December 2014	Extraordinary and ordinary general meeting of Klépierre shareholders

8 January 2015	Closing of the initial Offer period

12 January 2015	Expiry of the Withdrawal Period for Withdrawing Shareholders

13 January 2015	Announcement by Klépierre of the results of the Offer and of the irrevocability of the Offer Extension of the Acceptance Period

• Klépierre announces whether or not the Acceptance Period will be extended in accordance with Article 15 Paragraph 1 of the Decree.

16 January 2015	Post-Acceptance Period

•   Klépierre may announce a Post-Acceptance Period of a maximum of two weeks

•   During the Post-Acceptance Period, Shareholders that have not yet tendered their Shares under the Offer will be given the opportunity to do so on the same terms and subject to the same restrictions as the Offer

17 January 2015	Reopening of the Offer (unless in case of implementation of the Merger)

20 January 2015	Settlement and delivery of the Offer

After 12 January 2015	Decision on the Merger

• Klépierre announces whether or not the Merger will be pursued

After 20 January 2015	Start of the Trustee Sale Procedure and determination of the cash amount due to the Corio shareholders having exercised their withdrawal right in the context of the Merger

2 February 2015	End of the reopening offer period (unless in case of implementation of the Merger)

5 February 2015	Announcement of the results for the reopening offer period (unless in case of implementation of the Merger)

9 February 2015	Second settlement-delivery regarding the reopening offer period (unless in case of implementation of the Merger)

First Quarter 2015

Effectuation of the Merger if the Merger is pursued:

•   Pre-merger certificate issued by a Dutch notary

•   Pre-merger certificate issued by the French clerk of the commercial court

•   Confirmation/control of the legality of the Merger by a French notary or the French clerk of the commercial court certifying that the Merger has been implemented in accordance with applicable law, pursuant to Article L.236-30 of the French commercial code

5.1.4. Revocation / Suspension of the offer of New Shares

Non applicable.

5.1.5. Reduction of the subscription orders

Non applicable.

5.1.6. Minimum and / or maximum amount of a subscription

Non applicable.

5.1.7. Revocation of subscription orders

Subscription orders are irrevocable.

5.1.8. Payment of funds and terms of delivery of New Shares

The settlement of the Offer is contemplated to occur on 20 January 2015, unless the Offer Period is extended, and on 9 February 2015 for the Corio shares tendered during the Post-Acceptance Period, and the delivery shall occur on these two respective dates.

Since the New Shares are issued for the Corio shareholders having tendered their Corio shares to the Offer, there shall be no payment of funds.

5.1.9. Publication of the results of the offer of New Shares

At the close of the Offer Period referred to in section 5.1.3 above, a press release by the Company announcing the results of the Offer will be published and will be made available on the Company’s website.

In addition, a notice published by Euronext Paris and Euronext Amsterdam relating to the admission of the New Shares will indicate the definitive number of New Shares issued in exchange for the tendered Corio shares.

If the Company announces an extension of the Offer of a maximum of ten (10) weeks, the public shall be informed of the results of the extended Offer Period by means of a press release by the Company on its website (www.klepierre.com).

5.1.10. Exercise of pre-emption rights, negotiability of subscription rights and treatment of subscription rights not exercised

Non applicable.

5.2. Plan of distribution

Category of potential investors - Jurisdictions in which the offer of New Shares is being made - Restrictions applicable to the offer of New Shares

Category of potential investors

Since the issue is being completed in connection with a public exchange offer, subscription for the New Shares to be issued will be reserved for the Corio shareholders tendering their Corio shares in the Offer.

Restrictions applicable to the public offering of New Shares

The distribution of this Prospectus and/or the making of the public offering of New Shares in jurisdictions other than the Netherlands may be restricted and/or prohibited by law. The public offering of New Shares is not being made in any jurisdiction in which the making of the public offering of New Shares or acceptance thereof would not be in compliance with the securities or other laws or regulations of such jurisdiction or would require any registration, approval or filing with any regulatory authority not expressly contemplated by the terms of this Prospectus. Persons obtaining this Prospectus are required to take due note and observe all such restrictions and obtain any necessary authorisations, approvals or consents (to the extent applicable). Outside of the Netherlands, no actions have been taken (nor will actions be taken) to make the public offering of New Shares possible in any jurisdiction where such actions would be required. In addition, this Prospectus has not been filed with or recognised by the authorities of any jurisdiction other than France and the Netherlands. Neither the Company nor any of its advisors accept any liability for any violation by any person of any such restriction. Any person (including, without limitation, custodians, nominees and trustees) who forwards or intends to forward this Prospectus or any related document to any jurisdiction outside the Netherlands should carefully read this Section 5.2 before taking any action.

The release, publication or distribution of this Prospectus and any documentation regarding the public offering of New Shares or the making of the public offering of New Shares in jurisdictions other than the Netherlands may be restricted by law and therefore persons into whose possession this Prospectus comes should inform themselves about and observe such restrictions. Any failure to comply with any such restriction may constitute a violation of the law of any such jurisdiction.

Authorised intermediaries may not accept any subscriptions for the New Shares or any exercise of preferential subscription rights from clients with an address in a country where such restrictions apply, and such orders will be deemed null and void.

Restrictions relating to the United States of America

The Operation, if completed, will result in the acquisition of securities of a Dutch company and the Transactions are subject to Dutch and French disclosure requirements, which differ from those of the United States. The financial information included or referred to herein has been prepared in accordance with non-U.S. accounting standards and, accordingly, may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

The Offer will be made in the United States pursuant an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Securities Exchange Act”), and the issuance of Shares in the Transactions will be pursuant to an exemption from registration provided by Rule 802 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and the Offer and the Merger will otherwise be made in accordance with the applicable regulatory requirements in the Netherlands. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and law.

It may be difficult for U.S. holders of Shares to enforce their rights and any claims arising under the U.S. federal securities laws, since Klépierre and Corio are located in a country other than the United States, and some or all of their officers and directors may be residents of a country other than the United States. U.S. holders of Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

In accordance with standard Dutch practice and pursuant to Rule 14e-5(b) of the U.S. Securities Exchange Act, Klépierre or its nominees, or its brokers (acting as agents), or affiliates of Klépierre’s financial advisors, may from time to time make certain purchases of, or arrangements to purchase, Shares outside of the United States, other than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about such purchases will be announced by press release in accordance with Article 13 of the Decree and posted on the website of Klépierre at (www.klepierre.com).

The Shares have not been registered in, and will not be registered with any securities regulatory authority of, any state or other jurisdiction of the United States, including the District of Columbia, Puerto Rico and Guam. Accordingly, any Shareholder in any jurisdiction of the United States may tender Shares under the Offer only if such Shareholder qualifies as an exempt investor meeting the applicable definition in Annex 2.

Restrictions relating to Canada and Japan

The Offer and any solicitation in respect thereof is not being made, and will not be made, directly or indirectly, in or into Canada or Japan, or by use of the mails, or by any means or instrumentality of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada or Japan. This includes, but is not limited to, post, facsimile transmission or any other electronic form of transmission and telephone. Accordingly, copies of this Prospectus and any related press announcements, acceptance forms and other documents are not being sent and must not be mailed or otherwise distributed or sent in, into or from Canada or Japan or, in their capacities as such, to custodians, nominees or trustees holding Shares for persons residing in Canada or Japan. Persons receiving this Prospectus and/or such other documents must not distribute or send them in, into or from Canada or Japan, or use such mails or any such means, instrumentality or facilities for any purpose in connection with the Offer; so doing will invalidate any purported acceptance of the Offer. Klépierre will not accept any tender by any such use, means, instrumentality or facility from within Canada or Japan.

Tender and transfer of New Shares constitute a representation and warranty that the person tendering the New Shares (a) has not received or sent copies of this Prospectus or any related documents in, into or from Canada or Japan and (b) has not otherwise utilised in connection with the Offer, directly or indirectly, the mails or any means or instrumentality including, without limitation, facsimile transmission and telephone of interstate or foreign commerce, or any facility of a national securities exchange of, Canada or Japan. Klépierre reserves the right to refuse to accept any purported acceptance that does not comply with the foregoing restrictions, and any such purported acceptance will be null, void and without effect.

Klépierre reserves the right to refuse any purported subscriptions for the New Shares that does not comply with the foregoing restrictions, and any such purported subscription will be null, void and without effect.

5.3. Subscription price

Non applicable.

5.4. Placement and underwriting

5.4.1. Name and address of the co-ordinators of the global offer and of single parts of the offer and of the placers in the various countries where the offer takes place

Non applicable.

5.4.2. Name and address of any paying agents and depository agents in each country

Non applicable.

5.4.3. Entities agreeing to underwrite the issue on a firm commitment and indication of the material features of the agreements

a) Tender undertakings

APG irrevocable undertaking to accept the Offer

Pursuant to an irrevocable undertaking (the “APG Irrevocable Undertaking”) relating to the Offer entered into on 29 July 2014 between the Company and APG, APG undertakes to irrevocably accept the Offer in accordance with the Merger Protocol and applicable laws, in respect of:

(a) 30,849,771 Corio shares;

(b) any Corio shares in excess of 30,849,771 Corio shares which APG acquires after signing of the APG Irrevocable Undertaking, but before the expiry of the Offer Period; and

(c) any Corio shares in excess of 30,849,771 Corio shares which APG acquires after expiry of the Offer Period, but before expiry of the post-Offer Period (na-aanmeldingstermijn, to be defined by the Company as a period of a maximum of two weeks after its declaring the Offer irrevocable) of the Offer as described in the Merger Protocol (the Corio shares referred to in subparagraphs (a), (b) and (c) together the “APG Shares”).

APG Irrevocable Undertaking to accept the Offer in accordance with the provisions set hereinabove is subject to the following conditions precedent (opschortende voorwaarden; “Conditions”) being satisfied or, in case any Condition is not satisfied, such non-satisfaction being waived by APG in its sole discretion, in each case failing which APG will be entitled to withdraw its commitment:

(a) the Offer is made against the Exchange Ratio or against an exchange ratio that is more favourable to APG as a holder of Corio shares than the Exchange Ratio, and the transactions are conducted materially on the terms set out in the Merger Protocol and the initial announcement of the execution of the Merger Protocol and the Company’s intention to launch the Offer (the “Initial Announcement”);

(b) no bona fide third party having communicated in writing or by way of public announcement an alternative offer for Corio or an offer for all or a substantial part of the assets of the Corio group, or an intention to enter into, a transaction, whether through a legal merger, spin-off, asset sale, offer to purchase or otherwise, that may result in a change of control over all or a substantial part of the assets of the Corio group, constituting a competing offer which APG is entitled to accept;

(c) no depreciation in the value of the shares of the Company, causing (i) the Company’s share price to fall below €29.78; and (ii) the number obtained by dividing the Company’s share price by €37.22 to represent less than the number obtained by subtracting 20% from the quotient of the average of the FTSE EPRA/NAREIT Developed Europe Index (as quoted by Bloomberg under the “EPRA Index”) over a consecutive period of the preceding twenty (20) trading days divided by 1,798.41 having occurred;

(d) the APG Irrevocable Undertaking remaining in full force and effect, the APG Irrevocable Undertaking not having been terminated, no condition in the APG Irrevocable Undertaking having become incapable of fulfilment, in each case other than resulting from a breach by APG, and there not having occurred a material breach of the APG Irrevocable Undertaking by the Company;

(e) the Merger Protocol remaining in full force and effect, the Merger Protocol not having been terminated or materially amended, no condition in the Merger Protocol having become incapable of fulfilment or, in case any condition is not fulfilled, such condition not having been waived or being waived by the relevant party or parties in accordance with the Merger Protocol;

(f) (i) the SPG Irrevocable Undertaking (as defined below) remaining in full force and effect, (ii) the SPG Irrevocable Undertaking not having been terminated or amended (in whatsoever manner), (iii) no condition in the SPG Irrevocable Undertaking having become incapable of fulfilment, and (iv) the SPG Irrevocable Undertaking not having been materially breached by SPG (whereby, for the avoidance of doubt, a breach of the voting commitments by SPG as included in the SPG Irrevocable Undertaking would in any case constitute a “material breach”);

(g) (i) the Irrevocable Undertaking BNPP (as defined below) remaining in full force and effect, (ii) the Irrevocable Undertaking BNPP not having been terminated, (iii) the Irrevocable Undertaking BNPP not having been amended (in whatsoever manner) which has an adverse effect on the Offer or the voting commitments by BNPP referred to below (iv) no condition in the Irrevocable Undertaking BNPP having become incapable of fulfilment, and (v) the Irrevocable Undertaking BNPP not having been materially breached by BNPP (whereby, for the avoidance of doubt, a breach of the voting commitments by BNPP as included in the Irrevocable Undertaking BNPP would in any case constitute a ‘material breach’);

(h) the shareholders agreement to be entered into between SPG, BNPP and Stichting Depositary APG Strategic Real Estate Pool for the benefit of APG Strategic Real Estate Pool immediately after the date of settlement of the Offer (the “Shareholders Agreement”) remaining in full force and effect and not having been terminated and such agreement not having been materially breached by SPG or BNPP (whereby, for the avoidance of doubt, a breach of any voting commitments by BNPP or SPG would in any case constitute a ‘material breach’);

(i) no changes to the share capital of the Company having occurred or occurring that would upon settlement of the Offer result in APG’s interest in the Company’s share comprising 5% or less of the Klépierre issued shares;

(j) no material adverse effect in relation to the Company having occurred; and

(k) it not becoming apparent to APG that there has been wilful misconduct, gross negligence, fraud, tort, or gross misdemeanour on the part of the Company, SPG or BNPP in respect of, having an adverse effect on, or reasonably expected to have an adverse effect on, the Offer or the transactions contemplated thereby.

In the event APG has accepted a competing offer and the competing offer lapses without such competing offer having been extended or having been declared unconditional and the Offer Period of the Offer has not expired with the Offer still being capable of acceptance at the relevant time, Condition (b) (Competing Offer) shall not apply, without prejudice to applicability in such case of any of the other Conditions.

APG Irrevocable Undertaking is further subject to the following conditions precedent (opschortende voorwaarden: “Offer Conditions”) being satisfied, in each case failing which APG will be entitled to withdraw its commitment made under the APG Irrevocable Undertaking:

(a) the Offer Memorandum (i) having been filed with the AFM for approval within 12 weeks after the Announcement Date, (ii) having been approved by the AFM and (iii) having been made available to the public in the Netherlands within 6 Business Days following the date of such approval (such date, the “Offer Launch Date”) whereby the Offer Launch Date shall not be later than 1 December 2014;

(b) the Offer not having been withdrawn or lapsed and the initial Offer Period commencing 3 Business Days after the Offer Launch Date;

(c) the Offer being declared unconditional ultimately on the date being the later of (i) the date being 10 weeks and 3 Business Days after the date of commencement of the initial Offer Period, and (ii) in the event that the regular Offer Period has been extended by the Company, the date that is 3 Business Days after the end of the extended Offer Period; and

(d) the Settlement Date shall have occurred no later than 5 Business Days after the Offer being declared unconditional.

APG’s irrevocable acceptance of the Offer in respect of the APG Shares shall be made ultimately on the last stock exchange trading day of Euronext Amsterdam during the Offer Period.

If the Offer is declared unconditional, the APG Shares (including the right to exercise the voting rights attached to the APG Shares and the right to receive any dividend, distribution or return of capital on the APG Shares) shall be transferred on the Settlement Date by way of book entry transfer to the Company (or any designated group company, as the case may be), free and clear of any claim, attachment, pledge, usufruct, retention of title, irrevocable undertaking, option, power of sale, right of retention, right of pre-emption, right of first refusal or any other third party right or security interest or any other restriction of the freedom to dispose, control, manage, enjoy, exercise or collect or an agreement to create any of the foregoing, with the exception of restrictions which arise directly from the law or this Agreement (collectively, “Encumbrance”), except for any Encumbrance arising solely and directly resulting from the APG Shares being held in book entry form in Euroclear Nederland.

Other APG undertakings

Save (i) in case of a competing offer or (ii) pursuant to a stock dividend or a share issue by Corio, APG shall not, directly or indirectly, dispose of, agree to dispose of (other than to the Company or any designated group company, as the case may be) or otherwise deal in any manner (including, for the avoidance of doubt, vesting any Encumbrances) in any securities in Corio or financial instruments relating to such securities, including APG Shares, or, directly or indirectly, make any proposal or offer to, or obtain (voting) proxies from third parties with respect to such securities or financial instruments, or wilfully influence any third party with respect to the voting on or trading in such securities or financial instruments, or bring about a transaction in or involving any such securities or financial instruments.

APG shall not directly or indirectly solicit any third party to make an offer for any or all of its Corio shares or all or a substantial part of the assets of the Corio group (an “Alternative Proposal”). In the event that APG receives an unsolicited approach by any third party in connection with an Alternative Proposal, it shall promptly, and in any event within two (2) days after receiving such unsolicited approach, notify the Company thereof and shall provide reasonable details on the unsolicited approach to the Company, except where not permissible under applicable laws and regulations. To the extent permissible under applicable laws and regulations, APG shall keep the Company promptly informed of any further material developments in relation to such Alternative Proposal. APG confirms that it is at the date of signing of the APG Irrevocable Undertaking not, directly or indirectly, in discussions or negotiations with any third party regarding an Alternative Proposal.

Subject to the Conditions remaining capable of being satisfied or, in case any such Condition is not satisfied, waived by APG, and except as provided otherwise in the APG Irrevocable Undertaking, APG shall not initiate or take any action which is detrimental to or is reasonably likely to frustrate the success of the transactions (including any public statement on governance and deal structure non-supportive of and inconsistent with the Merger Protocol and other transaction documents during a period of 6 months after the Offer being declared unconditional).

APG shall not commit any act that would restrict its legal power, authority and right to vote all of the APG Shares. Subject to the Conditions and the Offer Conditions remaining capable of being satisfied or, in case any Condition or Offer Condition is not satisfied, waived by APG, and except as provided otherwise in this Agreement, APG shall not withdraw its acceptance under the APG Irrevocable Undertaking, including in the event the Offer is extended, even if such withdrawal would be allowed under the rules and regulations applicable to the Offer.

Voting rights attached to the APG Shares

As long as APG holds the APG Shares and subject to the Conditions and Offer Conditions remaining capable of being satisfied or, in case any Condition or Offer Condition is not satisfied, waived by APG, and except as provided otherwise in the APG Irrevocable Undertaking, APG shall not exercise the voting rights attached to the APG Shares in any meeting of shareholders of Corio in any manner that would prejudice or frustrate the Offer or prevent the Offer from being completed.

Subject to the relevant Conditions and Offer Conditions remaining capable of being satisfied or, in case any relevant Condition or Offer Condition is not satisfied, waived by APG, and except as provided otherwise in the APG Irrevocable Undertaking, and on the basis that each of the resolutions set out under (a) through (d) below will be individually submitted to the shareholders of Corio for their approval in the Corio EGM, APG shall exercise the voting rights attached to the APG Shares in favour of the following resolutions to be proposed to the Corio EGM:

(a) the respective amendments of the articles of association of Corio in accordance with the proposed amendments attached as Schedule 7 (Articles of Association) to the Merger Protocol;

(b) (i) the adoption of the terms (voorstel tot fusie) of the Merger; and (ii) approval of the entering into the Merger, each in accordance with the Merger Protocol;

(c) the appointment of certain persons identified by the Company as members to the Corio Management Board and certain persons identified by the Company as members to the Corio Supervisory Board, all as described in the Merger Protocol; and

(d) the granting of a full and final discharge to resigning members of the Corio Management Board and Corio Supervisory Board as per the Settlement Date;

(e) the amendment of the articles of association of Corio in connection with the Merger as contemplated by the Merger Protocol to be proposed to the Corio EGM in accordance with the Merger Protocol;

provided that, in respect of the resolutions set out under (b) and (e) above,

a. the Company and Corio have complied with the terms, conditions, principles and procedures in relation to the preparation for the potential implementation of the Merger (together, the “Merger Implementation Steps”) as set out in the Merger Protocol, and the Offer Memorandum, and the implementation of any Merger Implementation Steps will not have been inconsistent with the terms, conditions, principles and procedures set out in the Merger Protocol and the Offer Memorandum; and

b. in the event that the Company and Corio intend to make any changes to the terms, conditions, principles and procedures or introduce deviations from the principles and procedures set out in the Merger Protocol, the prior written approval from APG (which shall not be withheld unreasonably) shall have been obtained;

Voting rights attached to the shares of the Company held by APG

Subject to the relevant Conditions and Offer Conditions remaining capable of being satisfied or, in case any relevant Condition or Offer Condition is not satisfied, waived by APG, and except as provided otherwise in the APG Irrevocable Undertaking, and on the basis that each of the resolutions set out under (a) through (e) below will be individually submitted to the shareholders of the Company for their approval in the Klépierre EGM, APG shall exercise the voting rights attached to its 7,192,816 shares of the Company in favour of resolutions proposed to the shareholders of the Company in the Klépierre EGM:

(a) the increase of the Company’s authorised share capital as required to enable the Company to issue the New Shares as consideration in the Offer and the amendment of the Company’s articles of association in connection with the issuance of the New Shares;

(b) amendment of the Company’s articles of association in connection with the issuance of the New Shares;

(c) the authorisation of the Management Board of the Company to issue the New Shares as consideration in the Offer in accordance with the Merger Protocol and the Offer Memorandum;

(d) the approval of the Merger, in accordance with the Merger Protocol; and

(e) the appointment of the person identified by Corio prior to the date on which the Offer is made in accordance with the Merger Protocol as member to the supervisory board of the Company.

provided that such resolutions shall be conditional on the Offer being declared unconditional and effective on or after the Settlement Date of the Offer, and furthermore provided that the Company shall comply with its obligations under the APG Irrevocable Undertaking.

b) Lock-up / standstill commitments

Conservation undertaking of SPG and APG

Pursuant to a shareholders agreement relating to the Company’s shares entered into on 29 July 2014 between SPG, BNPP and APG with effect on the Settlement Date of the Offer, the following undertakings were entered into by SPG, BNPP and APG.

Each of SPG, BNPP and APG has undertaken, from the first of (i) the date on which the merger between the Company and Corio becomes effective and (ii) the Settlement Date of the Offer, and for a period of six months from this date, not to take any the following actions, except with the prior written consent of the other (such consent not to be unreasonably withheld): transfer, directly or indirectly, or cause any entity affiliated with SPG, BNPP or APG, respectively, any securities or voting rights of the Company held by them; it being nevertheless stipulated that a transfer of securities between SPG, APG or BNPP and any entity affiliated with SPG, APG or BNPP or among any entities affiliated with SPG, APG or BNPP, is permitted, provided that (i) such entity has agreed to adhere to and become a party to the shareholders agreement on or prior to the completion of the transfer, (ii) such entity remains an affiliate of such party for so long as it continues to hold securities of the Company, (iii) the securities of the Company held by such affiliate shall be transferred back to such party (or any of its affiliates) on or prior to the date on which such affiliate ceases to be an affiliate of such party, and (iv) such party guarantees the due performance of such affiliate’s obligations hereunder as if it had been a party to the shareholders agreement on its date of signature.

Irrevocable Undertaking SPG

Pursuant to an irrevocable undertaking relating to the New Shares entered into on 29 July 2014 between SPG and Corio (the “Irrevocable Undertaking SPG”), SPG has undertaken not to, for a period ending on the latest of (i) the Settlement Date of the Offer and (ii) the date on which the Merger is effective (if the merger is pursued), directly or indirectly, transfer the ownership of, or rights in, its shares of the Company or enter into any arrangement affecting the exercise of the voting rights attached to its shares of the Company (in particular through a voting proxy to third party or a fiducie or a trust) (the “SPG Lock-Up Undertakings”).

Notwithstanding the foregoing, SPG is allowed to carry out any transfer of shares of the Company between SPG and any of its affiliated entities or any transfer of shares of the Company that has been agreed in writing by Corio, provided that such affiliated entity shall agree and be bound by the undertaking of SPG relating to the exercise of its voting rights in the Klépierre EGM (the “SPG Voting Undertakings”) and SPG shall procure that its affiliated entity to which it transfers shares of the Company perform its SPG Voting Undertakings and SPG Lock-Up Undertakings.

The SPG Voting Undertakings are subject to:

•	the execution of the Merger Protocol by Klépierre and Corio and, once executed by Klépierre and Corio, the Merger Protocol remaining in full force and effect,

•	the Offer not having been withdrawn or lapsed before the Klépierre EGM, and

•	the Corio Boards have not amended, revoked, modified or qualified their recommendation to approve and recommend the Operation for acceptance to Corio shareholders following the filing by a third party of a Superior Offer.

Irrevocable Undertaking BNPP

Pursuant to an irrevocable undertaking relating to the New Shares entered into on 29 July 2014 between BNPP and Corio (the “Irrevocable Undertaking BNPP”), BNPP has undertaken not to, for a period ending on April 30, 2015, directly or indirectly, transfer the ownership of, or rights in, its shares of the Company or enter into any arrangement affecting the exercise of the voting rights attached to its shares of the Company (in particular through a voting proxy to third party or a fiducie or a trust) (the “BNPP Lock-Up Undertakings”).

Notwithstanding the foregoing, BNPP is allowed to carry out any transfer of shares of the Company between BNPP and any of its affiliated entities or any transfer of shares of the Company that has been agreed in writing by Corio, provided that such affiliated entity shall agree and be bound by the undertaking of BNPP relating to the exercise of its voting rights in the Klépierre EGM (the “BNPP Voting Undertakings”) and BNPP shall procure that its affiliated entity to which it transfers shares of the Company performs its BNPP Voting Undertakings and BNPP Lock-Up Undertakings.

The BNPP Voting Undertakings are subject to:

•	the execution of the Merger Protocol by Klépierre and Corio and, once executed by Klépierre and Corio, the Merger Protocol remaining in full force and effect,

•	the Offer not having been withdrawn or lapsed before and at the Klépierre EGM, and

•	the Corio Boards have not amended, revoked, modified or qualified their recommendation to approve and recommend the Operation for acceptance to Corio shareholders following the filing by a third party of a superior offer.

c) Further provisions of the shareholders agreement1

Governance: supervisory board and committees

The Supervisory Board of the Company shall be composed of ten members. Pursuant to the shareholders agreement, SPG shall have the right to appoint three of those members (including the Chairman of the Supervisory Board, who shall have a casting vote in accordance with French Law), and BNPP and APG shall have the right to appoint one member each.

The parties shall also have the right to have their representatives in the Supervisory Board be appointed in the Investments Committee.

Right of first offer

For all the duration of the Shareholders’ Agreement, and subject to limitative exceptions, (i) the APG Group and the BNPP Group have undertaken to grant to the SPG Group, and (ii) the SPG Group has undertaken to grant to the APG Group, a right of first offer on all of the shares that may be sold by the selling entity.

For more details on the right of first offer, please refer to the description of the shareholders’ agreement available on the AMF website (http://www.amf-france.org/) pursuant to article L. 233-11 of the French commercial code.

No concert action

BNPP, SPG and APG acknowledge and agree that they are not acting in concert with any of them in respect of the Company.

[1]	See decision AMF 214C2161 dated 16 October 2014

Termination of double voting rights

The Shareholders’ Agreement provide that, on the general meeting approving Klépierre’s 2014 annual accounts at the latest, Klépierre’s shareholders meeting shall vote on a modification of the by-laws in order to exclude the application of art. L.225-123 of the French commercial code, which provides for the automatic grant of double voting rights in case of detention by a shareholder of its shares under registered form for a period of two years.

Duration

The Shareholders’ Agreement shall enter into force at the Settlement Date of the Offer for a period of ten (10) years and shall terminate towards a party if such party owns less than 5% of the share capital and voting rights of Klépierre.

6.	ADMISSION TO TRADING AND DEALING ARRANGEMENTS

6.1.	Admission to trading

An application shall be filed for the admission of the New Shares to listing on the regulated market of Euronext Paris (Compartment A) and of Euronext Amsterdam.

The New Shares will be admitted to trading on such markets with effect from 20 January 2015, unless the Offer Period is extended, and/or 9 February 2015 for the Corio shareholders having tendered their Corio shares during the Post-Acceptance Period unless the Offer Period is extended.

6.2.	Place of listing

The New Shares shall be admitted to trading on Euronext Paris and on Euronext Amsterdam.

6.3.	Simultaneous offers of shares of the Company

Not applicable.

6.4.	Liquidity agreement

A liquidity agreement has been entered into by Klépierre with Exane BNP Paribas in September 2005, in accordance with market practices accepted by the AMF and the Association Francaise des entreprises d’investissement (“AFEI”) ethics charter for such agreements, authorizing the purchase, sale, conversion, disposal, transfer or loan of Klépierre shares, notably to stimulate trading in the market or counter adverse trends. This liquidity agreement will be suspended during the Offer period, in accordance with the 10th resolution of the Company’s shareholders’ meeting dated 10 April 2014.

6.5.	Stabilization – Price stabilizing activities

Not applicable.

7.	HOLDERS OF SECURITIES WISHING TO SELL THEM

Not applicable.

8.	EXPENSE RELATED TO THE ISSUE

The global amount of the Company’s expenses for the purpose if the Offer amounts to approximately € 30 millions.

No expenses shall be invoiced to the shareholders of the Company.

9.	DILUTION

9.1.	Amount and percentage of immediate dilution resulting from the issue of the New Shares

As an indication, the following chart describes the impact of the issue of 114,885,724 New Shares, in the context of the Offer and the Merger, on the portion of the consolidated shareholder’s equity per share. This calculation has been made using non-audited consolidated financial statements as at 30 June 2014 published at the fair value model and is based on a share capital of the Company composed of 199,470,340 shares (excluding treasury shares).

	Portion of consolidated shareholder’s equity per share as of 30/06/2014 (in euros)
	Non-diluted basis	Diluted basis[1]
Before the issuance of the 114,885,724 New Shares	26.58	26.68
After the issuance of the 114,885,724 New Shares in the hypothesis all Corio shares subject of the Offer are tendered to the Offer	30.19	30.23

9.2.	Impact of the issue on the situation of the existing equity holders

The following chart describes the dilution resulting from the issue of 114,885,724 New Shares, in the context of the Offer and the Merger, for a shareholder holding 1% of the share capital of the Company and not acquiring New Shares as a result of the Offer or the Merger. This calculation has been made using non-audited consolidated financial statements as at 30 June 2014 published at the fair value model and is based on a share capital of the Company composed of 199,470,340 shares (excluding treasury shares).

	Shareholder participation (in %)
	Non-diluted basis	Diluted basis[2]
Before the issuance of the 114,885,724 New Shares	1.00%	0.99%
After the issuance of the 114,885,724 New Shares in the hypothesis all Corio shares subject of the Offer are tendered to the Offer	0.63%	0.63%

As of 29 July 2014, APG is Corio’s largest shareholder with a 30.6% interest, and the Company’s largest shareholders are SPG, with a 29.4% interest in the Company, and BNPP, with a 21.7% interest in the Company.

Assuming (i) 100% of Corio shares are tendered or (ii) the Merger is implemented, SPG, BNPP and APG will respectively hold 18.5%, 13.7% and 13.6% of adjusted shares of the Company after the Offer (on the basis of Corio’s and the Company’s outstanding number of shares excluding treasury shares).

10.	ADDITIONAL INFORMATION

10.1.	Advisers associated with the offering

Not applicable

[1]	On the basis of the total number of dilutive instruments outstanding as of 30 June 2014 (stock option plans and free shares plans, each plan giving right to existing shares, in place for Klépierre executives and employees), valued at the closing share price of 36.36 euros as of July 28th, 2014, the last trading day before the Announcement of the Offer on July 29th, 2014.
[2]	On the basis of the total number of dilutive instruments outstanding as of 30 June 2014 (stock option plans and free shares plans, each plan giving right to existing shares, in place for Klépierre executives and employees).

10.2.	Persons responsible for auditing the accounts

Principal Statutory Auditors

Deloitte & Associés

185 avenue Charles de Gaulle, Neuilly-sur-Seine (92200)

Mazars

61 rue Henri Régnault, Courbevoie (92400)

Deputy Statutory Auditors

Société BEAS

7-9 villa Houssay, Neuilly-sur-Seine (92 200)

Patrick DE CAMBOURG

61 rue Henri Régnault, Courbevoie (92400)

10.3.	Expert’s report

Not applicable.

10.4.	Information contained in the Prospectus and obtained from a third party

Not applicable.

10.5.	Non-audited pro forma financial statements

Introduction

The Pro Forma Financial Information has been prepared for the consolidated pro forma balance sheet and the pro forma profit and loss statement (using the Cost Model and as additional information the Fair Value Model) of Klépierre after taking into account the effects of the combination of Klépierre and Corio.

The purpose of the Pro Forma Financial Information is to illustrate the effect of the combination of Klépierre and Corio on the historical accounting and financial information of Klépierre for the period from January 1st to June 30, 2014. They are not necessarily representative of the financial situation and performance that could have been observed if the combination had been undertaken as of January 1st, 2014. The Pro Forma Financial Information neither takes into consideration the effects of expected synergies, nor the costs incurred to achieve these synergies or related to the combination.

The Pro Forma Financial Information consists of:

•	Consolidated pro forma financial statements (pro forma consolidated balance sheets as of June 30, 2014 (Cost Model), consolidated pro forma income statements for the period from January 1st to June 30, 2014 (Cost Model), additional information at Fair Value and related notes) reviewed by Deloitte & Associés and Mazars (the “Consolidated Pro Forma Financial Statements”);

•	Consolidated pro forma key indicators as of June 30, 2014:

•	Recurring Net Profit per share (group share);

•	Loan-to-value ratio and Interest Cost Ratio;

•	EPRA NNNAV per share.

The Pro Forma Financial Information has been prepared on the assumption that the business combination took place on January 1st, 2014, based on the conditions of the Operation.

The Pro Forma Financial Information has been prepared and presented assuming that Klépierre will acquire 100% of the Corio Shares following the completion of the Operation. The value of Klépierre Shares retained for the preparation of the Pro Forma Financial Information is estimated at 36.36 euros, corresponding to the closing share price as of July 28th, 2014, the last trading day before the Announcement of the Offer on July 29th, 2014.

The Pro Forma Financial Information gives no information of the results and future financial situation of the activities.

The financial information related to Corio in this Pro Forma Financial Information has been sourced from the company’s Half-Year 2014 Financial report, in particular the consolidated condensed financial statements as of June 30, 2014, except for the purpose of the pro forma key indicators where investment properties value including transfer taxes have been provided by Corio.

The statutory auditors from Klépierre have issued on October 24, 2014 a report on the Pro Forma Financial Information, which does not contain any observation.

10.5.1. Consolidated Pro Forma Financial Statements of Klépierre

a) Consolidated Pro Forma Balance Sheet as of June 30, 2014 (Cost Model)

		KLEPIERRE			CORIO					TOTAL
		KLEPIERRE PUBLISHED	KLEPIERRE RESTATEMENTS	KLEPIERRE RESTATED	CORIO PUBLISHED	CORIO RESTATEMENTS	CORIO RESTATED	PRO FORMA RESTATEMENTS		PRO FORMA KLEPIERRE & CORIO
in millions of euros	Notes	June 30, 2014		June 30, 2014	June 30, 2014		June 30, 2014			June 30, 2014
Goodwill and Intangible assets	10.5.2 c	169		169	78		78	0	551	798
Property, plant, and equipment		14		14	21		21			35
Investment property	10.5.2 b	8 710		8 710	5 790	-68	5 722			14 432
Investment property under construction		326		326	631		631			956
Equity method securities	10.5.2 b	465		465	373	-5	368			833
Other non-current assets		177		177	139		139			316
Non-current derivatives		111		111	1		1			112
Deferred tax assets		51		51	30		30			82
NON-CURRENT ASSETS		10 024	0	10 024	7 063	-73	6 990	0	551	17 564

Investment property held for sale		322		322	0		0			322
Investment held for sale		8		8	0		0			8
Inventory		0		0	0		0			0
Trade accounts and other receivables		330		330	183		183			513
Current derivatives		10		10	0		0			11
Cash and cash equivalents		168		168	22		22			190
CURRENT ASSETS		838	0	838	205	0	205	0	0	1 043

TOTAL ASSETS		10 862	0	10 862	7 268	-73	7 195	0	551	18 608

Share capital		279		279	1 008		1 008	-1 008	161	440
Additional paid-in capital		1 774		1 774	1 469		1 469	-1 469	4 016	5 789
Consolidated and legal reserves	10.5.2 a,b	-273	25	-248	1 042	-65	977	-1 042		-313
Consolidated earnings	10.5.2 a,b	703	-25	678	56	-1	54			732
Consolidated earnings acquired								-56		-56
Non-controlling interests		1 156	0	1 156	51		51	-51		1 156
SHAREHOLDERS’ EQUITY		3 639	0	3 639	3 626	-66	3 560	-3 626	4 177	7 749

Non-current financial liabilities		5 164		5 164	2 589		2 589			7 754
Long-term provisions		15		15	34		34			49
Pensions, security deposits and other non-current liabilities		126		126	37		37			163
Deferred tax liabilities	10.5.2 b	315		315	346	-7	339			654
Non-current derivatives		158		158	26		26			184
NON-CURRENT LIABILITIES		5 778	0	5 778	3 032	-7	3 025	0	0	8 803

Current financial liabilities		903		903	329	45	374			1 278
Bank facilities		15		15	14		14			29
Trade and other payables		479		479	267	-45	222			701
Current derivatives		48		48	0		0			48
CURRENT LIABILITIES		1 445	0	1 445	610	0	610	0	0	2 056

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		10 862	0	10 862	7 268	-73	7 195	-3 626	4 177	18 608

b) Consolidated Pro Forma Income Statement for the period January 1st to June 30, 2014 (Cost Model)

		KLEPIERRE			CORIO				TOTAL
		KLEPIERRE PUBLISHED	KLEPIERRE RESTATEMENTS	KLEPIERRE RESTATED	CORIO PUBLISHED	CORIO RESTATEMENTS	CORIO RESTATED	PRO FORMA RESTATEMENTS	PRO FORMA KLEPIERRE & CORIO
in millions of euros	Notes	June 30, 2014		June 30, 2014	June 30, 2014		June 30, 2014		June 30, 2014
Lease income		443	-42	402	215	0	215		616

Land expenses (real estate)		-4	0	-4	0	-5	-5		-9
Non-recovered rental expenses		-18	2	-17	-12		-12		-28
Building expenses (owner)		-23	1	-22	-26	16	-10		-32
NET RENTS	10.5.2 a	399	-39	360	177	11	188	0	547

Management, administrative and related income		34	-2	32	0	14	14		47
Other operating revenue		7	-1	5	0		0		5
Change in fair value of investment property	10.5.2 b	0		0	-80	80	0		0
Survey and research costs		-2		-2	0		0		-2
Payroll expenses		-55	1	-54	-27		-27		-81
Other general expenses		-23		-23	-19	1	-18		-40
Charges to third/related parties		0		0	8	-8	0		0
Charges to property operating expenses		0		0	11	-11	0		0
Charges to IP/PPE/intangibles		0		0	6	-6	0		0
Depreciation and impairment allowance on investment property	10.5.2 b	-172		-172	0	-68	-68		-240
Depreciation and impairment allowance on intangible assets and property, plant and equipment		-6		-6	0		0		-6
Provisions		-1		-1	0		0		-1
Proceeds from disposal of investment properties and equity investments		1 952		1 952	395		395		2 348
Net book value of investment properties and equity investments sold		-1 103		-1 103	-401	-1	-402		-1 505
Income from disposal of investment property and equity investments		849		849	-6	-1	-7		842
Goodwill impairment		0		0	-1		-1		-1
OPERATING INCOME		1 030	-41	989	69	12	81	0	1 070

Net dividends and provisions on non-consolidated investments		0		0	0		0		0
Financial income		57	0	57	5		5		61
Financial expenses		-188	10	-178	-50		-50		-228
Net cost of debt	10.5.2 a	-131	10	-122	-45		-45		-167
Change in the fair value of financial instruments		-12	-1	-13	15		15		2
Effect of discounting		0		0	0		0		0
Share in earnings of equity method investees	10.5.2 b	3		3	32	-20	12		16
INCOME BEFORE TAX		890	-33	858	71	-8	63	0	921

Corporate income tax	10.5.2 a, b	-22	1	-21	-16	7	-10		-30

NET INCOME OF CONSOLIDATED ENTITY		868	-32	837	55	-1	54	0	891

Of which
Group share		703	-25	678	56	-1	54	0	732
Non-controlling interests		166	-7	159	-1	0	-1		158

10.5.2.	Notes to the Pro Forma Financial Information

a)	Assumptions

The acquisition of Corio is subject to approval of the Operation by Klépierre’s shareholders’ meeting. The Pro Forma Financial Information is based on the assumption that the shareholders of Klépierre will approve the Operation, and that the other Offer Conditions will be satisfied or waived.

This acquisition is based on the following assumptions:

•	A Klépierre capital increase reserved for Corio’s shareholders with the issue of a maximum of 114,885,724 new shares in respect of the Offer;

•	Since the results of the Offer are not known on the date hereof, the Pro Forma Financial Information has been prepared and presented assuming that Klépierre will acquire 100% of the Corio Shares following the completion of the merger.

The Consolidated Pro Forma Financial Statements have been prepared on the basis of:

•	Condensed consolidated financial statements of Klépierre as of June 30, 2014, approved by the management board and prepared in accordance with International Financial Reporting Standards as adopted by the EU. These financial statements have been reviewed by Deloitte & Associés and Mazars in accordance with auditing standards as applied in France;

•	Condensed consolidated financial statements of Corio as of June 30, 2014, approved by the management board and prepared in accordance with International Financial Reporting Standards as adopted by the EU. These financial statements have been reviewed by PricewaterhouseCoopers Accountants N.V. in accordance with auditing standards as applied in the Netherlands.

Restatements of the Carrefour transaction:

On April 16, 2014, Klépierre finalized the sale of a portfolio of 126 shopping centers to a consortium led by Carrefour for 2 billion euros (value of assets). In the context of Pro Forma Financial Statements and for the purposes of presentation of more accurate information on revenues and charges of the group, the disposal to Carrefour, considered as significant, has been presented as effective on January 1st, 2014 in the Pro Forma Financial Statements. As consequence, all operating results of these disposed assets were restated. The capital gain on this disposal was recorded as effective as of January 1st 2014 and consequently maintained in the Pro Forma Financial Statements. The bank loans repaid during the period following the Carrefour transaction have been considered as repaid on January 1st 2014. In addition, the group’s hedging position that was restructured during the period in the context of the Carrefour transaction, have been considered as restructured on January 1st 2014, for the part of financial instruments that were unwind during the semester. Indeed, most of the net proceeds from the Carrefour transaction were employed to repay part of the floating-rate debt maturing in 2014 and in 2015 and to unwind 1.3 billion euros worth of payer swaps reclassified as trading swaps as of December 31, 2013. In addition, 550 million euros of cash-flow hedge swaps were early-terminated. These operations have been restated in the Pro Forma Income Statement as follows:

•	4.5 million euros of interest charges booked during the period and concerning the reimbursed 1.3 billion euros bank loans have been offset;

•	3.9 million euros of interest charges booked during the period and concerning the 1.3 billion euros of unwind payer swaps, have been restated. In addition, the profit of 1.2 million euros, corresponding to the fair value movement of these swaps from January 1st to the date of early termination, has been offset.

•	6 million euros of interest charges booked during the period for the early-terminated 550 million euros of cash-flow hedge swaps, have been restated. The amortization of the early-termination payment has been calculated since January 1st, resulting in additional charge of 4.9 million euros.

The total impact of the Carrefour transaction restatements has been booked in consolidated reserves.

b)	Accounting Principles Used for the Preparation of the Consolidated Pro Forma Financial Statements

The Consolidated Pro Forma Financial Statements have been prepared and are presented on the basis of accounting principles of Klépierre as described in its consolidated financial statements as of December 31st 2013.

The main difference in the accounting principles used by Corio and as described in its consolidated financial statements for the year ended December 31st, 2013 compared to the accounting principles used by Klépierre concerns the application of IAS 40, as Corio have opted for the application of the Fair Value model for the accounting of investment properties while Klépierre has opted the application of the Cost Model for the accounting of investments properties. Consequently, Corio’s consolidated financial statements have been restated to present the investments properties according to Cost Model.

For the purpose of Pro Forma Financial Statements, the restatement of Corio’s investments properties under Cost Model has been performed based on the Fair Value of assets as of June 30, 2014. This Fair Value of assets has been considered more accurate, because the closest to the Fair value of Corio Investments properties compared to the Fair Value assets as of January 1st 2014 (pro-forma acquisition date). In the context of Pro Forma accounts the transaction is considered effective as of January 1st, 2014, consequently an amortization charge has been estimated for Corio’s investment properties for the period from January 1st to June 30, 2014.

In addition, the fair value movement of investment properties as presented in Corio’s half-year 2014 Condensed Consolidated Financial Statements has been offset through consolidated reserves. The same restatements were performed for the entities consolidated under equity method. The total impact of restatements recorded through consolidated reserves stand at 65 millions of euros

No significant intra-group transactions have been identified between Klépierre and Corio.

c)	Application of IFRS 3 — Business Combination and Calculation of Goodwill

Business Combination

The principles applied to account for the consolidation of Corio are those defined in accordance with IFRS 3 — Business Combinations. The difference between the net fair value of assets, liabilities and contingent liabilities of Corio and the purchase price for Corio Shares is recognized as goodwill, which will be subject to impairment tests.

In consideration of the terms and characteristics of the Offer and for the purpose of the Consolidated Pro Forma Financial Statements, Klépierre has been considered as being the acquirer.

The cost of the business combination is assumed to be equal to the market value of the shares of Klépierre to be issued in exchange for the shares of Corio.

For the purpose of the Consolidated Pro Forma Financial Statements, the cost of the Corio Shares has therefore been determined on the basis of:

•	The Exchange Ratio of 1 Corio Share for 1.14 Klépierre Shares;

•	A market value of Klépierre Shares issued in exchange for 100% of Corio Shares of 36.36 euros per share corresponding to the closing share price as of July 28, 2014, the last trading day before the announcement of the Offer on July 29, 2014.

The costs related to the transaction and the issuance costs were not taken into account in the consolidated Pro Forma Financial Statements.

The estimated aggregate cost of the business combination has been calculated as follows:

Number of Corio shares as of June 30, 2014(1)	100 776 951
Exchange ratio into Klépierre shares(2)	1,14
Number of Klépierre shares to be issued	114 885 724
Klépierre Stock share price(3) (in euros)	36,36
Market value of the Klépierre shares to be issued in exchange of Corio shares (in millions of euros)	4 177

Total cost of the business combination (in millions of euros)	4 177

Notes:

(1)	As reported by Corio as of June 30, 2014
(2)	Exchange ratio as defined in this document
(3)	The value of Klépierre Shares issued in exchange of the Corio shares held by its shareholders in consideration for the Offer and the Operation will be based on the quoted price as of the closing date of the Offer and of the effective date of the Merger. The share price used herein is the last closing price of Klépierre prior to announcement i.e. July 28, 2014. The actual cost of the business combination may therefor differ from the estimated cost presented herein.

Based on the calculation presented above, the total cost of the business combination is estimated at 4,177 million euros.

Calculation of the Goodwill

The net fair value of assets, liabilities and contingent liabilities of Corio are provisionally estimated based on the corresponding values reflected in Corio’s Condensed Consolidated Financial Statements as of June, 30 2014. Consequently the goodwill is estimated at 551 million euros as the result of the difference between the estimated cost of the business combination of 4,177 million euros (see paragraph above) and the equity of Corio of 3,626 million euros as of June 30, 2014.

Estimated goodwill is calculated as follows (in millions of euros):

Total estimated cost of the business combination	A	4 177
Equity Corio as of 30 June 2014	B	3 626

Estimated goodwill	C=A-B	551

The acquisition price allocation to Corio’s fair value for the purpose of preparing the Consolidated Pro Forma Financial Statements has not been performed at this stage. The final calculation and allocation of the goodwill, which will be performed in the future Consolidated Financial Statements of Klépierre after the completion of the Operation, may significantly differ from the Consolidated Pro Forma Financial Statements.

10.5.3.	Consolidated Pro Forma Key Indicators as of June 30, 2014

The following tables present a selection of unaudited key indicators for Klépierre and Corio. These key indicators include:

•	Recurring Net Profit per share;

•	Loan to value and ICR ratios;

•	EPRA NNNAV.

Pro Forma Recurring Net Profit per share (group share)

	KLEPIERRE	CORIO	PRO FORMA KLEPIERRE & CORIO
Recurring Net Profit (M€)(1)	186,2	122,6	308,8
Average number of shares(2)	195 732 258	112 494 378	308 226 636

Recurring Net Profit / share (in euros)	0,95	1,09	1,00

(1)	including restatements of Carrefour transaction
(2)	Corio average number of share estimated based on an exchange ratio of 1.14 Klépierre share for 1 Corio share.

Loan to Value and ICR Ratios

The Loan to value and ICR pro forma ratios presented below were estimated according to Klepierre group definitions and policy:

in millions of euros	KLEPIERRE	CORIO	PRO FORMA KLEPIERRE & CORIO
Net financial debt(1)	5 723	2 955	8 678
Gross market value of properties(2)	14 330	7 127	21 457

Net financial debt / Gross Market Value of properties	39,9%	41,5%	40,4%

(1)	Including cash and cash equivalents according to Klépierre group policy
(2)	Including transfer taxes

	KLEPIERRE	CORIO	PRO FORMA KLEPIERRE & CORIO
EBITDA (in millions of euros) (3)	321,5	169,6	491,1
Net financial costs (in millions of euros)	95,5	46,0	141,5

ICR	3,4	3,7	3,5

(3)	EBITDA being defined as Operating Income excluding i)Change in fair value of investment properties; ii) Depreciation and impairment allowance on investment property; iii) Income from disposal of investments property and equity investments; and including Share of direct result of equity accounted investees

EPRA NNNAV per share

It is also assumed that, despite differences in methodology, the pro forma NNNAV per share Klépierre is equal to the sum of the standalone NNNAV of Klépierre and Corio as at June 30, 2014 divided by the pro forma fully diluted number of shares.

	KLEPIERRE		CORIO		PRO FORMA KLEPIERRE & CORIO
in millions of euros	June 30, 2014		June 30, 2014		June 30, 2014
Consolidated shareholders’ equity (group share)		2 482		3 574		6 057

Unrealized capital gains on holdings (duties included)		3 463	—	71		3 392
Fair value of financial instruments		109		25		133
Deferred tax on asset values on the balance sheet		272		315		587
Reconstitution NAV		6 326		3 843		10 168

Duties and fees on the sale of assets	—	263		—	—	263
EPRA NAV		6 062		3 843		9 905

Effective taxes on capital gains	—	137	—	30	—	137
Fair value of financial instruments	—	109	—	25	—	133
Fair value of fixed-rate debt	—	191	—	274	—	465
EPRA NNNAV		5 626		3 514		9 140

Number of shares, end of period		196 072 738		114 885 724		310 958 462
EPRA NNNAV per share in euros		28,7		30,6		29,4

10.5.4.	Additional financial information regarding the Fair Value model

Klepierre group applies cost model accounting method. The fair value model Balance sheet and Income statements are presented for information purposes only.

Pro Forma Consolidated Balance Sheet as of June 30, 2014 (Fair Value Model)

		KLEPIERRE			CORIO					TOTAL
		KLEPIERRE PUBLISHED FV	KLEPIERRE RESTATEMENTS	KLEPIERRE RESTATED FV	CORIO PUBLISHED FV	CORIO RESTATEMENTS	CORIO RESTATED FV	PRO FORMA RESTATEMENTS		PRO FORMA KLEPIERRE & CORIO FV
in millions of euros	Notes	June 30, 2014		June 30, 2014	June 30, 2014		June 30, 2014			June 30, 2014
Goodwill and Intangible assets	10.5.2 c	165		165	78		78		551	794
Property, plant, and equipment		14		14	21		21			35
Investment property at fair value		12 159		12 159	5 790		5 790			17 949
Investment property at cost model		334		334	631		631			964
Equity method securities		664		664	373		373			1 037
Other non-current assets		177		177	139		139			316
Non-current derivatives		111		111	1		1			112
Deferred tax assets		56		56	30		30			87
NON-CURRENT ASSETS		13 681	0	13 681	7 063	0	7 063		551	21 294

Investment property held for sale		340		340	0		0			340
Investment held for sale		8		8	0		0			8
Inventory		0		0	0		0			0
Trade accounts and other receivables		305		305	183		183			488
Current derivatives		10		10	0		0			11
Cash and cash equivalents		168		168	22		22			190
CURRENT ASSETS		832	0	832	205	0	205	0	0	1 037

TOTAL ASSETS		14 512	0	14 512	7 268	0	7 268		551	22 331

Share capital		279		279	1 008		1 008	-1 008	161	440
Additional paid-in capital		1 774		1 774	1 469		1 469	-1 469	4 016	5 789
Consolidated and legal reserves	10.5.2 a	3 039	25	3 064	1 042		1 042	-1 042		3 064
Consolidated earnings	10.5.2 a	119	-25	94	56		56			150
Consolidated earnings acquired								-56		-56
Non-controlling interests		1 836	0	1 836	51		51	-51		1 836
SHAREHOLDERS’ EQUITY		7 047	0	7 047	3 626	0	3 626	-3 626	4 177	11 224

Non-current financial liabilities		5 164		5 164	2 589		2 589			7 754
Long-term provisions		15		15	34		34			49
Pensions, security deposits and other non-current liabilities		126		126	37		37			163
Deferred tax liabilities		557		557	346		346			903
Non-current derivatives		158		158	26		26			184
NON-CURRENT LIABILITIES		6 020	0	6 020	3 032	0	3 032	0	0	9 052

Current financial liabilities		903		903	329	45	374			1 278
Bank facilities		15		15	14		14			29
Trade and other payables		479		479	267	-45	222			701
Current derivatives		48		48	0		0			48
CURRENT LIABILITIES		1 445	0	1 445	610	0	610	0	0	2 056

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		14 512	0	14 512	7 268	0	7 268	-3 626	4 177	22 331

Pro Forma Consolidated Income Statements at Fair Value Model as of June 30, 2014

		KLEPIERRE			CORIO				TOTAL
		KLEPIERRE PUBLISHED FV	KLEPIERRE RESTATEMENTS	KLEPIERRE RESTATED FV	CORIO PUBLISHED FV	CORIO RESTATEMENTS	CORIO RESTATED FV	PRO FORMA RESTATEMENTS	PRO FORMA KLEPIERRE & CORIO FV
in millions of euros	Notes	June 30, 2014		June 30, 2014	June 30, 2014		June 30, 2014		June 30, 2014
Lease income		443	-42	402	215	0	215		616

Land expenses (real estate)		-3	0	-3	0	-5	-5		-8
Non-recovered rental expenses		-18	2	-17	-12		-12		-28
Building expenses (owner)		-23	1	-22	-26	16	-10		-31
NET RENTS	10.5.2 a	399	-39	360	177	11	188	0	548

Management, administrative and related income		34	-2	32	0	14	14		47
Other operating revenue		7	-1	5	0		0		5
Change in fair value of investment property		37		37	-80		-80		-44
Survey and research costs		-2		-2	0		0		-2
Payroll expenses		-55	1	-54	-27		-27		-81
Other general expenses		-24		-24	-19	1	-18		-42
Charges to third/related parties		0		0	8	-8	0		0
Charges to property operating expenses		0		0	11	-11	0		0
Charges to IP/PPE/intangibles		0		0	6	-6	0		0
Depreciation and impairment allowance on investment property		0		0	0		0		0
Depreciation and impairment allowance on intangible assets and property, plant and equipment		-6		-6	0		0		-6
Provisions		-1		-1	0		0		-1
Proceeds from disposal of investment properties and equity investments		1 952		1 952	395		395		2 348
Net book value of investment properties and equity investments sold		-2 007		-2 007	-401	-1	-402		-2 409
Income from disposal of investment property and equity investments		-54		-54	-6	-1	-7		-62
Goodwill impairment		0		0	-1		-1		-1
OPERATING INCOME		334	-41	293	69	0	69	0	362

Net dividends and provisions on non-consolidated investments		0		0	0		0		0
Financial income		57	0	57	5		5		61
Financial expenses		-188	10	-178	-50		-50		-228
Net cost of debt	10.5.2 a	-131	10	-122	-45		-45		-167
Change in the fair value of financial instruments		-12	-1	-13	15		15		2
Effect of discounting		0		0			0		0
Share in earnings of equity method investees		5		5	32		32		38
INCOME BEFORE TAX		197	-33	164	71	0	71	0	235

Corporate income tax	10.5.2 a	-14	1	-13	-16		-16		-29

NET INCOME OF CONSOLIDATED ENTITY		183	-32	151	55	0	55	0	206

Of which
Group share		119	-25	94	56	0	56	0	150
Non-controlling interests		64	-7	57	-1	0	-1		56

10.6.	Specific distribution obligations

The Company is a French Real estate investment trust (SIIC – “Société d’Investissement Immobilier Cotée”). The General Shareholders Meeting held on 26th September, 2003, granted its authorization for the Company to opt for the SIIC tax status. Under Dutch law Corio is a closed-end fiscal investment institution (FBI – “fiscale beleggingsinstelling”) and has a SIIC status in France.

Following the completion of the Transaction, Klépierre will maintain its status as French SIIC and intends to maintain, in respect of Corio, the application of the Dutch FBI regime as well as the application of the French SIIC regime to Corio’s French eligible activities.

Each of these regimes is subject to distribution commitments (see below sections 10.6.1 and 10.6.2).

10.6.1. SIIC status

The preferential tax treatment granted to listed real estate investment companies (Sociétés d’Investissements Immobiliers Cotées, also referred to as “SIIC”) was introduced by the 2003 Finance Law and is described in article 208 C of the French Tax Code.

This regime applies, upon request from the relevant company, to companies listed on a French regulated market with a minimum share capital of €15 million and whose main business purpose is the purchase or the building of premises for renting purposes, or the direct or indirect holding of participations in legal persons with such a business purpose. The option for the SIIC status is irrevocable.

Option for the SIIC status is also available to non tax-transparent subsidiaries in which a SIIC holds, directly or indirectly, alone or jointly with another SIIC, at least a 95% interest.

Under the SIIC status, a SIIC company is exempt from French corporate income tax on recurring rental income, income derived from sub-letting properties acquired under a financial lease agreement, income derived from tax-transparent partnerships with the same activities and on capital gains realized on the sale, to non-related entities, of properties, rights related to real estate financial lease agreements, interests in tax-transparent partnerships or shares in subsidiaries that have elected for the SIIC regime, subject to the following distribution requirements:

•	95% of the rental income shall be distributed before the end of the fiscal year following the year in which the income is generated (85% for the amounts paid up to December 31, 2013);

•	60% of the capital gains shall be distributed by the end of the second fiscal year following the year in which they were generated (50% of these capital gains for the amounts paid up to December 31, 2013);

•	Dividends received from (i) subsidiaries having opted for the SIIC status or (ii) other companies having opted for the SIIC status and whose equity and voting rights are held, for 5% or more, by the SIIC company for more than 2 years shall be distributed in full during the fiscal year following the year in which they were received.

Such tax exemption does not cover the 3% dividend tax, provided for by Article 235 ter ZCA of the French Tax Code, due in respect of distributions paid by a SIIC parent company and which are not made to comply with abovementioned distribution requirements.

A SIIC company can engage in activities outside the scope of its main business purpose, subject to the condition that the gross book value of the assets dedicated to those activities does not represent more than 20% of the gross book value of its total assets. Specific rules apply to leasing activities. The profits arising from those side activities are submitted to French corporate income tax under standard conditions.

A company may not benefit from the preferential SIIC status if 60% or more of its equity or voting rights are held by one or several persons (which are non-SIIC entities) acting “in concert” within the meaning of Article L.233-10 of the French Commercial Code.

Since July 1st, 2007, a SIIC is liable for a 20% levy on dividends distributed out of its tax-exempt profits to shareholders, other than individuals, that hold at least 10% of its equity and that are exempt from tax or submitted to tax which amount is less than one third of the corporate income tax that it would have paid in France.

10.6.2. FBI status

Certain Dutch tax resident companies, can obtain and benefit from the FBI status if the conditions of article 28 of the Dutch corporate income tax act 1969 and the conditions laid down in the decree on FBI’s dated 29 April 1970, as amended from time to time, are met.

An FBI is subject to Dutch corporate income tax at a rate of 0%. The FBI must distribute its “distributable” profits annually within eight months after the end of the relevant fiscal year (doorstootverplichting) except for the unrealised gains on securities and the realised gains on all other investments, which it may add to a so-called reinvestment reserve (herbeleggingsreserve). If and to the extent (un)realised gains are added to the reinvestment reserve, these are treated as capital for Dutch dividend tax purposes rather than distributable earnings.

In order for an entity to be eligible for the FBI regime it must uninterruptedly meet the following requirements:

(a)	The entity must have the form of a Dutch naamloze vennootschap (“NV”, i.e. a public limited liability company), a Dutch besloten vennootschap (i.e. private limited liability company) or a fonds voor gemene rekening i.e. a fund for joint account). Foreign law entities which are comparable to above Dutch law governed entities can also qualify for FBI status if they are governed by the laws of the Netherlands Antilles, Aruba, an EU Member State or a jurisdiction with which the Netherlands has an appropriate double taxation convention.

(b)	The entity’s statutory objects and its actual activities should be the making of portfolio investments, i.e. it may not (partly) carry on an active trade or business. The making of portfolio investments is defined as the acquiring and owning of assets with the aim of an increase in value and return that can be expected in the case of ordinary investment management. Whether an activity must be classified as a portfolio investment activity or as a business activity for Dutch tax purposes, is dependent on all relevant facts and circumstances. The making of portfolio investments includes, subject to conditions, (i) owning shares in and managing another company whose objects and actual activities are the development of real estate for its own benefit or for the benefit of certain other qualifying entities; (ii) the investment in the improvement or development of real estate within certain limits; (iii) providing guarantees to related entities, which assets on a consolidated basis consist for at least 90% of real estate; (iv) borrowing from third parties and lending on to related entities, whose assets on a consolidated basis consist for at least 90% of real estate; and (v) owning shares in and managing of one or more other entities whose objects and actual activities consist of rendering ancillary services that directly relate to the making of portfolio investments in real estate owned by the entity or certain other qualifying entities.

(c)	The entity’s debts may not exceed the aggregate of (i) 60% of the tax book value of its direct investments in real estate (including shares in entities that own real estate, provided certain conditions are met), and (i) 20% of the tax book value of its other investments.

(d)	As a general rule, the entity’s available profits should be distributed on a pro rata basis to its shareholders/participants within eight months following the end of the financial year. If there is a taxable loss, the amount of such loss will be carried forward for up to eight years to reduce the profits that have to be distributed in later years (distribution deficit). The entity’s available profits consist of its taxable profits less any offsettable distribution deficits. The general rule is that the taxable profits of an FBI are computed under the normal corporate income tax rules, with certain exceptions including inter alia:

(i)	reinvestment reserve: an FBI can form a so-called reinvestment reserve. Generally, the (positive) balance of capital gains and capital losses on items of investment, minus allocable costs may, subject to certain restrictions, be contributed to the reinvestment reserve. The amount contributed to the reinvestment reserve does not constitute taxable profits. As a result, a contribution to a reinvestment reserve reduces the amount of FBI’s taxable profits that need to be distributed;

(ii)	rounding-off reserve: an FBI is allowed to form a special reserve to round off its annual distribution obligation up to certain maximum amount; and

(iii)	an FBI cannot benefit from the participation exemption to investments in a subsidiary company.

(e)	Certain conditions apply on the composition of the FBI’s shareholders, whereby distinction is be made between “publicly traded funds” as described below under (i) and “private funds” as described under (ii) below:

(i)	If the shares or certificates of participation in the FBI are traded on a market for financial instruments pursuant to Article 1:1 of the Wft, or the FBI or its management company (beheerder) has been granted an investment institution licence pursuant to Article 2:65 of the Wft or is exempt from obtaining such a licence pursuant to Article 2:66 Paragraph 3 of the Wft the following (“light”) requirements generally apply:

(A)	45% or more of the shares or similar equity instruments of the FBI are not owned by a single entity (or two or more related entities[1],) which is liable to a profit tax or of which the profits are taxed at the level of its participants;

[1]	A related entity is defined as (i) an entity in which the taxpayer owns at least a one-third (equity) interest; (ii) an entity that owns at least a one-third (equity) interest in the taxpayer; and (iii) an entity in which a third entity owns at least a one-third (equity) interest while this third entity also owns a one-third (equity) interest in the taxpayer.

(B)	no individual has an equity interest of 25% or more in the FBI; and

(C)	no member of the management board is, or no more than one-half of the members of the supervisory board of the FBI are, also a member of the management board, supervisory board or an employee of an entity (itself not being a “publicly traded FBI) which owns, alone or together with a related entity, at least 25% of the shares/participations of the FBI

(ii)	If the shares or certificates of participation in the entity are not traded on a market for financial instruments pursuant to Article 1:1 Wft, or the entity or its management company has not been granted a licence pursuant to Article 2:65 Wft or is not exempt from obtaining such a licence pursuant to Article 2:66 Paragraph 3 Wft, the following (“strict”) requirements generally apply:

(A)	No single individual may own a ‘substantial shareholding’[1] in the FBI; and

(B)	75% or more of the shares in the FBI must be owned by either/or individuals, entities that are not liable to or exempt from a profit tax and of which the profits are not taxed at the level of its participants, and “publicly traded” FBIs.

For both categories of FBI’s the additional requirement applies that their shares are not owned for 25% or more by Dutch resident entities through the interposition of non-Dutch entities which have a capital divided into shares or non-Dutch mutual funds.

10.6.3. Obligations to fulfill to maintain the FBI status

Klépierre and Corio have confirmed with the relevant Dutch authorities that Corio and its relevant Dutch subsidiaries can maintain the FBI status while Klépierre will work towards to become a qualifying shareholder for purposes of the FBI regime. In order to become such a qualifying shareholder, Klépierre must meet all conditions to qualify as an FBI itself, including, but not limited to, meeting the annual distribution requirement, being only engaged in qualifying activities and satisfying the shareholder conditions. Within this “grace period” granted by the Dutch authorities, it is necessary for Klépierre to take appropriate measures so that it will qualify as an FBI. Reference is made to Section 10.6.2 (FBI Status).

As of the moment that Klépierre shall meet all FBI requirements, Corio will meet the shareholder conditions of the FBI regime. If the Offer is completed but Klépierre does not meet all conditions to qualify as an FBI in accordance with what has been agreed with the Dutch authorities, Corio and its relevant Dutch subsidiaries will no longer qualify as an FBI effective the 2015 accounting year. Such cancellation of the FBI regime would imply, among certain other consequences, that Corio and its relevant Dutch subsidiaries will be treated as regular taxpayers for Dutch corporate income tax purposes as of such moment. They would become liable to regular corporate income tax on profits and gains realised in accordance with Dutch tax accounting principles.

10.6.4. Other tax considerations

Dutch withholding at source on Corio’s dividends

A distribution of profits by Corio in whatever name or form is liable to 15% Dutch dividend tax. Dutch dividend tax is withheld at source. This implies that the legal recipient of the dividend is the person liable to Dutch dividend tax. Corio – or the paying agent instructed by Corio – is the withholding agent for purposes of this tax which must spontaneously withhold this tax from the gross amount distributed and remit this amount on self-assessment basis to the Dutch tax authorities. It must be noted that Corio qualifying as an FBI is required under the FBI conditions to annually distribute its taxable profits determined in accordance with Dutch tax accounting principles within eight months following the end of its tax year. Corio as an FBI applies a reinvestment reserve so that – in brief – the balance of capital gains and losses on a disposition of investments and non-realised revaluations gains and losses on securities is excluded from its taxable profits. Provided certain requirements are met, a repayment from the reinvestment reserve is not a taxable event for Dutch dividend tax but repayments from the reinvestment reserve cannot replace the annual obligatory distribution of taxable profits by an FBI.

[1]	An individual owns a ‘substantial shareholding’ if, generally speaking, he or his co-habiting partner owns shares representing 5% or more of the aggregate nominal paid-up share capital, or the nominal paid-up share capital of a class of shares, in the FBI.

A person owning shares in the capital of Corio must consult his own tax advisor to address such person’s ability to ask for a refund of Dutch dividend tax suffered or to credit the Dutch dividend tax suffered against his income tax or profit tax liability.

French tax ruling

The French tax authorities have confirmed on 20 October 2014 that Corio and its relevant subsidiaries can maintain their SIIC status irrespective of the implementation of the Transactions and that the Merger, if any, could be implemented under the French favorable tax regime provided for by article 208 C bis and 210 A of the French tax code. It is also envisaged to implement the merger under the French favorable tax regime provided for by article 816 of the French tax code in respect of French registration duties.

10.7. Information contained in the Prospectus sourced from a third party.

Not applicable.

10.8. Equivalence of information

In all significant respects, and insofar as necessary, the information contained in this Prospectus re-establishes the equality of access to information relating to the Group among the Company’s shareholders and investors.

11. RECENT EVENTS AND PERSPECTIVES

Information updates concerning the Company

Information concerning the Group is presented in the 2013 Registration Document, which is available free of charge at the Company’s registered office, on the Company’s website (www.klepierre.com) and on the website of the AMF (www.amf-france.org), and in the update of the 2013 Registration Document, which is available free of charge on the website of the AMF (www.amf-france.org).

Annex 1

Report from the statutory auditors on the pro forma financial information

Klépierre Société Anonyme 26 boulevard des Capucines 75009 PARIS

Statutory auditors’ report on the pro forma financial information as of June 30, 2014

Mazars 61, rue Henri Regnault 92075 Paris La Défense	Deloitte & Associés 185, avenue Charles-de-Gaulle 92200 Neuilly-sur-Seine

Klépierre

Société Anonyme

26, Boulevard des Capucines

75009 PARIS

Statutory auditors’ report on the pro forma financial information as of June 30, 2014

This is a free translation into English of the statutory auditors’ report on the pro forma financial information as of June 30, 2014 issued in the French language and is provided solely for the convenience of English speaking readers.

This report should be read in conjunction with, and is construed in accordance with, French law and professional standards applicable in France.

To the Chairman of the Management Board,

In our capacity as statutory auditors of your company and in accordance with Regulation (EC) N°809/2004, we hereby report on the pro forma financial information of Klépierre for the period from January 1, to June 30, 2014 set out in part [5] of the information document prepared in connection with the cross-border merger of Corio N.V. into Klépierre dated October 27, 2014 (the “document E”) and in part 10.5 of the note d’opération (securities notes) dated October 27, 2014 included in the prospectus dated October 27, 2014 prepared in connection with the admission to trading on the regulated market of Euronext Paris and Euronext Amsterdam of Klépierre shares to be issued as consideration for the contribution of Corio N.V. shares to Klépierre under the public exchange offer on Corio N.V.’s capital (the “prospectus”).

The pro forma financial information has been prepared, for illustrative purposes only, to provide information about how the combination of Klépierre and Corio N.V. might have affected the consolidated balance sheet of Klépierre as at June 30, 2014 and profit and loss account of the Company for the six month period ended June 30, 2014 had the transaction occurred on 1st January 2014. Because of its nature, the pro forma financial information addresses a hypothetical situation and, therefore, does not represent the company’s actual financial position or results had the transaction occurred at an earlier date than the contemplated date.

It is your responsibility to prepare the pro forma financial information in accordance with the requirements of Regulation (EC) N°809/2004 and ESMA’s recommendations on pro forma financial information.

It is our responsibility to provide, on the basis of our work, the opinion required by Annex II item 7 of Regulation (EC) N°809/2004 that the pro forma financial information has been properly compiled.

We performed those procedures which we considered necessary having regard to the professional guidance of the Compagnie nationale des commissaires aux comptes (French Institute of Statutory Auditors) for this type of engagement. Our work, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents as described in the notes to the pro forma financial information, considering the evidence supporting the pro forma adjustments and discussing the pro forma financial information with the management of Klépierre in order to gather such information and explanations that we considered necessary.

In our opinion:

a) The pro forma financial information has been properly compiled on the basis stated; and

b) That basis is consistent with the accounting policies of the issuer.

This report has been prepared solely for use in connection with the registration of the document E with the Autorité des Marchés Financiers (AMF) and with the admission to trading on a regulated market, or a public offer, of the Klépierre shares in France, in the Netherlands and in other EU member states in which the prospectus approved by the AMF would be notified and cannot be used for any other purpose.

Paris, La défense and Neuilly-sur-Seine, October 24, 2014
The statutory auditors

Mazars Gilles Magnan	Deloitte & Associés Joël Assayah

Report from the statutory auditors in accordance with Article L.225-148 of the French commercial code

KLEPIERRE

Statutory auditors’ report on the conditions and effects of the capital increase as consideration for the CORIO N.V. shares contributed to the public exchange offer

DELOITTE & ASSOCIÉS                         MAZARS

DELOITTE & ASSOCIÉS

SIEGE SOCIAL:

185 AV CHARLES DE GAULLE

92200-NEUILLY-SUR-SEINE

MAZARS

SIÈGE SOCIAL:

61 RUE HENRI REGNAULT

92400 - COURBEVOIE

KLEPIERRE

Société anonyme au capital de 279 258 476 €

Siège social : 26 boulevard des Capucines 75009 Paris

RCS : 780 152 914 RCS Paris

Statutory auditors’ report on the conditions and effects of

the capital increase as consideration for the CORIO N.V.

shares contributed to the public exchange offer

DELOITTE & ASSOCIÉS                     MAZARS

Statutory auditors’ report on the conditions and effects of the capital increase as consideration for the CORIO N.V. shares contributed to the public exchange offer

To the Shareholders,

In our capacity as Statutory Auditors of Klépierre (hereinafter the “Company”) and pursuant to the provisions of Article L. 225-148 of the French Commercial Code, we hereby present to you our report on the conditions and effects of the capital increase as consideration for 100,776,951 shares of Corio N.V., the maximum number of shares contributed to the public exchange offer initiated by your Company (the “Offer”).

This report is inserted in the prospectus dated October 27, 2014 prepared for the admission for trading on a regulated market of Euronext Paris and Euronext Amsterdam of the Klépierre shares created as consideration for the shares contributed to the public exchange offer covering the Corio N.V. shares (the “Prospectus”).

As indicated in section 4.6 of the Prospectus, the extraordinary shareholders’ meeting of Klépierre, will be asked to vote on December 11, 2014, on the 1st resolution relating to the delegation of powers granted to the Management Board, with an option to sub-delegate such powers, to issue a maximum of 114,885,724 Klepierre shares as consideration for the shares contributed in the event of a public exchange offer of the Company on the shares of Corio N.V. The maximum corresponding capital increase shall be a maximum nominal amount of 160,840,013.60 euros.

Pursuant to Article L225-148 of the French Commercial Code, the Company is responsible for preparing the Prospectus set forth in the aforementioned article of the French Commercial Code. Our role is to give our opinion on the conditions and effects of the issue as described in the Prospectus.

We have performed the procedures we deemed necessary in terms of the relevant professional guidelines of the French National Institute of Statutory Auditors (Compagnie nationale des commissaires aux comptes) relating to this engagement. These procedures consisted in verifying the information set forth in the Prospectus prepared for this transaction describing the conditions of the issue and its effects on dilution.

We have no comments to make on the conditions of the issue and its effects on dilution.

Neuilly-sur-Seine and Paris – La Défense, October 27, 2014

The Statutory Auditors

Mazars	Deloitte & Associés

Gilles Magnan	Joël Assayah	José-Luis Garcia

Schedule 2

Exempt investors in U.S. jurisdictions

Alabama	Any bank, savings institution, credit union, trust company, insurance company, investment company as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), pension or profit-sharing trust or other financial institution or institutional buyer, or any dealer, whether acting for itself or in some fiduciary capacity.

Alaska	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust or other financial institution or institutional buyer, whether acting for itself or as trustee, or any broker-dealer.

Arizona	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit sharing trust, other financial institution or institutional buyer, including a “qualified institutional buyer” as defined in Rule 144A(a)(1)(i) under the Securities Act of 1933, as amended (the “Securities Act”), or dealer, whether the purchaser is acting for itself or in a fiduciary capacity.

Arkansas	Any bank, savings institution, savings and loan associations, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, or other financial institution or institutional buyer, whether acting for itself or as trustee, or any broker-dealer.

California	Any bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act, pension or profit-sharing trust (other than a self employed individual retirement plan), or other institutional investor or governmental agency or instrumentality designated by rule as follows: (1) the Federal government, any agency or instrumentality of the Federal government, any corporation wholly-owned by the Federal government, any state, any city, city and county, or county, or any agency or instrumentality of a state, city, city and county, or county, or any state university or state college, and any retirement system for the benefit of employees of any of the foregoing; (2) any organization described in Section 501(c)(3) of the Internal Revenue Code which has total assets (including endowment, annuity and life income funds) of not less than $5,000,000 according to its most recent audited financial statement; (3) any corporation having a net worth on a consolidated basis, according to its most recent audited financial statement, of not less than $14,000,000; and (4) any wholly-owned subsidiary of any of the investors listed in (2) or (3) above.

Colorado	Any (1) depository institution (defined as a (i) bank; or (ii) savings institution, trust company, credit union or similar institution that is organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state of the United States if its deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund); (2) insurance company or separate account of an insurance company; (3) investment company, business development company, or private business development company, each as defined in the Investment Company Act; (4) employee pension, profit-sharing or benefit plan if the plan has total assets in excess of $5,000,000 or its investment decisions are made by a named fiduciary as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), a depository institution or an insurance company; (5) an entity (other than an individual) a substantial part of whose business activities consist of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue which has assets in excess of $5,000,000 as of the end of its latest fiscal year; (6) small business investment company licensed under the Small Business Investment Act of 1958, as amended (the “Small Business Investment Act”), or (7) other institutional buyer; in each case of (1)-(7) above, whether acting for itself or in a fiduciary capacity; or (8) any broker-dealer.

Connecticut	Any bank and trust company, national banking association, savings bank, savings and loan association, federal savings and loan association, federal savings bank, credit union, federal credit union, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, or other financial institution or institutional buyer, whether acting for itself or as trustee, or any broker-dealer.

Delaware	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional buyer, which includes: (i) an accredited investor, as that term is defined in Rule 501(a)(1)-(4), (7) and (8) of Regulation D under the Securities Act, excluding, however, any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors as defined in Rule 501(a)(5) and (6) of Regulation D; (ii) any Qualified Institutional Buyer as defined in Securities Act Rule 144A; and (iii) a corporation, partnership, trust, estate, or other entity (excluding individuals) having a net worth of not less than $5,000,000 or a wholly-owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the securities offered, in each case whether acting for itself or as trustee, or any broker-dealer.

District of Columbia	Any (1) depository institution ; (2) insurance company or separate account of an insurance company; (3) investment company or business development company defined in the Investment Company Act; (4) pension or profit-sharing trust; or employee pension, profit-sharing or benefit plan if: (i) the plan has total assets in excess of $5,000,000 or (ii) its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company; (5) “qualified institutional buyer” as defined in Securities Act Rule 144A; (6) broker-dealer; (7) “accredited investor” as defined in Securities Act Rule 501(a); or (8) limited liability company with net assets of at least $500,000; or other financial institution or institutional buyer, in each case whether acting for itself or in a fiduciary capacity.

Florida	Any bank, trust company, savings institution, insurance company, investment company as defined by the Investment Company Act, pension or profit-sharing trust, qualified institutional buyer as defined in Securities Act Rule 144A(a), dealer, whether any of such entities is acting in its individual or fiduciary capacity.

Georgia	Any (1) depository institution; (2) international banking institution (an international financial institution of which the United States is a member and whose securities are exempt from registration under the Securities Act); (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Guam	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, or other financial institution or institutional buyer, whether acting for itself or as trustee, or any broker-dealer.

Hawaii	Any (1) depository institution ; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Idaho	Any (1) depository institution ; (2) trust company organized or chartered under the laws of Idaho; (3) international banking institution; (4) insurance company or separate account of an insurance company; (5) investment company as defined in the Investment Company Act; (6) broker-dealer registered under the Securities Exchange Act; (7) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (8) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (9) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (10) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (11) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (12) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (13) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (14) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Illinois	Any (1) corporation, (2) bank, savings bank, savings institution, savings and loan association, building and loan association or trust company, (3) insurance company, (4) dealer, (5) pension fund, pension trust or employees’ profit-sharing trust, (6) other financial institution (including, but not limited to, a manager who exercises sole investment discretion on behalf of other than natural persons with respect to more than 10 investment accounts which have a fair market value of $10 million as of the end of the preceding calendar month) or institutional investor (including, but not limited to, (i) an investment company, university or other organization whose primary purpose is to invest its own assets or as a fiduciary, (ii) a trust account or individual or group retirement account, in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity, and (iii) a foundation or endowment fund exempt from taxation under the Internal Revenue Code, a principal business function of which is to invest funds to produce income to carry out the purpose of the foundation or fund), or (7) any government or political subdivision or instrumentality thereof; in each case of (1) — (7) above, whether acting for itself or in some fiduciary capacity; or (8) a partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities, (9) a trust in respect of which a bank or trust company is trustee or co-trustee, (10) an employee benefit plan within the meaning of ERISA provided (i) the investment decision is made by a plan fiduciary (as defined in ERISA) which is a bank, savings and loan association, insurance company, investment adviser registered under the laws of the State of Illinois or under the Investment Advisers Act, (ii) the plan has total assets in excess of $5,000,000, or (iii) in the case of a self-directed plan, investment decisions are made solely by persons described herein or are natural persons who have a (joint with spouse) net worth in excess of $1,000,000, or who had (joint with spouse) income in excess of $200,000 in each of the two most recent years and who reasonably expect to have such income in the current year, or any entity in which at least 90 percent of the equity interest is owned by such natural persons who meet either of the foregoing tests, or any natural persons who are directors or executive officers of the issuer of the securities offered, (11) a plan established and maintained by and for the benefit of the employees of any state or political subdivision or agency or instrumentality thereof if the plan has total assets in excess of $5,000,000, (12) an organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust, or partnership, if in each case total assets are in excess of $5,000,000, or (13) an entity in which at least 90 percent of the equity is owned by persons described above or any natural persons described in (10)(iii) above.

Indiana	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Iowa	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $5 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $50 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $5 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $5 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $5 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Kansas	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Kentucky	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional buyer, including qualified institutional buyer as defined in Securities Act Rule 144A, or broker-dealer, whether acting for itself or in some fiduciary capacity.

Louisiana	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, real estate investment trust, small business investment corporation, pension or profit-sharing plan or trust, other financial institution, or dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Maine	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under

Section 301(c) of the Small Business Investment Act with total assets in excess of $5 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $5 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Maryland	Any investment company as defined in the Investment Company Act, investment adviser with assets under management of not less than $1,000,000, a broker-dealer, bank, trust company, savings and loan association, insurance company, employee benefit plan with assets of not less than $1,000,000, or governmental agency or instrumentality, whether acting for itself or as a trustee or a fiduciary with investment control, or other institutional investor designated as (i) an “accredited investor” as defined in Securities Act Rule 501(a)(1)-(4), (7) and (8) or (ii) a “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i).

Massachusetts	Any (1) bank, savings institution or trust company, (2) insurance company, (3) investment company as defined in the Investment Company Act, (4) pension or profit-sharing trust, (5) broker-dealer, or (6) other financial institution or institutional buyer, including (i) a small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act, (ii) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act, (iii) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (iv) an entity with total assets in excess of $5 million which is either (A) a company (whether a corporation, Massachusetts or similar business trust, partnership, limited liability company or limited liability partnership) not formed for the specific purpose of acquiring the securities offered, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions are made my persons who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment or (B) an organization described in section 501(c)(3) of the Internal Revenue Code, and (v) a “qualified institutional buyer” as defined in Securities Act Rule 144A; in each case whether acting for itself or as trustee.

Michigan	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $2.5 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $2.5 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $2.5 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $2.5 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $2.5 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $2.5 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $2.5 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Minnesota	Any (1) depository institution; (2) international banking institution (an international financial institution of which the United States is a member and whose securities are exempt from registration under the Securities Act); (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case of (1)-(13) above, whether acting for itself or in a fiduciary capacity; or (14) any “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Mississippi	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Missouri	Any (1) depository institution; (2) a trust company organized or chartered under the laws of this state; (3) international banking institution ; (4) insurance company or separate account of an insurance company; (5) investment company as defined in the Investment Company Act; (6) broker-dealer registered under the Securities Exchange Act; (7) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (8) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (9) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (10) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (11) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (12) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (13) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (14) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Montana	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional buyer, including qualified institutional buyer as defined in Securities Act Rule 144A, or broker-dealer, whether acting for itself or in a fiduciary capacity.

Nebraska	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust (defined as an employee benefit plan within the meaning of ERISA if the investment decision is made by a plan fiduciary which is a bank, insurance company, or registered investment advisor, or if the plan has total assets in excess of $5,000,000), or other financial institution or institutional buyer (including, but not limited to, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, and a Small Business Investment Company licensed by the U.S. Small Business Administration pursuant to the Small Business Investment Company Act), an individual accredited investor (which includes an accredited investor as defined in Rule 501(a)(4), (5) or (6) of Regulation D under the Securities Act), or any broker-dealer, whether acting for itself or in some fiduciary capacity.

Nevada	Any (1) depository institution, (2) insurance company or separate account of an insurance company, (3) investment company as defined in the Investment Company Act, (4) employee pension, profit-sharing, or benefit plan provided the plan has total assets in excess of $5,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company, (5) any other institutional buyer, (6) broker-dealer, or (7) “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; in each case, whether acting for itself or in a fiduciary capacity other than as an agent.

New Hampshire	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, venture capital company which operates a small business investment company under the Small Business Investment Act, or other financial institution, or institutional buyer (which is interpreted as an organization or person with net worth of more than $25 million (as computed in accordance with New Hampshire rules)), or any broker-dealer; whether acting for itself or in some fiduciary capacity.

New Jersey	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional buyer, including a qualified institutional buyer as defined in Securities Act Rule 144A, whether acting for itself or as trustee, or any broker-dealer.

New Mexico	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

New York	Any state or national bank, trust company or savings institution incorporated under the laws and subject to the examination, supervision and control of any state or of the United States or of any insular possession thereof, any dealer or broker.

North Carolina	Any entity which has a net worth in excess of $1,000,000 as determined by generally accepted accounting principles, bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any dealer, whether acting for itself or as trustee.

North Dakota	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Ohio	Any licensed broker-dealer, corporation, bank, insurance company, pension fund or pension fund trust, employees’ profit-sharing fund or trust, any association engaged as a substantial part of its business or operations in purchasing or holding securities, a “qualified institutional buyer” as defined in Securities Act Rule 144A(a), or any trust in respect of which a bank is trustee or co-trustee

Oklahoma	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Oregon	Any bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, other financial institution or institutional buyer, broker-dealer, mortgage broker or mortgage banker, or qualified institutional buyers defined in Securities Act Rule 144A, whether the purchaser is acting for itself or in some fiduciary capacity when the purchaser has discretionary authority to make investment decisions.

Pennsylvania	Any bank, insurance company, pension or profit-sharing plan or trust (except a municipal pension plan or system), investment company as defined in the Investment Company Act, or any person, other than an individual, which controls any of the foregoing, the Federal Government, State or any agency or political subdivision thereof, except public school districts of Pennsylvania, or any broker-dealer, whether acting for itself or in some fiduciary capacity, or as designated as an “institutional investor” by rule: any corporation or business trust, or any wholly-owned subsidiary of such person, which has been in existence for 18 months and has a tangible net worth on a consolidated basis, as reflected in its most recent audited financial statements, of not less than $10,000,000; any college, university or other public or private institution which has received exempt status under Section 501(c)(3) of the Internal Revenue Code of 1954, as amended, and which has a total endowment of trust funds (including annuity and life income funds) of not less than $5,000,000 according to its most recent audited financial statements; a wholly-owned subsidiary of a bank; a small business investment company as defined in the Small Business Investment Act which has total capital of not less than $1,000,000 or is controlled by institutional investors; a seed capital fund, as defined in the Small Business Incubators Act; a business development credit corporation, as defined in the Business Development Credit Corporation Law; a person whose securityholders consist solely of institutional investors; and a qualified institutional buyer as defined in Securities Act Rule 144A.

Puerto Rico	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Companies Act of Puerto Rico, pension trust or those participating in the benefits, or other financial institution or institutional buyer, including qualified institutional buyer as defined in Securities Act Rule 144A, whether acting for itself or as trustee, or any broker-dealer.

Rhode Island	Any (1) depository institution; (2) insurance company or separate account of an insurance company; (3) investment company as defined in the Investment Company Act; (4) employee pension, profit-sharing or benefit plan if (a) the plan has total assets in excess of $5,000,000 or (b) investment decisions are made by a plan fiduciary (as defined in ERISA) which is either a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution, or an insurance company; or (5) other institutional buyer, including a qualified institutional buyer as defined in Securities Act Rule 144A; in each case of (1)-(5) above, whether acting for itself or in a fiduciary capacity; or (6) a broker-dealer.

South Carolina	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

South Dakota	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Tennessee	Any bank, trust company, insurance company, investment company registered under the Investment Company Act, a holding company which controls any of the foregoing, a trust or fund over which any of the foregoing has or shares investment discretion, a pension or profit sharing plan, or any other person engaged as a substantial part of its business in investing in securities, provided in each case that such person has a net worth of more than $1,000,000, or any broker-dealer

Texas	Any (1) bank, trust company, building and loan association, or savings institution; (2) insurance company or surety or guaranty company; (3) investment company as defined in the Investment Company Act; (4) small business investment company as defined in the Small Business Investment Act; (5) any registered dealer actually engaged in buying and selling securities; (6) “accredited investor” as defined in Securities Act Rule 501(a)(1)-(4), (7) and (8), which includes (i) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (ii) a private business development plan as defined in Section 202(a)(22) of the Investment Advisers Act, (iii) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5 million, (iv) an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Securities Act Rule 501 (excluding any self directed employee benefit plan with investment decisions made solely by natural persons who are “accredited investors” by virtue of income or net worth), (v) any trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, as described in Securities Act Rule 506(b)(2)(ii), and (vi) any entity in which all of the equity owners are accredited investors; (7) corporation, partnership, trust, estate or other entity (excluding individuals) having net worth of not less than $5 million, or a wholly-owned subsidiary of such entity, provided the entity was not formed for the purpose of acquiring the securities offered; and (8)“qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1); provided, in each case, that the purchaser is acting for its own account or as a bona fide trustee of a trust organized and existing other than for the purpose of acquiring the securities offered.

Utah	Any depository institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional investor, including a “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1), in each case, whether acting for itself or as trustee, or any broker-dealer.

Vermont	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); or (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case whether acting for itself or in a fiduciary capacity.

Virginia	Any corporation, investment company or pension or profit-sharing trust, or any broker-dealer.

Washington	Any (1) bank, savings institution or trust company, (2) insurance company, (3) investment company as defined in the Investment Company Act, (4) pension or profit-sharing trust, (5) other financial institution or institutional buyer, including (i) a corporation, business trust or partnership or wholly owned subsidiary of such an entity, which has been operating for at least 12 months and has a net worth on a consolidated basis of at least $10 million as determined by its most recent audited financial statements, which statements are dated within 16 months of the sale of the securities offered, (ii) an entity exempt under Section 501(c)(3) of the Internal Revenue Code which has a total endowment or trust funds of $5 million or more according to its most recent audited financial statements, which statements are dated within 16 months of the sale of the securities offered, (iii) a wholly owned subsidiary of a bank, savings institution, insurance company or investment company as defined in the Investment Company Act, and (iv) a “qualified institutional buyer” as defined in Securities Act Rule 144A; or (6) broker-dealer, whether acting for itself or in some fiduciary capacity.

West Virginia	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust or other financial institution or institutional buyer, which is defined as (i) a corporation, business trust, partnership, limited liability company, limited liability partnership or a wholly owned subsidiary of any of the aforementioned entities, which entity has been operating on a continuing basis for at least twelve (12) months and has a net worth of at least $5 million, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions are made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investment; (ii) an entity which has been granted exempt status under Section 501(c)(3) of the Internal Revenue Code, which entity has been operating on a continuing basis for at least 12 months and has a net worth of at least $5 million, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions are made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investment; (iii) a Small Business Investment Company licensed under the Small Business Investment Act; (iv) a private business development company as defined by the Investment Advisers Act; (v) a Business Development Company as defined by the Investment Company Act; (vi) any wholly-owned subsidiary of a bank, savings institution, insurance company or investment company as defined by the Investment Company Act; and (vii) a “Qualified Institutional Buyer” as defined in Securities Act Rule 144A; in each of the foregoing cases, whether acting for itself or as trustee; or any broker-dealer.

Wisconsin	Any (1) depository institution; (2) international banking institution; (3) insurance company or separate account of an insurance company; (4) investment company as defined in the Investment Company Act; (5) broker-dealer registered under the Securities Exchange Act; (6) employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees if the plan has total assets in excess of $10 million or its investment decisions are made by a duly designated public official or by a named fiduciary as defined in ERISA that is a broker-dealer registered under the Securities Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under the laws of this state, a depository institution, or an insurance company; or a trust with total assets in excess of $10 million, if its trustee is a depository institution, and its participants are exclusively plans of the types identified in either of the immediately preceding two subsections hereof, regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans; (7) organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, including organizations described in subsection 501(c)(3) of the Internal Revenue Code, corporations, Massachusetts trusts or similar business trusts, limited liability companies, or partnerships; (8) small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act with total assets in excess of $10 million; (9) private business development company as defined in Section 202(a)(22) of the Investment Advisers Act with total assets in excess of $10 million; (10) federal covered investment adviser acting for its own account or, if the investment adviser has investments under management in excess of $100 million, acting for the account of others pursuant to discretionary authority; (11) “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), other than subsection (H) thereof; (12) “major United States institutional investor” as defined in Securities Exchange Act Rule 15a-6(b)(4)(i); (13) any other person, other than an individual, of institutional character with total assets in excess of $10 million not organized for the specific purpose of evading the laws of this state; in each case of (1)-(13) above, whether acting for itself or in a fiduciary capacity; or (14) an accredited investor as defined in Securities Act Rule 501(a)(1), (2), (3), (7) or (8) .

Wyoming	Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act, pension or profit-sharing trust, other financial institution or institutional buyer, including a “qualified institutional buyer” as defined in Securities Act Rule 144A(a)(1)(i), in each case, whether acting for itself or as trustee, or any broker-dealer.

Annexe 3

Report from the statutory auditors pursuant to Article L.225-148 of the French commercial code

KLEPIERRE

Rapport des Commissaires aux comptes sur les

conditions et les conséquences de l’augmentation du

capital à l’effet de rémunérer les titres de la société

CORIO N.V. apportés à l’offre publique d’échange

DELOITTE & ASSOCIES	MAZARS

DELOITTE & ASSOCIES

SIEGE SOCIAL:

185 AV CHARLES DE GAULLE

92200-NEUILLY-SUR-SEINE

MAZARS

SIEGE SOCIAL:

61 RUE HENRI REGNAULT

92400 - COURBEVOIE

KLEPIERRE

Société anonyme au capital de 279 258 476 €

Siège social: 26 boulevard des Capucines 75009 Paris

RCS: 780 152 914 RCS Paris

Rapport des Commissaires aux comptes sur les

conditions et les conséquences de l’augmentation du

capital à l’effet de rémunérer les titres de la société

CORIO N.V. apportés à l’offre publique d’échange

DELOITTE & ASSOCIES	MAZARS

Rapport des Commissaires aux comptes sur les conditions et les conséquences de l’augmentation du capital à l’effet de rémunérer les titres de la société CORIO N.V. apportés à l’offre publique d’échange

Aux actionnaires,

En notre qualite de commissaires aux comptes de la société Klépierre (ci-après la « Société ») et en application des dispositions de l’article L. 225-148 du code de commerce, nous vous présentons notre rapport sur les conditions et les conséquences de l’augmentation du capital à l’effet de rémunérer un nombre maximum de 100.776.951 actions de la société Corio N.V., apportés à l’offre publique d’échange initiée par votre Société (« l’Offre »).

Ce rapport est inséré dans le prospectus daté du 27 octobre 2014 établi à l’occasion de 1’admission à la négociation sur le marché réglementé d’Euronext Paris et d’Euronext Amsterdam des actions Klépierre créés en rémunération des actions apportées à l’offre publique d’échange portant sur les actions Corio N.V. (le « Prospectus »).

Comme indiqué au paragraphe 4.6 du prospectus, l’assemblée générale extraordinaire de Klépierre, sera appeléé à statuer le 11 décembre 2014, sur la lére résolution relative à la délégation de compétence octroyée au directoire, avec faculté de subdélégation, à L’effet d’émettre un maximum de 114.885.724 actions Klepierre en rémunération des titres apportés en cas d’offer publique d’échange de la Société sur les actions de la société Corio N.V. Le montant nominal total de l’augmentation de capital correspondante sera d’un montant nominal maximal de 160.840.013,60 euros.

Il appartient à votre Société de préparer le prospectus prévu à l’article L225-148 du code de commerce. Il nous appartient de donner notre avis sur les conditions et les conséquences de l’émission qui y sont présentées.

Nous avons mis en oeuvre les diligences que nous avons estimé nécessaires au regard de la doctrine professionnelle de la Compagnie nationale des commissaires aux comptes relative à cette mission. Ces diligences ont consisté à vèrifier les informations données dans le prospectus établi à l’occasion de cette opération et décrivant les conditions de l’émission et ses conséquences sur la dilution.

La présentation des conditions de I’émission et de ses conséquences sur la dilution n’appelle pas d’observation de notre part.

Fait à Neuilly-sur-Seine et Paris — La Défense, le 27 octobre 2014

Les Commissaires aux Comptes

Mazars	Deloitte & Associés

Gilles Magnan	Joël Assayah	José-Luis Garcia